UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BIOGEN INC.
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NOTICE OF

2024 Annual Meeting of

Stockholders and Proxy Statement

Thursday, June 20, 2024

9:00 a.m. Eastern Time

To be held online at:

www.virtualshareholdermeeting.com/BIIB2024

April 26, 2024

Dear Fellow Stockholders

Last year, the first full year under the leadership of our current Chief Executive Officer (CEO), Biogen focused on delivering for stockholders by delivering for patients:

•

In April we received accelerated U.S. Food and Drug Administration (FDA) approval for QALSODY, the first treatment to target a genetic cause of amyotrophic lateral sclerosis (ALS) in adults who have a mutation in the superoxide dismutase 1 (SOD1) gene. QALSODY became commercially available shortly thereafter.

•

In July we announced the acquisition of Reata Pharmaceuticals Inc. (Reata), adding SKYCLARYS – which had just received FDA approval as the only treatment indicated for patients with Friedreich’s ataxia –to our global portfolio of treatments for neuromuscular and rare diseases.

•

Also in July, we and our collaboration partner Eisai Co., Ltd. (Eisai) received traditional FDA approval of LEQEMBI, an anti-amyloid antibody for the treatment of Alzheimer’s disease which had received accelerated approval six months earlier. Subsequently, the Centers for Medicare & Medicaid Services (CMS) confirmed broad coverage of the treatment. LEQEMBI was also approved in Japan in September.

•

In August we and our collaboration partner Sage Therapeutics, Inc. (Sage) received FDA approval for ZURZUVAE, the first and only oral, once-daily, 14-day treatment that can provide rapid improvement in depressive symptoms for women with post-partum depression (PPD).

As our business evolves, we have worked to align our costs with our business plan as we strive to return to sustainable growth. In 2023 we launched “Fit for Growth”, an initiative that prioritized decision-making, agility, accountability and cost savings. We expect Fit for Growth to achieve approximately $1 billion in gross cost reductions by the end of 2025, and this initiative has enabled us to reinvest part of those savings in key growth drivers, new capabilities and potential future medicines.

Over the long term, our success will also require more than merely doing excellent science, bringing important therapies to market, and managing for continued financial strength. Biogen aspires to be a positive presence wherever we operate, building stronger and healthier communities through employee volunteerism, grants from the Biogen Foundation, and programs like Community Labs, which introduces students to the wonders of science. We also remain committed to advancing health equity by helping people who are underrepresented or underserved gain access to quality health care at every stage of the patient journey. We are providing access to investigational therapies, increasing participation of underrepresented populations in clinical trials and supporting Early Access Programs (EAP) and compassionate use initiatives.

As I close my first year as the Chair of the Board (Board), I want to thank my predecessor Stelios Papadopoulos for the strong foundation he helped build. As a Board – indeed, as a global company – we benefit from diverse perspectives, backgrounds, and experience in life sciences and global innovation. We are better able to deliver for stockholders because our Board has both the willingness to embrace, and the capabilities to address, the challenges Biogen will face as we focus on returning to sustainable growth. Over the past year we continued to burnish both of those strengths by refreshing the leadership of the Board and the membership and leadership of the committees, and – as of January 2024 when Monish Patolawala, the President and Chief Financial Officer of 3M Company, joined the Board – by adding two new independent directors since the beginning of 2023.

Together with my colleagues on the Board and the executive leadership team, I look forward to helping Biogen deliver more for patients and for stockholders in 2024 and beyond. Thank you for your continued support of our efforts.

Caroline Dorsa

Chair of the Board

On behalf of the Board of Directors of Biogen Inc.

Our Track Record of Responsiveness to Stockholder Feedback

Our Track Record of Responsiveness to Stockholder Feedback

Our Board values the views of our stockholders and other stakeholders, and we solicit input from them throughout the year. In line with past practice, we sought and received detailed feedback from our stockholders after the 2023 Annual Meeting. We received feedback on a range of topics including specific aspects of our business strategy, capital allocation, corporate governance, executive compensation and our Environmental, Social and Governance (ESG) initiatives. The stockholder engagement calls were led by our Board and Corporate Governance Committee (CGC) Chair and attended by the Chairs of the Compensation and Management Development Committee (CMDC) and/or Audit Committee and/or other independent directors.

Stockholder Outreach Following the 2023 Annual Meeting
We reached out to our top 40 stockholders who collectively owned:	65% of O/S Stock[1]	Which included 20 stockholders who voted Against 2023 Say on Pay
We had 15 discussions with stockholders who collectively owned:	47% of O/S Stock[1]	Which included 7 stockholders who voted Against 2023 Say on Pay
Independent Directors, including our Board and CGC Chair, and Chairs of the CMDC and/or Audit Committee	Participated in 100% of these calls

The feedback and perspectives received from stockholders during these meetings were shared with the Board and served as an input to discussions at the Board and its committees, and ultimately informed decisions we made and actions we took.

The table below provides a summary of the recent feedback we received from stockholders, and how the Board incorporated that feedback into its actions and how these actions protect and enhance stockholder value.

1 As of December 31, 2023.

2024 Proxy Statement	-i-

Our Track Record of Responsiveness to Stockholder Feedback

Stockholder Feedback “What We Heard”	Actions Taken “What We Did”	Impact of Action “Why It Is Important”
Incentives should reward executives for company performance and align payouts with stockholder value creation	✓ 92% of CEO 2024 pay and 83% of our current named executive officers (NEOs) 2024 pay is linked to either performance against preset goals or stockholder value creation	✓ Supports continued focus on the company’s strategy ✓ Supports alignment of interests between NEOs and stockholders
Most stockholders, with a few exceptions, noted they prefer performance-based equity be the majority of annual equity awards	✓ Our long-term incentive (LTI) program consists of performance stock units (PSUs) and restricted stock units (RSUs). For 2024, increased weighting of PSUs to comprise 60% of LTI equity grants compared to 50% in 2023	✓ Strengthens alignment of interests between NEOs and stockholders
Many stockholders voiced that PSUs should contain additional performance metrics to provide a more balanced assessment of company performance

✓ For 2024 LTI grants, added an operationally focused metric based on the compound annual growth rate of our adjusted earnings per share (EPS) weighted at 50% of PSU performance

✓ Expanded our 2024 relative total shareholder return (rTSR) comparator group to better align with market practices while weighting rTSR at 50% of PSU performance

✓ Better align incentive payouts with long-term company performance by providing a more balanced measurement of company performance
Some stockholders voiced their preference for a simpler bonus plan framework, and that annual performance plan metrics should measure more than just financial performance, with pipeline metrics being commonly supported. There was mixed support for ESG metrics, and stockholders voiced support for continued market access expansion

✓ The 2024 Annual Bonus Plan continues to go beyond financial performance measurement, including pipeline, health equity and diversity, equity and inclusion (DE&I) metrics.

✓ The 2024 Bonus Plan contains a simplified framework linking short-term compensation with performance.

✓ The 2024 Bonus Plan’s ESG goal includes metrics focused on clinical trial diversity, expanding global market access for spinal muscular atrophy (SMA) patients, and workforce DE&I initiatives

✓ Aligns NEO focus on broad short-term goals which supports long-term performance

✓ Annual bonus plan multiplier is based on company performance which is assessed against quantifiable preset goals focused on financial performance and pipeline value creation

Many stockholders expressed dissatisfaction with the disclosure we provided about the Board changes in connection with the 2023 Annual Meeting and our process for choosing nominees to serve on the Board

✓ The CGC led by its new Chair adopted an enhanced nomination process that (i) leverages the Board’s succession and refreshment practices to identify skills and expertise needed on the Board, (ii) uses an independent search firm to support the CGC in conducting a broad search through a diverse pool of potential candidates and to evaluate and conduct diligence on potential candidates and (iii) provides stockholders with greater transparency on the nomination process and its objectives

✓ Enhanced process used to identify, assess and nominate a new director in November 2023

✓ Goal is to ensure that the Board has the skills, backgrounds, diversity and experience necessary to fulfill its responsibilities and provide independent oversight of management

✓ Supports independent, comprehensive and transparent Board search and nomination process

Greater transparency regarding our Board and management succession planning, Board refreshment practices

✓ Since the 2023 Annual Meeting we have changed our Board Chair and the Chairs of all of our standing committees

✓ Added 5 of our independent directors since 2019

✓ Eliminated age-based offer of resignation policy

✓ New director tenure policy seeks to maintain an average tenure of 10 years or less for independent directors

✓ Board is constantly evaluating its membership to determine that it has the right mix of skills, backgrounds, diversity and experience

✓ New director tenure policy supports more deliberate Board succession planning based on annual assessment of director skills and experiences rather than the offer of resignation required under our former age-based policy

2024 Proxy Statement	-ii-

Our Track Record of Responsiveness to Stockholder Feedback

	✓ Added additional disclosure regarding our Board and management succession planning and Board refreshment practices	✓ Provides greater transparency to our stockholders regarding our Board and management succession planning and Board refreshment practices
Ensure directors have the time to focus on oversight responsibilities	✓ Reduced the number of public company boards our non-CEO directors are allowed to serve on to 4 from 5 (Biogen plus three outside public company boards; our CEO can serve on one public company board)	✓ Goal is to ensure that each director has sufficient time to focus on the needs of the Board

Board Actions Rationale

Executive Compensation: During post-2023 Annual Meeting stockholder engagement, many stockholders conveyed a preference that our performance incentives include metrics that provide a more balanced assessment of company performance.

When evaluating changes to the design of our PSUs and informed by stockholder feedback, the CMDC added an operationally focused performance goal based on a three-year adjusted non-GAAP EPS that would further strengthen the link between pay and company performance. Further, the CMDC expanded the rTSR comparator group to better align with market practices. Finally, for 2024, the CMDC increased the weighting of PSUs to comprise 60% of LTI equity grants.

Corporate Governance: Many stockholders voiced dissatisfaction with the disclosure we provided about Board changes made in connection with the 2023 Annual Meeting and the level of disclosure about the process we used for choosing nominees to serve on the Board. In addition, stockholders requested more disclosure about Board and management succession planning, and the Board’s refreshment practices.

Informed by stockholder feedback, we made a range of changes to our corporate governance policies and practices. You will also see additional disclosure in this proxy statement about these changes.

The CGC, led by its new Chair, adopted an enhanced nomination process to identify candidates that possess the skills, background, diversity and experience to contribute to the Board and its committees. Our enhanced process begins with an assessment by the CGC of the skills and experience needed on the Board and leverages independent search firms to access a broad network of candidates and evaluate and conduct diligence on potential candidates. Potential candidate(s) are made available to be interviewed by all members of the Board prior to being nominated by the CGC for approval by the Board. Our newest director, Monish Patolawala, was identified and appointed to the Board under this updated process.

Additionally, we expanded our disclosures regarding our Board refreshment practices and Board and management succession planning processes. To enable a more deliberate Board succession planning process, after the 2023 Annual Meeting, the Board eliminated the bright-line age-based offer of resignation policy in favor of seeking to maintain an average tenure of 10 years or less for our independent directors. The Board believes that managing for overall independent director tenure strikes a better balance between retaining directors with deep knowledge of the company and adding directors with different skills and a fresh perspective rather than simply forcing directors of a certain age to offer their resignation. We also added additional disclosures so that stockholders can better understand the actions the Board takes to support Board refreshment and Board and management succession planning.

Lastly, the Board amended our Corporate Governance Principles to reduce the number of public company boards that a non-CEO director can serve on from five to four (Biogen plus three other outside public company boards; our CEO can serve on one outside public company board). The Board made this change as a result of its review of current corporate governance trends and best practices and it was also informed by stockholder feedback.

2024 Proxy Statement	-iii-

Executive Pay Structure Aligns with Compensation Philosophy

Executive Pay Structure Aligns with Compensation Philosophy

Executive Compensation Philosophy
Our executive compensation philosophy is to reward executives for the creation of long-term stockholder value. We designed performance-based compensation that is competitive with our peer group to attract and retain extraordinary leaders who perform at high levels and succeed in a demanding business environment.

Mission Focused and Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned
We emphasize the importance of achieving short-term goals while building and sustaining a foundation for long-term success in delivering meaningful and innovative therapies to patients	We benchmark against companies we compete with for talent and our compensation is designed to recruit, retain and motivate our leadership team to achieve their best for the company and our stockholders	We endeavor to align pay outcomes with company and individual performance and reward our best performers for exceeding expectations	We provide equity to all of our employees to align their interest with our broader interest of creating long-term value for our stockholders

How Our Pay Practices Align with Our Philosophy

Practice	Mission Focused / Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned

Over 85% of NEO (excluding the CEO) total direct compensation is tied to performance driven measurements	✓	✓	✓	✓

Annual bonus and LTI plan are performance-based with payouts capped	✓		✓	✓

LTI awards are linked to performance, subject to multi-year vesting periods, and designed to reward long-term performance	✓	✓	✓	✓

Competitive total pay opportunities relative to peer group and broader market in which we compete for talent	✓	✓	✓	✓

Annual risk assessment to ensure our compensation programs do not encourage excessive risk taking	✓			✓

Robust stock ownership, anti-hedging and pledging, and clawback policies	✓		✓	✓

Stockholder feedback is a key input to Board and CMDC discussions and informs actions taken	✓	✓	✓	✓

2024 Proxy Statement	-iv-

Executive Pay Structure Aligns with Compensation Philosophy

Corporate Governance Highlights

88% of Directors are Independent	56% of Directors are Diverse	75% of our Audit Committee Members are Audit Committee Financial Experts	66% of Committee Chairs are Diverse	63% of Independent Directors appointed in last 5 years

Our Board consists of 8 Independent Directors and our CEO	Our Board includes 3 female and 3 racially/ethnically diverse directors	4 of our 8 Independent Directors are Audit Committee Financial Experts	Chairs of the Corporate Governance and CMDC are diverse	5 of our 8 Independent Directors appointed since 2019

Board Composition

2024 Proxy Statement	-v-

Notice of 2024 Annual Meeting of Stockholders

Date: Time: Virtual Meeting: Record Date:

Thursday, June 20, 2024

9:00 a.m. Eastern Time

Online only at www.virtualshareholdermeeting.com/BIIB2024

April 25, 2024. Only Biogen stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the 2024 annual meeting of stockholders (Annual Meeting).

Items of Business:

1. To elect the 9 nominees identified in the accompanying Proxy Statement to our Board to serve for a one-year term extending until our 2025 annual meeting of stockholders and their successors are duly elected and qualified.

2. To ratify the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year ending December 31, 2024.

3. To hold an advisory vote on executive compensation.

4. To approve an amendment to Biogen’s Amended and Restated Certificate of Incorporation, as amended, to add an officer exculpation provision.

5. To approve the Biogen Inc. 2024 Omnibus Plan.

6. To approve the Biogen Inc. 2024 Employee Stock Purchase Plan.

7. To transact such other business as may be properly brought before the annual meeting and any adjournments or postponements.

Voting:

You will not be able to attend the annual meeting in person. Your vote is extremely important regardless of the number of stock you own. Whether or not you expect to attend the annual meeting online, we urge you to vote as promptly as possible by telephone or Internet or by signing, dating and returning a printed proxy card or voting instruction form, as applicable. If you attend the annual meeting online, you may vote your stock during the annual meeting virtually via the Internet even if you previously voted your proxy. Please vote as soon as possible to ensure that your stock will be represented and counted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders

To Be Held on June 20, 2024:

The Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report on Form 10-K

are available at the following website: www.proxyvote.com.

By Order of Our Board of Directors,

Wendell Taylor,

Chief Corporation Counsel, Secretary

225 Binney Street

Cambridge, Massachusetts 02142

April 26, 2024

This Notice of 2024 Annual Meeting of Stockholders and Proxy Statement are first being sent to stockholders on or about April 26, 2024.

Our 2023 Annual Report on Form 10-K is being sent with this Notice of 2024 Annual Meeting of Stockholders and Proxy Statement.

2024 Proxy Statement

Proxy Statement Summary

Proxy Statement Summary

This summary highlights important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

Annual Meeting Information

DATE:	Thursday, June 20, 2024
TIME:	9:00 a.m. Eastern Time
LOCATION:	Online only at www.virtualshareholdermeeting.com/BIIB2024 You will not be able to attend the annual meeting in person.
RECORD DATE:	April 25, 2024

Voting Matters and Vote Recommendation

Matter Management Proposals:	Our Board Recommendation	Page Number for more detail

Proposal 1—Election of Directors	FOR each nominee	2

Proposal 2—Ratificationof the Selection of PwC as our Independent Registered Public Accounting Firm	FOR	22

Proposal 3—Advisory Vote on Executive Compensation	FOR	25

Proposal 4—Approvalof Amendment to our Amended and Restated Certificate of Incorporation, as Amended, to add an officer exculpation provision	FOR	60

Proposal 5-—Approval of the Biogen Inc. 2024 Omnibus Equity Plan	FOR	62

Proposal 6-—Approval of the Biogen Inc. 2024 Employee Stock Purchase Plan	FOR	67

How to Vote

Vote Right Away Through Advance Voting Methods	Vote During Meeting

Vote by Internet Using Your Computer Go to www.proxyvote.com and enter the Control Number provided in your Notice, proxy card or voting instruction form.	Vote During the Meeting See Part 1 – “General Information About the Meeting” for details on how to vote during the Annual Meeting.

Vote by Telephone Call 800-690-6903 or the number of your Notice, proxy card, voting instruction form. You will need the Control Number provided on your proxy card or voting instruction form.

Vote by Mail Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

2024 Proxy Statement	-1-

Proposal 1 — Election of Directors

Proposal 1 — Election of Directors

We are asking our stockholders to elect the 9 director nominees listed below to serve a one-year term extending until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified, unless they resign or are removed:

Caroline D. Dorsa	Susan K. Langer	Eric K. Rowinsky

Maria C. Freire	Jesus B. Mantas	Stephen A. Sherwin

William A. Hawkins	Monish Patolawala	Christopher A. Viehbacher

Our Board has nominated these 9 individuals based on its carefully considered judgment that the skills, contributions, background, diversity and experience of our nominees qualify them to serve on our Board. As described in detail below, our nominees have considerable professional and business expertise. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to be named in this Proxy Statement and to serve if elected.

To be elected, a director nominee must receive the affirmative vote of the majority of the votes cast. Abstentions and broker non-votes, if any, are not considered votes cast under our bylaws and will have no effect on the results of this vote. For additional information please see also “What vote is required to approve each proposal and how are votes counted?” on page 75. If any nominee is unable to serve on our Board, the stock represented by your proxy will be voted for the election of such other person as may be nominated by our Board or alternatively, the number of directors may be reduced accordingly by the Board. In addition, in compliance with all applicable state and federal laws and regulations, we will file an amended proxy statement and proxy card that, as applicable, (1) identifies the alternate nominee(s) and (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected.

Nominees to the Board	Independent	Age	Director Since	Audit Committee	Corporate Governance Committee	Compensation and Management Development Committee

Caroline D. Dorsa	✓	64	2010		C

Maria C. Freire	✓	69	2021			M

William A. Hawkins	✓	70	2019	C	M

Susan K. Langer	✓	33	2023

Jesus B. Mantas	✓	55	2019	M		C

Monish Patolawala	✓	54	2024	M

Eric K. Rowinsky	✓	67	2010		M	M

Stephen A. Sherwin	✓	75	2010	M

Christopher A. Viehbacher		64	2022

* Age and Committee memberships are as of April 8, 2024.

C – Chair; M – Member

2024 Proxy Statement	-2-

Proposal 1 — Election of Directors

Summary of Director Nominee Core Experiences and Skills

Our Board consists of a diverse group of highly qualified leaders in their respective fields. Many of our directors have extensive scientific and healthcare expertise relevant to our industry. Most of our directors have executive leadership experience at large companies and have gained significant and wide-ranging management experience (including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development). Many of our directors also have public company experience (serving as chief executive officers or chief financial officers, on boards of directors and board committees), and bring an understanding of corporate governance practices and trends and unique perspectives to the Board. The Board and the CGC believe the skills, contributions, background, diversity and experience of our directors provide us with a wide range of perspectives to effectively address our evolving needs and represent the best interests of our stockholders.

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a pioneering biotechnology company.

The following chart summarizes the competencies of each director nominee. The details of each nominee’s competencies are included in each nominee’s biography.

Key Skills and Experience
Business Operations Understanding of day-to-day operations enhances oversight of development, implementation and assessment of operating plans	✓	✓	✓	✓	✓	✓	✓	✓	✓
Commercial Understanding of commercialization, go-to market model and investment strategy to support continuous revenue generation	✓		✓	✓	✓	✓			✓
Cybersecurity Technology and information security knowledge enhances oversight of data management and privacy policies and processes	✓				✓	✓
Drug Development Expertise of drug development increases successful navigation of highly regulated market		✓		✓			✓	✓	✓
Executive Leadership Executive management experience includes thought and operational leaders who can advise on corporate strategy, values and culture	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance Financial expertise provides oversight of financial statements and capital structure decisions	✓	✓	✓			✓		✓	✓
International Business Global market expertise enhances oversight of strategy development and execution, supply chain and compliance across markets	✓	✓	✓		✓	✓			✓
Public Board Service Corporate governance fluency ensures shareholder and stakeholders interests serve as input to discussions and informs Board decisions	✓	✓	✓				✓	✓	✓
Public Policy Governmental and regulatory experience assures navigation of legal/ regulatory policies and procedures as well as stakeholder expectations	✓	✓	✓		✓	✓		✓	✓
Scientific Research Research experience ensures the appropriate balance between innovation and costs		✓					✓	✓

The lack of a “✓” for a particular item does not mean that the director does not possess that qualification expertise or experience. Each of our Board members has experience and/or skills in the enumerated areas, however the “✓” indicates that a director has a particular strength in that area.

2024 Proxy Statement	-3-

Proposal 1 — Election of Directors

In compliance with The Nasdaq Stock Market’s (Nasdaq) Board Diversity Rule, the table below provides information about our Board members and nominees in 2024. Our 2023 proxy statement which was filed with the U.S. Securities and Exchange Commission (SEC) on April 28, 2023, includes our 2023 Board diversity matrix.

Board Diversity Matrix (April 12, 2024)

Total Number of Directors	9

Part 1: Gender Identity

Female	✓	✓		✓

Male			✓		✓	✓	✓	✓	✓

Non-Binary
Part II: Demographic Background

African American or Black

Alaskan Native or Native American

Asian						✓

Hispanic or Latinx		✓			✓

Native Hawaiian or Pacific Islander

White	✓		✓				✓	✓	✓

Two or More Races or Ethnicities

LGBTQ+

Did not Disclose Demographic Background				✓

2024 Proxy Statement	-4-

Proposal 1 — Election of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific skills, contributions, background and experiences which led our Board to conclude that each nominee should serve on the Board at this time.

Caroline Dorsa, Independent Chair, fmr. Chief Financial Officer of Public Service Enterprise Group

Director since 2010

Age 64

Board Committee

Corporate Governance (Chair)

Key Skills

•   Business Operations

•   Commercial

•   Cybersecurity

•   Executive Leadership

•   Finance

•   International Business

•   Public Board Service

•   Public Policy

Relevant Expertise

Ms. Dorsa has deep knowledge of the pharmaceutical industry as well as significant financial and accounting expertise. Her strategic perspective on the industry enhances the Board’s oversight of the company’s growth initiatives and reviews of both internal development projects and external opportunities.

Career Highlights

•   Executive Vice President (EVP) and Chief Financial Officer (CFO), Public Service Enterprise Group, Inc. (2009 – 2015)

•   Senior Vice President (SVP) of Global Human Health, Strategy and Integration, Merck & Co., Inc. (2008 – 2009)

•   SVP and CFO, Gilead Sciences, Inc. (2007 – 2008)

•   Various financial and operational positions at Merck & Co., Inc. including Vice President and Treasurer (1987 – 2007)

Other Public Company Boards

Current

•   Illumina, Inc. (since 2010)

•   Duke Energy Corporation (since 2021)

Prior

•   Intellia Therapeutics, Inc (2015 – 2023)

•   Goldman Sachs Funds (2016 – 2021)

•   Public Service Enterprise Group, Inc. (2003 – 2009)

Education

•   B.A. in History from Colgate University

•   M.B.A. in Finance and Accounting from Columbia University

Maria C. Freire, Ph.D., fmr. President and Executive Director, Foundation for the National Institutes of Health

Director since 2021

Age 69

Board Committee

Compensation and Management Development

Key Skills

•   Business Operations

•   Drug Development

•   Executive Leadership

•   Finance

•   International Business

•   Public Board Service

•   Public Policy

•   Scientific Research

Relevant Expertise

Dr. Freire has significant knowledge and experience with respect to medical research, the pharmaceutical industry and government healthcare policymaking. Dr. Freire’s strong public policy and government experience vitally enhances the Board’s perspective of significant issues affecting the highly regulated life sciences industry.

Career Highlights

•   President and Executive Director, the Foundation for the National Institutes of Health (“NIH”) (2012 – 2021)

•   President and Director, Albert and Mary Lasker Foundation (2008 –2012)

•   President and CEO, Global Alliance for TB Drug Development (2001 –2008)

•   Director of the Office of Technology Transfer, NIH (1995 – 2001)

Other Public Company Boards

Current

•   Alexandria Real Estate Equities, Inc. (since 2012)

•   Exelixis, Inc. (since 2018)

Other Boards & Awards

•   Science Board of the FDA

•   World Health Organization Commission on Intellectual Property Rights, Innovation and Public Health, United Nations Secretary General’s High-Level Panel on Access to Medicines

•   Member, National Academy of Medicine and the Council on Foreign Relations

•   2017 Gold Stevie Award for “Woman of the Year,” the U.S. Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Fleming Award and the Bayh-Dole Award

Education

•   B.S. from the Universidad Peruana Cayetano Heredia (Lima, Peru)

•   Ph.D. in Biophysics from the University of Virginia

2024 Proxy Statement	-5-

Proposal 1 — Election of Directors

William A. Hawkins, fmr. Chairman and Chief Executive Officer, Medtronic, Inc.

Director since 2019

Age 70

Board Committees

Audit (Chair)

Corporate Governance

Key Skills

•   Business Operations

•   Commercial

•   Executive Leadership

•   Finance

•   International Business

•   Public Board Service

•   Public Policy

Relevant Expertise

Mr. Hawkins has significant executive and board leadership experience in the healthcare industry both domestic and international. Mr. Hawkins’ unique perspective enhances the Board’s oversight of the company’s global strategic plans and implementation.

Career Highlights

•   Senior Advisor to EW Healthcare Partners, a life sciences private equity firm (since 2017)

•   President and CEO, Immucor, a global leader in transfusion and transplant medicine (2011 – 2015)

•   Chairman and CEO, Medtronic, Inc. (2002 – 2011)

•   President and CEO, Novoste Corporation, an interventional cardiology company (1998 – 2001)

Other Public Company Boards

Current

•   Chair, Bioventus, Inc. (since 2016)

•   MiMedx Group, Inc. (since 2020)

Prior

•   Avanos Medical, Inc. (2015 – 2021)

•   Thoratec Corporation (2011 – 2015)

Other Boards & Awards

•   Director, Virtue Labs, Enterra, Lacuna Medical, Cirtec Medical Corp. and Baebies, Inc., all private life companies

•   Duke University Health System

•   Member, National Academy of Engineering, and AIMBE College of Fellows

Education

•   B.Sc. in Electrical and Biomedical Engineering (dual) from Duke University

•   M.B.A. from the University of Virginia’s Darden School of Business

Susan Langer, President & Chief Business Officer at Souffle Therapeutics
Director since 2023 Age 33 Key Skills • Business Operations • Commercial • Drug Development • Executive Leadership

Relevant Expertise

Ms. Langer has significant experience and knowledge of the biopharmaceutical industry and deep connections within the biotechnology, start-up and venture capital ecosystems. That expertise, coupled with her knowledge of the company’s operations, enhances the Board’s ability to nimbly evaluate growth opportunities as well as long-term investments.

Career Highlights

•   President and Chief Business Officer, Souffle Therapeutics (since 2021)

•   Founding President, Kojin Therapeutics (2020 – 2021)

•   Chief Business Officer, Paratus Sciences (2021 – 2023)

•   Director, Guava Partners (since 2021)

•   Venture Partner, Old Silver VC LLC (2020 – 2023)

•   Head of Corporate Strategy and other roles at Biogen (2013 – 2019)

Other Public Company Boards

•   None

Education

•   B.A. in Science & Technology Studies from Cornell University

2024 Proxy Statement	-6-

Proposal 1 — Election of Directors

Jesus B. Mantas, Global Managing Partner, IBM Business Transformation Services

Director since 2019

Age 55

Board Committees

Compensation and Management Development (Chair)

Audit

Key Skills

•   Business Operations

•   Commercial

•   Cybersecurity

•   Executive Leadership

•   International Business

•   Public Policy

Relevant Expertise

Mr. Mantas has over 30 years of experience in global business operations, information technology, data science and artificial intelligence gained through global strategy and operating management roles across Europe, North America and Latin America. His expertise enhances Board perspectives on global operating scale, business strategy, culture change, managing risks, applying technology to improve business performance, seeking diversity and developing talent and succession plans in multi-cultural environments.

Career Highlights

•   Global Managing Partner, IBM Global Business Services (since 2022)

•   Senior roles at IBM (2002 – 2022) including:

○  Global Managing Partner, Strategy, Innovation and Corporate Development

○  Global Managing Partner, IBM Business Consulting

○  General Manager, IBM Business Process Outsourcing

○  Managing Partner and General Manager, IBM Global Business Services Latin America

○  Senior Partner, IBM Global Business Services

•   Partner, High Technology Practice, PricewaterhouseCoopers Consulting (1997 – 2002)

•   Adjunct Professor, University of California Irvine, Graduate School of Management, Paul Merage School of Business (1997 – 2001)

•   Second Lieutenant, Air Force of Spain (1993)

Other Public Company Boards

•   None

Education

•   B.S. in Telecommunications – Software Engineering, Universidad Politécnica de Madrid (Madrid, Spain)

•   Degree in Business Administration, Universidad Politécnica de Madrid (Madrid, Spain)

•   Corporate Governance – Harvard Business School

Monish Patolawala, President and Chief Financial Officer at 3M Company
Director since 2024 Age 54 Board Committee Audit Key Skills • Business Operations • Commercial • Cybersecurity • Executive Leadership • Finance • International Business • Public Policy

Relevant Expertise

Mr. Patolawala has more than 25 years of experience leading financial operations and business for global industrial and healthcare companies. At 3M, he leads finance, enterprise strategy, information technology, global service centers, country prioritization and governance, and the company’s project management office, which includes responsibility for the execution of the spin-off of 3M’s health care business.

Career Highlights

•   President and CFO, 3M Company (since 2020)

•   CFO of GE Healthcare (2015 – 2020)

•   Variety of roles of increasing responsibility at General Electric Company (1994 – 2020)

Other Public Company Boards

•   None

Certifications

•   Chartered Accountant from the Institute of Chartered Accountants of India

•   Cost and Works Accountant from the Institute of Cost and Works Accountants of India

Education

•   B. Com from St. Joseph’s College of Commerce (Bangalore, India)

2024 Proxy Statement	-7-

Proposal 1 — Election of Directors

Eric K. Rowinsky, M.D., President of Inspirna

Director since 2010

Age 67

Board Committees

Compensation and Management Development

Corporate Governance

Key Skills

•   Business Operations

•   Drug Development

•   Executive Leadership

•   Public Board Service

•   Scientific Research

Relevant Expertise

Dr. Rowinsky has extensive research and drug development and regulatory experience and broad scientific and medical knowledge. His experience leading teams that have registered more than twelve novel therapies for patients with advanced cancers enhances the Board’s oversight of the company’s research and development (R&D) and quest to pioneer breakthrough innovations within the highly regulated life sciences industry.

Career Highlights

•   President, Inspirna, a privately held life science company (since 2015), and Executive Chairman (2016 – 2021)

•   Chief Medical Officer, Hummingbird Biotherapeutics (2020 – 2023)

•   Chief Scientific Officer, Clearpath Development, Inc. (2016 – 2021)

•   Head of R&D, Chief Medical Officer, Stemline Therapeutics (2012 – 2015)

•   CEO, Primrose Therapeutics, Inc., a biotech start-up (2010 – 2011)

•   Chief Medical Officer, and Executive Vice President, ImClone Systems (2005-2010)

Other Public Company Boards

Current

•   Fortress Biotech Inc. (2010 to June 2024) (not standing for reelection at the annual meeting in May 2024)

•   Purple Biotech Ltd. (since 2019)

•   Verastem, Inc. (since 2017)

Prior

•   BIND Therapeutics, Inc. (2014 – 2016)

Other Boards & Awards

•   Director of the Institute, and Director of Clinical Research, Cancer Therapy & Research Center’s Institute for Drug Development (1996 – 2004)

•   Associate Professor of Oncology at the Johns Hopkins School of Medicine (1988 – 1996)

•   Director, Scientific Counselors of the National Cancer Institute Level Panel on Access to Medicines

Education

•   B.A. in Liberal Arts, from New York University

•   M.D. from Vanderbilt University School of Medicine

Stephen A. Sherwin, M.D., Clinical Professor of Medicine at UCSF
Director since 2010 Age 75 Board Committee Audit Key Skills • Business Operations • Drug Development • Executive Leadership • Finance • Public Board Service • Public Policy • Scientific Research

Relevant Expertise

Dr. Sherwin has extensive knowledge of the life sciences industry through his advisory work in life sciences, and patient care and teaching in his specialty of medical oncology, as well as founding and leading life sciences companies. Dr. Sherwin’s more than 30 years of industry experience significantly enhances Board oversight and development of the company’s strategy and execution.

Career Highlights

•   Clinical Professor of Medicine at the University of California, San Francisco (since 2010)

•   Volunteer Attending Physician in Hematology-Oncology at the Zuckerberg San Francisco General Hospital (since 2010)

•   Advisory partner, Third Rock Ventures, LLC (since 2016)

•   Chairman and Co-founder, Ceregene, a life sciences company acquired by Sangamo Biosciences (2001 – 2013)

•   Chairman and Co-founder, Abgenix, Inc, an antibody company acquired by Amgen (1996 – 2006)

•   CEO, Cell Genesys, Inc., a life sciences company merged with BioSante Pharmaceuticals, Inc. (now ANI Pharmaceuticals, Inc.) (1994 – 2009)

Other Public Company Boards

Current

•   Neurocrine Biosciences Inc. (since 1999)

Prior

•   Epiphany Technology Acquisition Corp. (2022 to 2023)

•   Bios Special Acquisition Corporation (2021 to 2023)

•   Aduro Biotech, Inc (2015 – 2020)

Education

•   B.A., in Biology from Yale University

•   M.D. from Harvard Medical School

2024 Proxy Statement	-8-

Proposal 1 — Election of Directors

Christopher A. Viehbacher, President and Chief Executive Officer, Biogen Inc.
Director since 2022 Age 64 Key Skills • Business Operations • Commercial • Drug Development • Executive Leadership • Finance • International Business • Public Board Service • Public Policy

Relevant Expertise

Mr. Viehbacher has extensive international experience in both large pharmaceutical companies and entrepreneurial biotech companies. Mr. Viehbacher brings a keen understanding of the complexities involved in running a multibillion-dollar global pharmaceutical business as well as an appreciation for the value of innovation.

Career Highlights

•   President and CEO, Biogen Inc. (since 2022)

•   Managing Partner, Gurnet Point Capital, a Boston based investment fund (2015 – 2022)

•   Global CEO of Sanofi S.A. (2008 – 2014)

•   Various roles, GlaxoSmithKline (1984 – 2008)

Other Public Company Boards

Prior

•   Pure Tech plc (2015 – 2023)

•   Axcella Health (2015 – 2019)

Other Boards & Awards

•   Trustee, Northeastern University

•   Board of Fellows, Stanford Medical School

Education

•   B. Comm. from Queen’s University (Kingston, Canada)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NAMED NOMINEES.

2024 Proxy Statement	-9-

Corporate Governance

Corporate Governance

Corporate Governance Highlights

We believe that our Board’s primary functions are to appoint, evaluate and hold management accountable, oversee strategy and strategic direction, oversee key strategic, operational and compliance risks and work to achieve optimal capital allocation such that long-term stockholder value is maximized. We are committed to the highest standards of ethics, business integrity and corporate governance, which we believe will help ensure that our company is managed for the long-term benefit of our stockholders. Our governance practices are designed to establish and preserve accountability for our Board and management, provide a structure that allows our Board to set objectives and monitor performance, facilitate the efficient use of resources and enhance stockholder value.

Our Board’s Corporate Governance Principles are reviewed at least annually by the CGC and are amended from time to time in response to changing regulatory requirements, evolving governance practices and trends and issues raised by our stockholders and stakeholders. Our Board members are also subject our Code of Business Conduct. Our Corporate Governance Principles and Code of Business Conduct may be found at our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website.

How our corporate governance practices align with our key governance principles is set forth in the table below.

Governance Principles	Corporate Governance Practice

Accountability to Stockholders	✓ Our common stock is our only class of stock, with one vote per share
✓ Our directors are annually elected by majority vote, and we have a director resignation policy
✓ Stockholders have the right to call special meetings and act by written consent
✓ Proxy access Bylaw (3%, 3 years, nominees for up to 25% of our Board)

Board Independence	✓ 8 of our 9 directors qualify as independent directors under the independence requirements of Nasdaq
✓ Our Board is led by an independent Chair
✓ Our independent directors regularly meet without management present (executive sessions) that are led by our Chair and have open access to management and third-party advisors
✓ All of our Board committees are 100% independent

Board Composition	✓ 5 of our independent directors joined since 2019 (including 3 racially/ethnically diverse directors and 2 female directors)
✓ 33% of our Board are female and 3 of our Board members are racially/ethnically diverse
✓ Policy that seeks to maintain an average tenure of 10 years or less for independent directors
✓ Current average independent director tenure of approximately 7 years

Board Policies and Practices	✓ Annual anonymous Board and Committee evaluation process
✓ Annual independent director evaluation of CEO
✓ Enterprise Risk Management (ERM) program overseen by the Board
✓ Annual Compensation Risk analysis overseen by the CMDC
✓ Board oversight of ESG matters

Risk Mitigation and Alignment of Interests	✓ Significant stock ownership requirements for officers and directors
✓ Compensation recoupment in equity and annual bonus plan
✓ Comprehensive Code of Business Conduct and Corporate Governance Principles
✓ Related Person Transaction Policy and Conflicts of Interest and Outside Activities Policy

Commitment to Stockholder Engagement

We value the views of our stockholders and feedback received serves as a valuable input to Board and committee discussions and informs actions taken to increase stockholder value. To support maintaining an open dialogue with our stockholders, the CGC leads our Board’s efforts on director-stockholder engagement and directs discussions with stockholders to the appropriate Board and committee members. To demonstrate our commitment to stockholder engagement, we have adopted a policy that on an annual basis, our independent directors, led by our Chair of the CGC, will seek to engage with our largest 30 stockholders to better understand their perspectives on a variety of issues, including business strategy, capital allocation, corporate governance, executive compensation, sustainability and our corporate social responsibility initiatives.

2024 Proxy Statement	-10-

Corporate Governance

In addition, our CFO and investor relations group lead our management team in investor meetings throughout the year to discuss our business, our strategy and financial results. Increasingly, these discussions also include ESG related topics. Meetings included in-person and virtual meetings, telephone and webcast conferences.

	Stockholder Outreach following each Annual Meeting as % of Common Stock Outstanding

	2023	2022	2021

Offered engagement to stockholders representing approximately	65%	64%	51%

Had one-on-one discussions with stockholders representing approximately	47%	35%	42%

Independent directors participated in calls with stockholders representing approximately	47%	35%	32%

We remain committed to investing time with our stockholders to increase transparency and better understand our stockholder base and their perspectives. For additional information please see also “Our Track Record of Responsiveness to Stockholder Feedback” on page i for more details regarding our stockholder engagement regarding executive compensation and governance following the 2023 Annual Meeting.

Board Leadership Structure

Independent Chair Leadership

The Board regularly reviews its leadership structure to evaluate whether it continues to best serve the needs of the company and its stockholders. We believe that having an independent Chair promotes a greater role for the independent directors in the oversight of the company, including overseeing the strategic direction of the company and oversight of material risks facing the company. Additionally, it also encourages active participation by the independent directors in the work of our Board, enhances our Board’s role of representing stockholders’ interests and improves our Board’s ability to supervise and evaluate our CEO and other executive officers. Further, separation of the Chair and CEO roles allows our CEO to focus on operating and managing the Company while leveraging our independent Chair’s experience and perspectives. After the 2023 Annual Meeting, Ms. Dorsa, assumed the role as Chair of our Board. Among other responsibilities, our Chair:

•	presides at meetings of our Board, executive sessions of our independent directors and our annual meetings of stockholders;

•	reviews and assists in setting the agenda and schedule for our Board meetings in collaboration with our CEO;

•	advises the committee chairs in fulfilling their responsibilities to our Board;

•	recommends to our Board the retention of any advisors who report directly to our Board;

•	serves as a liaison for stockholder communications with our Board;

•	leads the process of evaluating our CEO; and

•	discharges such other responsibilities as our Board may assign from time to time.

Director Independence

All of our directors and nominees for director, other than Mr. Viehbacher, our President and CEO, satisfy the Nasdaq independence requirements, as determined by our Board. All members of all of our standing committees are independent directors. In addition, all members of our Audit Committee and the CMDC meet the additional SEC and Nasdaq independence and experience requirements applicable specifically to audit and compensation committee members, respectively, and determined by our Board.

Process for Selecting Directors, Director Qualifications and Board Diversity

Board Composition

Board composition is one of the most critical areas of focus for the Board. Reflecting our Board’s commitment to refreshment, five of our independent directors have joined since 2019. Our CGC regularly screens and recommends candidates for nomination by the full Board and, among other things, considers feedback received during the annual Board and committee evaluation process, stockholder feedback, our qualification guidelines and skills matrix, director commitment levels and diversity. Candidates who are recommended by stockholders will be considered in the same manner as other candidates. For all potential candidates, our CGC will consider all factors it deems relevant, including at a minimum those listed below in the subsection entitled “Director Qualifications, Standards and Board Diversity.” Director nominations are recommended by our CGC to our Board and must be approved by the Board. For more information on the process for nomination of directors by stockholders please see “Stockholder Proposals” on page 79.

2024 Proxy Statement	-11-

Corporate Governance

Director Qualifications and Board Diversity

•

General Qualifications and Standards. Our Corporate Governance Principles and Code of Business Conduct provide that directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values and be committed to representing the long-term interests of our stockholders. Our directors must also be inquisitive and objective and have practical wisdom and mature judgment.

•

Director Term and Resignation. Our Board does not believe that arbitrary term limits on directors’ service are appropriate. In 2023 we amended our Corporate Governance Principles to eliminate our age-based resignation policy and instituted a policy that seeks to maintain an average tenure of 10 years or less for independent directors. Our Corporate Governance Principles provide that directors should offer their resignation in the event of any material change in principal employment or principal occupation. Additionally, if a director has a material change in principal employment or principal occupation after their most recent election to the Board by stockholders, the Board will decide whether it is in the best interests of the Company and our stockholders to accept or reject the irrevocable resignation previously submitted by such director.

•

Diversity. Our Corporate Governance Principles include the Board’s position on board diversity. Our Board believes that diverse experience and personal diversity, including gender, national origin, LGBTQ+ and racial and ethnic diversity, is a benefit to our Board as a whole and is key to representing the interests of stockholders effectively. As set forth in our Corporate Governance Principles, we endeavor to have a Board that collectively represents diverse experience at strategic and policy-making levels in business, government, education, healthcare, science and technology and the international arena, and collectively has knowledge and expertise in relevant functional areas such as accounting and finance, risk management and compliance, strategic and business planning, corporate governance, cybersecurity, human resources, marketing, commercial and research and development. While we do not have a formal policy on requiring women and minorities to be included in the initial pool of candidates, the CGC is responsible for considering a diverse pool of candidates of potential board nominees to the Board and believes that directors should be selected so the Board maintains its diverse composition. Consistent with our Corporate Governance Principles, in selecting nominees to our Board, our CGC considers the diversity of skills and experience that a potential nominee possesses and the extent to which such diversity would enhance the perspectives, backgrounds, knowledge and experience of our Board as a whole. Over the last five years, we have appointed four racially or ethnically diverse directors and two female directors. Maintaining the diversity of our board will be a key consideration as we embark on any board refreshment process.

•

Director Orientation and Continuing Education. We provide orientation for new directors and provide ongoing education to directors by providing them with materials and briefing sessions on subjects that we believe will assist them in discharging their duties. In addition to periodic educational sessions, our Board has one meeting a year that is principally dedicated to board education. We also make director education program information available to directors on a regular basis, encourage directors to attend director education programs and reimburse the costs of attending such programs.

Our Nomination Processes

Our CGC leads the Board’s process for identifying, evaluating, and selecting directors. Our CGC uses a variety of methods to help identify potential Board candidates and considers an assessment of current Board skills, background, diversity and experience to evaluate candidates for recommendation to the Board for approval. The CGC assesses potential candidates based on their history of achievement, the breadth of their business experiences, whether they bring specific skills or expertise in areas that the CGC has identified as desired and whether they possess personal attributes and experiences that will contribute to the sound functioning of our Board. Diversity is also a key consideration in our nomination and succession planning processes.

2024 Proxy Statement	-12-

Corporate Governance

Changes to our Nominating Process in 2023

After the 2023 Annual Meeting, the CGC, led by its new Chair, adopted an enhanced Board nomination process. The goal was to create a process that (i) leverages the Board’s succession and refreshment practices to identify skills and expertise needed on the Board, (ii) uses an independent search firm to support the CGC in conducting a broad search through a diverse pool of potential candidates and to help evaluate and conduct diligence on potential candidates and (iii) provides stockholders with greater transparency on the nomination process and its objectives. The enhanced process comprises the following:

Nomination Process

Step 1	Assessment of Board Needs
✓ Determine what skills and expertise may be needed on the Board

Step 2	Create Candidate Pool
✓ Independent Search Firms
✓ Independent director recommendations
✓ Stockholder recommendations

Step 3

Comprehensive Candidate Review

✓  Potential candidates are comprehensively reviewed and the subject of discussion during CGC meetings. During these meetings, the CGC assess candidates on the basis of their skills, background, diversity and experience and their expected contribution to Board

Based on these meetings, the CGC identifies candidate(s) for nomination to the Board

The candidate(s) recommended by the CGC is available to be interviewed by all Board members and evaluated at CGC meetings open to all directors

✓  During these meetings, directors assess candidates on the basis of their skills, background, diversity and experience and their expected contribution to Board

✓  Simultaneous due diligence is conducted, including soliciting feedback from other directors and checking references

Step 4	Recommendation to the Board
✓ The CGC presents qualified candidates to the Board for review and approval

Fall 2023 Nomination Process in Action

After the 2023 Annual Meeting and as part of its ongoing review of Board succession plans and refreshment, the CGC evaluated the size of the Board, committee composition, and skills and experience present on the Board. As a result of this review, the CGC determined that the Board should seek a candidate with a broad range of skills, including but not limited to possessing the skills and experience to qualify as an audit committee financial expert. The CGC hired an independent search firm to identify, evaluate and conduct due diligence on potential candidates. A pool of candidates was submitted to the CGC to evaluate. The CGC nominated and the Board, after all directors had the opportunity to interview him, approved the nomination of Monish Patolawala, an executive with more than more than 25 years of experience leading industrial and healthcare businesses.

Board Succession Planning and Refreshment

The CGC continually reviews our Board’s composition to identify the skills needed on our Board to help oversee our company both in the near term and into the future. Ongoing strategic board succession planning, along with our average board tenure policy, are designed to ensure that the Board continues to maintain an appropriate mix of skills, backgrounds, diversity and experiences to provide fresh perspectives and effective oversight and guidance to management.

The CGC evaluates what additional skills and expertise may be needed near term and in the future based on the company’s strategy and potential director departures. The CGC then compares those skills to those of the current directors to identify additional skills and experiences that would be beneficial to the Board. The CGC then targets the identification and recruitment of individuals who have the qualifications identified through this process.

Our Board does not believe that arbitrary term limits on directors’ service are appropriate. In 2023, in consideration of a number of factors, including stockholder feedback, we eliminated our bright-line age-based offer of resignation policy and instituted a policy that seeks to maintain an average tenure of 10 years or less for independent directors. We believe this new policy promotes better succession planning by balancing the benefit of fresh perspectives that new directors may bring with the institutional knowledge and experience that longer-tenured directors possess.

2024 Proxy Statement	-13-

Corporate Governance

Board Committee Succession Planning and Refreshment

The Board, led by the CGC, reviews and determines the composition of committees and appoints the committee chairs. Through periodic committee refreshment, we balance the benefits derived from continuity and depth of experience with those gained from fresh perspectives and enhancements to our directors’ understanding of different aspects of our business. In 2023, we appointed new Chairs on all committees and changed the composition of each committee.

Regular Board and Committee Evaluations

Board and committee evaluations play a critical role supporting the effective functioning of our Board. Through evaluations, our directors review where they believe our Board functions effectively and, importantly, areas where our Board thinks there may be opportunities for improvement, including through Board and committee refreshment.

•

Formal evaluation Process. The CGC oversees the Board evaluation process. In consultation with the Chair of the Board and the committee Chairs, a framework for evaluation is established, including a review of topics for evaluation that are incorporated in the evaluation forms. Form anonymous evaluations are collected, compiled and distributed in advance of the scheduled discussion. The evaluations include open-ended questions and space for candid commentary. All comments are unattributed, included verbatim and shared with the full Board and applicable committee. Each committee Chair reports to the full Board on these assessments for their review and discussion. Policies, practices and the composition of our Board and its committees are modified as appropriate, informed by evaluation findings.

•

Ongoing Feedback. Our directors provide real-time feedback throughout the year outside of the formal evaluation process and have open access to management and third-party advisors. Additionally, executive sessions of independent directors (without management present) are scheduled for each quarterly regular Board and every committee meeting to identify any issues and assess whether meeting objectives were satisfied.

•

Evaluation Process Update. After the 2023 Annual Meeting, the CGC, led by its new Chair initiated a review of our self-evaluation process with the aim of improving the effectiveness of the process, benchmark current practices against other companies and assess possible improvements. To facilitate this review a third-party consultant will assist in this review and redesign by providing different perspectives and expertise. We anticipate this evaluation and redesign to conclude in 2024 and will inform our self-evaluation process going forward.

CEO and Management Succession Planning

Our Board strives to ensure that we have the right management talent to pursue our strategies successfully. The entire Board is involved in the critical aspects of the CEO succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential candidates. Succession is regularly discussed with the CEO as well as without the CEO present in executive sessions of the Board.

The Board meets with and assesses development plans for internal potential CEO successors to address identified gaps in skills and attributes. This occurs through various means, including informal meetings, presentations to the Board and committees, attendance at Board meetings and the comprehensive annual talent review. The Board also oversees management’s succession planning for other executive positions. Our Board and CMDC meets at least once a year to conduct a detailed talent review which includes a review of the company’s talent strategies, leadership pipeline and succession plans for key executive positions. We believe that maintaining our strong culture and adhering to our principles will ensure that we attract, retain and develop the right talent to lead the company and successfully execute our corporate strategy in the future.

Annual Elections and Majority Voting

Directors are elected by a majority vote of the votes cast in uncontested elections and by a plurality of votes cast in contested elections. In addition, following their appointment to the Board by our Board or election by stockholders, directors must submit an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which they face reelection and (2) acceptance of such resignation by our Board. If an incumbent director fails to receive the number of votes required for reelection, our Board (excluding the director in question) will, within 90 days after certification of the election results, decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. Such factors may include the stated reasons why stockholders voted against such director’s reelection, the qualifications of the director and whether accepting the resignation would cause the company to fail to meet any applicable listing standards or would violate state or federal law. Our Board will promptly disclose its decision in a filing with the SEC.

2024 Proxy Statement	-14-

Corporate Governance

Committees and Meetings

Our Board met 13 times in 2023. Our Board also has three standing committees, the Audit Committee, CMDC and CGC. The principal functions of each committee, the committee composition as of December 31, 2023, and the number of committee meetings held in 2023 are described in the table below. The Chair of each committee periodically reports to our Board on committee deliberations and decisions. The Board maintains charters of each of our committees and the charters are reviewed at least annually. The charters for each of each of the committees are posted on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website. Our Corporate Governance Principles, together with our committee charters, Bylaws, Amended and Restated Certification of Incorporation (Certificate of Incorporation) and Code of Business Conduct, comprise our governance framework.

Committee	Function	2023 Members	Meetings in 2023
Audit

Assists our Board in its oversight of:

•  the integrity of our financial statements;

•  our accounting and financial reporting processes;

•  the independence, qualifications and performance of our independent registered public accounting firm;

•  the effectiveness of the Company’s internal control over financial reporting;

•  our global tax strategy, compliance and tax audit processes;

•  our internal audit and corporate compliance functions;

•  our financial strategy, policies and practices;

•  the adequacy of the company’s information technology and cybersecurity; and

•  the adequacy and effectiveness of the Company’s insurance programs.

Our Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, evaluation and oversight of the work of our independent registered public accounting firm.

		William A. Hawkins† (Chair) Caroline Dorsa†* Jesus B. Mantas Stephen A. Sherwin†	7
Compensation and Management Development	Assists our Board with oversight of executive compensation and management development, including: • recommending to our Board the compensation for our CEO and approving the compensation for our other executive officers; • administration of our short- and long-term incentive plans; • reviewing executive and senior management development programs and succession plans; and • recommending to our Board the compensation of our non-employee directors.	Jesus B. Mantas (Chair) Maria C. Freire Eric K. Rowinsky	7
Corporate Governance	Assists our Board oversight of Corporate Governance Principles, including: • identifying qualified nominees to our Board and its committees; • selecting, evaluating and recommending Board nominees to stand for election at the annual meeting of stockholders and fill vacancies as they arise; • overseeing the Corporate Governance Principles and Code of Business Conduct and its application to Board members; • overseeing the Board and committee evaluation process; and • our lobbying priorities and activities, including associations with certain trade and/or legislative organizations.	Caroline Dorsa (Chair) William A. Hawkins Eric K. Rowinsky	4
†

Determined by our Board to be an audit committee financial expert. Mr. Patolawala, who joined the Board and Audit Committee on January 1, 2024, was determined by our Board to be an audit committee financial expert.

*	Departed the Audit Committee effective January 1, 2024.

•	Attendance at Board and Committee Meetings. Each of our director nominees attended all meetings of our Board and the committees on which they served.

•

Executive Sessions. Under our Corporate Governance Principles, the independent directors of our Board are required to meet without management present, which we refer to as executive session, at least four times each year and may also meet without management present at such other times as determined by our Chair or if requested by at least two other directors. In 2023 the independent directors of our Board met without management present 5 times. Each committee of our Board also had numerous executive sessions throughout the year.

•

Attendance at Stockholder Meeting. We expect all of our directors and director nominees to attend our annual meetings of stockholders. All directors who were nominees for election as directors at the 2023 Annual Meeting attended the 2023 Annual Meeting.

2024 Proxy Statement	-15-

Corporate Governance

The Board’s Role in Risk Oversight

Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate controls and mitigation of such risks. Our Board and its committees are responsible for “reviewing the company’s risk framework and governance and management’s exercise of its responsibility to assess, monitor and manage the company’s significant risk exposures.” Our Board oversees an enterprise-wide approach to risk management, which is designed to support execution of our strategy and achievement of the company’s objectives to improve long-term operational and financial performance and enhance stockholder value.

We have a company-wide ERM program to identify, mitigate and monitor enterprise level risks that may affect our ability to achieve the company’s objectives. The ERM program is overseen by our ERM Committee, a cross-functional group of the business leaders representing all of the company’s key business functions. On an ongoing basis, we evaluate the greatest risks to our business, their underlying risk drivers and the associated mitigation activities and controls.

We believe that the areas of risk that are fundamental to the success of our enterprise and rise to enterprise-level risks include, but are not limited to, those set forth in the risk factors section of our periodic SEC filings, including risks associated with product development, patient safety, product quality, patient supply, value (which includes pricing) and access, commercialization, business development, as well as protecting our assets (physical, financial, intellectual property, and information, including cybersecurity), all of which are managed by senior executive management reporting directly to the CEO. The enterprise-level risks are overseen by the Board and the appropriate Board committee. To facilitate this oversight, the Board receives regular risk reporting from senior management, including an annual detailed review of the ERM program and key enterprise-level and emerging risks. Additionally, emerging risks that do not rise to the level of enterprise-level risks are assessed and actively managed and monitored.

In determining the allocation of risk oversight responsibilities, our Board and its committees generally oversee material risks within their identified areas of concern. Our Board and each of its committees meet regularly with management to ensure that management is exercising its responsibility to identify relevant risks and is adequately assessing, monitoring and taking appropriate action to mitigate these risks. In the event a committee receives a report from members of management on areas of material risk to the company, the Chair of the relevant committee, assisted by management where appropriate, reports on the discussion to the full Board at the next Board meeting. This enables our Board and its committees to coordinate their oversight of risk and identify risk interrelationships.

Our independent Chair of the Board promotes effective communication and consideration of matters presenting significant risks to the Company through her role in developing our Board meeting agendas, advising committee chairs, chairing independent director sessions and facilitating communications between independent directors and our CEO.

A summary of the primary areas of risk oversight responsibility of our Board and each of its committees is set forth below:

Board or Committee	Primary Area of Risk Oversight
Board

•  Corporate and commercial strategy and execution, pricing and reimbursement, competition, reputational, ESG and other material risks

•  Research and development activities, clinical development, drug safety and intellectual property

•  Material government and other investigations and litigation

•  Risk governance framework and infrastructure designed to identify, assess, manage and monitor the company’s material risks

•  Risk management policies, guidelines and practices implemented by company management

Audit

•  Financial, accounting, disclosure, corporate compliance, distributors, insurance, capital, credit, anti-bribery and anti-corruption matters, supply chain, and other risks reviewed in its oversight of the internal audit and corporate compliance functions

•  Compliance with the Code of Business Conduct

•  Information technology, artificial intelligence, privacy and cybersecurity risks

Compensation and Management Development

•  Workforce matters, including harassment and retaliation

•  Compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below

Corporate Governance

•  Corporate governance and Board and Committee succession

•  Compliance with Corporate Governance Principles and Code of Business Conduct

•  Director independence, lobbying activities, potential conflicts of interest and related party transactions involving directors and executive officers

2024 Proxy Statement	-16-

Corporate Governance

Compensation Risk Assessment

The Compensation Discussion and Analysis (CD&A) section of this Proxy Statement describes our compensation policies, programs and practices for our named executive officers. Our goal setting, performance assessment and compensation decision-making processes described in the CD&A generally apply to all employees. We offer our employees the opportunity to participate in either our annual bonus plan or a sales incentive compensation plan. Generally, no employee is eligible to participate in both plans at the same time. Our annual bonus plan has the same company performance goals, payout levels (as a percentage of target) and administrative provisions for all participants globally, regardless of the participant’s job level, location or function in the company. Additionally, our LTI program provides different forms of awards based upon an employee’s level but is otherwise consistent throughout the company.

In the CD&A, we describe the risk-mitigation controls that govern our executive compensation programs. These controls include our CMDC’s review and approval of the design, goals and payouts under our annual bonus plan and LTI program and each executive officer’s compensation (or, in the case of our CEO’s compensation, a recommendation of that compensation to our Board for its approval). In addition, we review the processes, controls and design of our sales incentive compensation plans.

Our CMDC, working with its independent compensation consultant, also conducts an annual assessment of potential risks related to our compensation policies, programs and practices. Among other factors, this risk assessment considers the form of compensation (i.e., award type, fixed versus variable and short-term versus long-term), pay alignment, performance measures and goals, payout maximums, vesting periods and CMDC oversight and independence. This assessment is focused on (1) having an appropriate balance in our program structure to mitigate compensation-related risk with cash versus equity-based compensation, short-term versus long-term measurement and financial versus non-financial goals; and (2) policies and practices to mitigate compensation-related risk including recoupment of compensation, stock ownership guidelines, equity administration rules and insider-trading and hedging prohibitions.

Based on our assessment, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and company-wide goals, our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the company.

Director Compensation

This section describes our compensation program for our non-employee directors and shows the compensation paid to or earned by our non-employee directors during 2023. Mr. Viehbacher, our President and CEO, did not receive any additional compensation for his service on our Board.

The CMDC has the authority to evaluate and make recommendations to our Board regarding director compensation.

•

The CMDC conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and the CMDC has the authority to retain consultants to advise on director compensation matters, including in support of the CMDC’s periodic review of director compensation practices. No executive officer has any role in determining or recommending the form or amount of director compensation.

•	No changes to director compensation were made in 2023.

Retainers and Expenses

The following table presents the annual retainers for all non-employee members of our Board in effect in 2023:

Retainers

Annual Board Retainer	$125,000

Annual Retainers (in addition to Annual Board Retainer):

Independent Chair of the Board	$75,000

Audit Committee, CGC and CMDC Chair	$30,000

Audit Committee, CGC and CMDC Members (other than Chair)	$15,000

Our non-employee directors may defer all or part of their cash compensation under our Voluntary Board of Directors Savings Plan, which is similar to our Supplemental Savings Plan described in the narrative preceding the “2023 Non-Qualified Deferred Compensation” table in Part 6 – Executive Compensation Matters of this Proxy Statement, but without any company matching contributions. If a non-employee director chooses to defer compensation under our Voluntary Board of Directors Savings Plan, his or her notional account under the plan will periodically be credited with amounts of deemed investment earnings as if the deferred

2024 Proxy Statement	-17-

Corporate Governance

compensation was actually invested in the notional investment(s) selected by the director or in a default investment if the director does not make a selection. These notional investment options include mutual funds similar to those available under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the company’s retirement committee. For 2023 non-employee director deferrals notionally invested in the fixed rate option, this rate of return was set at 5%. Deferrals notionally invested in the fixed rate option continue to be credited with the rate of return that was in effect during the year of deferral.

Non-employee directors are also reimbursed for actual expenses incurred in attending meetings of our Board and any of its committees as well as service to our Board or any of its committees that is unrelated to such meetings.

Equity Awards

Awards Under Our Non-Employee Directors Equity Plan

Our non-employee directors receive awards under our 2006 Non-Employee Directors Equity Plan (the Non-Employee Directors Equity Plan). The Non-Employee Directors Equity Plan was initially approved by our stockholders at our 2006 annual meeting of stockholders. In 2015 our stockholders approved an amendment to extend the term of the plan until June 10, 2025.

General Provisions of the Non-Employee Directors Equity Plan

Non-employee directors receive an annual award under the Non-Employee Directors Equity Plan effective on the date of each annual meeting of stockholders (or a pro rata award upon election other than at an annual meeting of stockholders). Under the Non-Employee Directors Equity Plan, a maximum of 17,500 shares of our common stock (or 30,000 shares of our common stock for the non-employee Chair of the Board) may be granted to a non-employee director pursuant to such annual awards each calendar year. Annual awards vest on the earlier of (i) the one-year anniversary of the date of grant or over such longer period and in such increments as our CMDC may otherwise determine or (ii) at the next annual meeting after grant of such annual award.

Awards to non-employee directors are recommended by our CMDC and approved by our Board, with the Chair recused from discussion and voting upon his or her own awards. Awards granted under the Non-Employee Directors Equity Plan are subject to accelerated vesting upon termination of a director’s service by reason of death, disability or retirement and upon a change in control (as such terms are defined in the Non-Employee Directors Equity Plan).

Awards During 2023

In 2023 our CMDC recommended, and our Board approved, annual awards with a grant date fair value of approximately $270,000 for each non-employee director and an additional annual award with a grant date fair value of approximately $175,000 for the independent Chair. These annual awards were below the limits set forth in the Non-Employee Directors Equity Plan described above and were consistent with the awards made in 2022. The 2023 annual awards were made in the form of restricted stock units (RSUs) that vest on the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting, generally subject to the director’s continued service.

10b5-1 Trading Plans

Our non-employee directors must use pre-established trading plans to sell our common stock from their personal accounts. A trading plan may only be entered into during an open trading window and when the applicable director is not in possession of material non-public information about the company. We require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards while allowing our non-employee directors to have an opportunity to realize the value intended by the company in granting equity-based awards.

Non-Employee Director Stock Ownership Guidelines

We maintain the following stock ownership guidelines for our non-employee directors:

Position	Stock Ownership Requirement[1]
Non-Employee Chair	Number of shares equal in value to five times the total annual cash retainer for serving as (i) non-employee Chair plus (ii) as a non-employee Board member

Non-Employee Directors (excluding Chair)	Number of shares equal in value to five times the annual cash retainer for non-employee Board members

(1)

Each non-employee director has five years from the date of initial election or appointment to meet the stock ownership requirement. As of December 31, 2023, all of our non-employee directors meet the stock ownership requirement or were still within the five-year period to meet such requirement.

2024 Proxy Statement	-18-

Corporate Governance

2023 Director Compensation

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (b)	All Other Compensation(2) (c)	Total (d)

Alexander J. Denner(3)	$77,500	—	—	$77,500

Caroline D. Dorsa	$201,236	$444,896	—	$646,132

Maria C. Freire	$140,000	$270,317	$2,582	$412,899

William A. Hawkins	$155,412	$270,317	—	$425,729

William D. Jones(3)	$77,500	—	—	$77,500

Susan K. Langer	$64,217	$270,317	—	$334,534

Jesus B. Mantas	$162,912	$270,317	—	$433,229

Richard C. Mulligan(3)	$70,000	—	—	$70,000

Stelios Papadopoulos(3)	$115,000	—	$25,000	$140,000

Eric K. Rowinsky	$147,706	$270,317	—	$418,023

Stephen A. Sherwin	$140,000	$270,317	$25,000	$435,317

Notes to the 2023 Director Compensation Table

(1)

The amounts in column (b) represent the grant date fair value of RSU awards made in 2023 to non-employee directors under the Non-Employee Directors Equity Plan, as described in the narrative preceding this table. These RSUs are scheduled to vest in full and be settled in stock at the earlier of the 2024 Annual Meeting or the one-year anniversary of the grant date, generally subject to continued service. Grant date fair values were computed in accordance with Accounting Standards Codification (ASC) 718, excluding the effect of estimated forfeitures, and determined by multiplying the number of RSUs awarded by the fair market value of the company’s common stock on the relevant grant date.

(2)

The amounts in column (c) represent matching contributions made in 2023 by the Biogen Foundation on behalf of the director pursuant to the terms of a matching gift program offered by the Biogen Foundation to all U.S. employees and non-employee directors of Biogen. Under the matching gift program, the Biogen Foundation matches gifts to eligible U.S.-based non-profit organizations, in accordance with the Biogen Foundation’s guidelines, up to an annual maximum per donor amount of $25,000 per calendar year and up to an aggregate program total of $1.5 million per calendar year.

(3)	Did not stand for reelection at the 2023 Annual Meeting.

Director Equity Awards Outstanding at 2023 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2023, for each of the non-employee directors serving as of December 31, 2023.

Stock Awards(1)

Name	Number of Shares or Units of Stock That Have Not Vested

Caroline D. Dorsa	1,580

Maria C. Freire	960

William A. Hawkins	960

Susan K. Langer	960

Jesus B. Mantas	960

Eric K. Rowinsky	960

Stephen A. Sherwin	960

Notes to the Director Equity Awards Outstanding at 2023 Fiscal Year-End Table

(1)

Represents the number of RSUs awarded to non-employee directors in 2023 under the Non-Employee Directors Equity Plan, as described in the narrative preceding the “2023 Director Compensation” table above. These RSU awards are scheduled to vest in full and be settled in stock at the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting, generally subject to continued service.

2024 Proxy Statement	-19-

Corporate Governance

Corporate Responsibility

Culture and Essentials

To continue to build on our strong culture, we introduced the New Biogen Way, aiming to maintain our spirit of innovation and patient-centricity while advancing a more entrepreneurial business mindset and results-focused approach. The New Biogen Way describes the mission and behaviors – pioneer, think broadly, drive results, ethical and inclusive – that provide the foundation for long-term success.

Corporate Responsibility

Consistent with our aim to return to sustainable growth, we have evolved and refined our Corporate Responsibility strategy and programs to deliver meaningful results in the areas where we can have the greatest impact. Read Biogen’s Corporate Responsibility Report, which will be posted on our website, www.biogen.com, under the “Reporting and Principles” subsection of the “Responsibility” section of the website, to understand our ESG work, priorities and achievements in detail. References to Biogen’s Corporate Responsibility Report are for informational purposes only and neither our Corporate Responsibility Report nor the other information on our website is incorporated by reference into this proxy statement. Our 2023 highlights across four key pillars include:

ACCESS & HEALTH EQUITY	WORKFORCE & DE&I	COMMUNITY IMPACT	ENVIRONMENT

•  89% of clinical trials on track to deliver race and ethnicity targets for enrollment that reflect the epidemiology of the diseases

•  35% increase in patients with access to QALSODY through our EAPs

•  SPINRAZA is now available in 70 countries, including 21 low- and middle-income countries

•  #33 on Just Capital’s JUST 100

•  81% of participating employee respondents in our annual pulse survey say they have a sense of purpose by doing meaningful work at our company

•  Fostered an employee base reflective of the broader workforce, with women in the role of Director or higher (global) at 48.6% and racial/ethnic representation in the role of Manager or higher (U.S.) at 31.2%

•  Our programs enabled employees globally to support causes important to them, logging more than 10,000 volunteer hours

•  $29.2 million in grants, medical grants, sponsorships, donations and in-kind contributions from our company, the Biogen Foundation and employee giving

•  More than 2,100 students participated in our Community Lab, supporting a more diverse talent pipeline

•  Reduced total waste by 46% since 2019

•  100% of our labs are My Green Lab certified

•  Named to the Dow Jones Sustainability World Index for 11th time, receiving the distinction of Top 1% Standard & Poor Global Corporate Sustainability Assessment Scores

Access & Health Equity

We aim to advance equitable access to quality healthcare and medicines so people can live healthier, fuller lives. To advance that vision from our pipeline to our commercialization strategies and beyond, we focus on four key pillars: supporting increased access to healthcare and medicines, navigating the unique patient journey, bolstering the clinical research ecosystem, and engaging and collaborating with the community.

•

We executed a multi-channel strategy to drive clinical trial recruitment, partnering with community- and faith-based organizations to educate, empower and enable access for people from underrepresented communities so our studies are more reflective of disease epidemiology. Using the U.S. Clinical Trial Index, we mapped participant data against clinical trial sites to identify gaps, improve access and inform site selection for our studies being run in lupus, Alzheimer’s disease, Parkinson’s disease and multiple sclerosis (MS).

•

Our global access mechanisms for patients include EAPs, compassionate use, post-trial access and humanitarian access. In 2023, our EAPs were open in 42 countries. Additionally, SPINRAZA is now available in 70 countries, with our Humanitarian Access program in India continuing to treat patients.

•

We introduced ZURZUVAE For You in the U.S. to help people living with PPD. The program provides educational resources, helps people understand insurance coverage and navigate the prescription-fulfillment process. The program also includes financial assistance, such as a copay assistance program and product at no cost for eligible patients.

2024 Proxy Statement	-20-

Corporate Governance

Workforce & DE&I

We strive to provide rewarding opportunities for all employees, creating a more skilled and engaged workforce that allows them to achieve excellence. In 2023, a business-wide priority was to deepen our focus on employee engagement, inspiring colleagues across the company with our purpose, spirit of innovation and culture while building on our strengths with our results-oriented mindset. We also re-assessed our approach to DE&I to strive to build the diverse, high-performing team we need to deliver our business strategy.

•

In our annual pulse survey, 81% of participating employee respondents said they have a sense of purpose by doing meaningful work at our company, underscoring how deeply invested employees are in our values, culture and mission.

•

To address a highly competitive labor market, we examined our global benefits. Our assessment confirms we continue to remain competitive in terms of our comprehensive total rewards, with 93% of our affiliates consistent with our industry peers’ offerings. We also conducted an analysis to ensure our health plans remain affordable for our U.S. employees.

•

To provide rewarding growth opportunities, our company supports all employees with training and professional development opportunities, regular assessments of individual performance and efforts to promote internal mobility. We launched new development programs to provide training and assessment services in the areas of individual effectiveness, leadership and business execution, supplementing our already robust offerings.

Community Impact

Our company and the Biogen Foundation are committed to advancing better health by engaging our employees and collaborating with high-impact partners in local communities. In 2023, our company and Biogen Foundation provided more than $6.7 million worldwide in Foundation grants, corporate donations, in-kind contributions and employee matching gifts. The Biogen Foundation also powers employee impact, matching employee donations and supporting volunteering.

•

Caring Deeply for our communities is a core pillar of our culture. Employees volunteered more than 10,000 hours and contributed more than $3.3 million in donations with the Biogen Foundation match. For example, our company, the Biogen Foundation and our employees together provided relief for communities affected by disasters, including more than $450,000 in response to the earthquakes in Turkey and Syria.

•

We worked to advance better health by connecting high-need patients to quality care and by training new and diverse talent to build a more inclusive healthcare ecosystem. Through the Biogen Foundation, we also addressed social determinants of health with a special focus on food insecurity. Together with inspiring nonprofit organizations, we helped provide more than 750,000 meals to local families.

•

To reach and inspire the next generation of healthcare workers, our company and the Biogen Foundation worked with community partners and universities to reach thousands of traditionally underserved and under-represented students. Current programs and partnerships include: Massachusetts General Hospital; Duke University; Kenan Fellows; and historically black colleges and universities, including Morehouse School of Medicine, North Carolina Central University, Shaw University and Xavier University of Louisiana. Since its launch, our Community Lab, the nation’s first hands-on corporate science lab, has reached 64,000 middle- and high-school students in 40 countries.

Environment

Environmental and human health are deeply linked, with stakeholder expectations and regulatory requirements rapidly changing around multiple environmental issues. Our environmental strategy aims to ensure compliance, drive efficiency and reduce our impact through our areas of focus: responsible product development; sustainable operations; and by engaging suppliers.

•

From a 2019 baseline, we cut the total waste generated from our overall operations by 46%. Waste reduction enhances sustainability and can drive greater operating efficiency. Our team at our manufacturing facility at Solothurn, Switzerland also developed a comprehensive waste collection system that sorts 12 categories of waste for recycling.

•

Certified 100% of our labs through My Green Lab, a nonprofit program recognized by the United Nations Race to Zero campaign as the leading standard for laboratory sustainability. This reflects a commitment to continuous improvement across our labs in Europe, South America and the U.S.

•

We are evaluating more efficient alternatives to current internal operations as part of our end-of-life equipment asset program to progress towards our long-term goals to eliminate operational carbon emissions.

Biogen’s Corporate Responsibility Report provides more detail about our ESG work, priorities and achievements, which will be posted on our website, www.biogen.com, under the “Reporting and Principles” subsection of the “Responsibility” section of the website. References to Biogen’s Corporate Responsibility Report are for informational purposes only and neither our Corporate Responsibility Report nor the other information on our website is incorporated by reference into this proxy statement.

2024 Proxy Statement	-21-

Proposal 2 – Ratification of the Selection of Independent Registered Public Accountants

Proposal 2 – Ratification of the Selection of Our Independent Registered Public Accountants

Our Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. Our Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. PwC has served as our independent registered public accounting firm since 2003.

To assure continuing auditor independence, our Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner required by applicable SEC rules, our Audit Committee and its Chair has in the past been, and in the future will be, directly involved in the selection of PwC’s new lead engagement partner. Our Audit Committee believes at this time that the continued retention of PwC to serve as our independent registered public accounting firm is in the best interest of Biogen and its stockholders.

The affirmative vote of a majority of the total number of votes having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify the selection of PwC as our independent registered public accounting firm. Abstentions will have the effect of votes against the proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. Although stockholder approval of our Audit Committee’s selection of PwC is not required, our Board believes that it is a matter of good corporate practice to solicit stockholder ratification of this selection. If our stockholders do not ratify the selection of PwC as our independent registered public accounting firm, our Audit Committee will reconsider its selection. Even if the selection is ratified, our Audit Committee always has the ability to change the engagement of PwC if it considers that a change is in Biogen’s best interest. Representatives of PwC will participate in the Annual Meeting, have the opportunity to make a statement if they so desire and be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF

THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

2024 Proxy Statement	-22-

Proposal 2 – Ratification of the Selection of Independent Registered Public Accountants

Audit Committee Report

The Audit Committee’s role is to act on behalf of our Board in the oversight of Biogen’s financial reporting, internal control and audit functions. The roles and responsibilities of the Audit Committee are set forth in the written charter adopted by our Board, which is posted on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal control.

In fulfilling its oversight responsibilities, the Audit Committee, among other things:

•	Reviewed and discussed with management the audited consolidated financial statements contained in Biogen’s 2023 Annual Report on Form 10-K;

•	Discussed with PwC, Biogen’s independent registered public accounting firm, the overall scope and plans for the audit;

•

Met with PwC, with and without management present, to discuss the results of its examination, management’s response to any significant findings, its observations of Biogen’s internal control, the overall quality of Biogen’s financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosures, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made and other pertinent items related to Biogen’s accounting, internal control and financial reporting;

•	Discussed with representatives of Biogen’s corporate internal audit staff, with and without management present, their purpose, authority, audit plan and reports;

•	Reviewed and discussed with PwC the matters required by the Public Company Accounting Oversight Board and the SEC;

•

Discussed with PwC its independence from management and Biogen, including the written disclosures and letter concerning independence received from PwC under applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has determined that the provision of non-audit services to Biogen by PwC is compatible with its independence;

•

Provided oversight and advice to management in connection with Biogen’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the Audit Committee reviewed a report by management on the effectiveness of Biogen’s internal control over financial reporting; and

•

Reviewed PwC’s Report of Independent Registered Public Accounting Firm included in Biogen’s 2023 Annual Report on Form 10-K, related to its audit of the effectiveness of internal control over financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in Biogen’s 2023 Annual Report on Form 10-K, for filing with the SEC.

The Audit Committee of our Board of Directors:

William Hawkins (Chair)

Jesus B. Mantas

Monish Patolawala

Stephen A. Sherwin, M.D.

2024 Proxy Statement	-23-

Proposal 2 – Ratification of the Selection of Independent Registered Public Accountants

Audit and Other Fees

The following table shows fees for professional audit services billed to us by PwC for the audit of our annual consolidated financial statements for the years ended December 31, 2023 and December 31, 2022, and fees billed to us by PwC for other services provided during 2023 and 2022:

Fees (amounts in thousands)	2023	2022

Audit fees*	$6,675.0	$6,106.0

Audit-related fees	116.0	55.0

Tax fees**	598.0	706.9

All other fees	496.0	421.0

Total	$7,885.0	$7,288.9

*	Audit fees for 2023 include fees related to audit procedures performed on our acquisition of Reata.
**	Includes tax compliance fees of approximately $196.0 thousand and $159.0 thousand in 2023 and 2022, respectively.

Audit fees are fees for the audit of our 2023 and 2022 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, review of the consolidated financial statements incorporated by reference into our outstanding registration statements and statutory audit fees in overseas jurisdictions.

Audit-related fees are fees that principally relate to assurance and related services that are also performed by our independent registered public accounting firm. More specifically, these services include audits of employee benefit plan information that are not required by statute or regulation.

Tax fees are fees for tax compliance and planning services.

All other fees include accounting research software, information systems reviews not performed in connection with the audit, and other advisory and consulting services.

Policy on Pre-Approval of Audit and Non-Audit Services

Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. Our Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, Nasdaq requirements or Public Company Accounting Oversight Board rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, our Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. Our Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

Our Audit Committee annually reviews and pre-approves the audit, audit-related, tax and other permissible non-audit services that can be provided by the independent registered public accounting firm. After the annual review, any proposed services exceeding pre-set levels or amounts, or additional services not previously approved requires separate pre-approval by our Audit Committee or the Chair of our Audit Committee. Any pre-approval decision made by the Chair of our Audit Committee is reported to our Audit Committee at the next regularly scheduled Audit Committee meeting. Our CFO and our Chief Accounting Officer can approve up to an additional $50,000 in the aggregate per calendar year for categories of services that our Audit Committee (or the Chair through its delegated authority) has pre-approved.

All of the services provided by PwC during 2023 and 2022 were pre-approved in accordance with this policy.

2024 Proxy Statement	-24-

Proposal 3 – Advisory Vote on Executive Compensation

Proposal 3 – Advisory Vote on Executive Compensation

Our CD&A, which appears below, provides an overview of our 2023 compensation program, as well as a description of the compensation decisions that our CMDC and Board made with respect to the 2023 compensation of our NEOs. This year our CD&A also includes a discussion of the stockholder engagement we had in 2023 specifically related to executive compensation. Our Board is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED.”

Because the Advisory Vote on Executive Compensation asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Abstentions will have the effect of a vote against the proposal, and broker non-votes, if any, will not have any effect on the results of those deliberations. Although the vote you are being asked to cast is non-binding, we value the views of our stockholders, and our CMDC and our Board will consider the outcome of the vote when making future compensation decisions for our NEOs. As we describe in our CD&A, our executive compensation programs embody a strong pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. In particular, our executive compensation programs reward financial, strategic and operational performance, and the goals set under our incentive plans support the company’s short- and long-range plans. In addition, to discourage excessive risk taking, we maintain policies for stock ownership, and our equity and annual bonus incentive plans have provisions providing for the recoupment of compensation. We also cap payments under our annual bonus plan, and we generally require multi-year vesting periods for LTI awards.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

2024 Proxy Statement	-25-

Proposal 3 – Advisory Vote on Executive Compensation

Letter from the Compensation and Management Development Committee (CMDC)

Dear Fellow Stockholders

In July 2023, we refreshed the membership of the CMDC. The Board appointed two new members to the CMDC, one of whom was also appointed Chair of the CMDC. The newly constituted committee conducted its annual review of our executive compensation programs to ensure that we continue to align executive compensation with the creation of value for our stockholders. Our program continues to focus on linking short-term compensation to the achievement of annual corporate goals articulated in Biogen’s corporate scorecard coupled with stock-based long-term incentives, tied to performance driven measurements.

An important part of this annual review is meeting with our stockholders to get their feedback on executive compensation. At the 2023 Annual Meeting of stockholders our Say on Pay proposal received approximately 69.5% support. The CMDC and the Board were disappointed with this level of support and initiated continued stockholder engagement to better understand stockholder concerns.

Following the 2023 Annual Meeting, our independent directors requested engagement calls with 40 stockholders representing approximately 65% of outstanding stock, including the 20 largest stockholders who voted against our Say on Pay proposal in 2023. Fifteen stockholders owning over 47% of our outstanding stock met with us, including seven stockholders who voted against our Say on Pay proposal. Our Chair of the Board and CGC, along with our CMDC Chair, together with several other independent directors, led substantive discussions with these stockholders.

Several stockholders asked us to enhance disclosure of certain elements of the program, particularly regarding how our chosen performance metrics link to our pay program. We also heard a preference for giving greater weight to performance-based equity in our LTI award program. Several stockholders advocated for including an operationally focused metric in addition to the existing use of rTSR for the performance-based equity awards under our LTI program, to provide a more balanced assessment of company performance.

You will see in this year’s CD&A that we have made several changes to our program and our disclosures, many of which were informed by, and are responsive to, the feedback we received from stockholders. In particular, we have simplified our short-term incentive measures, providing a clearer and more transparent framework that links short-term compensation with performance, as reflected in the expanded disclosure. We have increased the performance-based equity component to 60% of total long-term equity incentives, up from 50% in 2023. We have added the compound annual growth rate of our adjusted earnings per share as an operationally focused metric to further align long-term incentives with a key driver of stockholder value. Lastly, we have expanded the rTSR comparator group to better align with market practices and increase the level of objectivity of such rTSR comparator group. Encouraged by our stockholder interactions, we took each of these actions because we believe they will enhance the transparency and effectiveness of our executive compensation programs. We also believe that providing appropriate and ambitious goals will help ensure that Biogen remains focused on creating stockholder value.

As a committee, we want to thank you for your engagement on, and your continued support of, our executive compensation philosophy and programs. We look forward to continued dialogue with you.

Jesus B. Mantas (Chair)

Maria Freire

Eric Rowinsky

Compensation and Management Development Committee

2024 Proxy Statement	-26-

Compensation Discussion and Analysis

Stockholder Engagement and Responsiveness to 2023 Say on Pay Vote

Our Board values the views of our stockholders and other stakeholders, and we solicit input from them throughout the year. At the 2023 Annual Meeting of stockholders our Say on Pay proposal received 69.5% support. The CMDC and the Board were disappointed with this level of support and initiated continued stockholder engagement to better understand stockholder concerns. In line with past practice, we sought and received detailed feedback from our stockholders after the 2023 Annual Meeting. We received feedback on a range of topics including specific aspects of our business strategy, capital allocation, corporate governance, executive compensation and our ESG initiatives. The stockholder engagement calls were led by our Board and CGC Chair and attended by the Chairs of the CMDC and/or Audit Committee and/or other independent directors.

Stockholder Outreach Following the 2023 Annual Meeting
We reached out to our top 40 stockholders who collectively owned:	65% of O/S Stock[2]	Which included 20 stockholders who voted Against 2023 Say on Pay
We had 15 discussions with stockholders who collectively owned:	47% of O/S Stock[2]	Which included 7 stockholders who voted Against 2023 Say on Pay
Independent Directors, including our Board and CGC Chair, and Chairs of the CMDC and/or Audit Committee	Participated in 100% of these calls

The feedback and perspectives received from stockholders during these meetings were shared with the Board and served as an input to discussions at the Board and its committees, and ultimately informed decisions we made and action we took, as well as resulting in enhanced disclosure.

[2]	As of December 31, 2023.

2024 Proxy Statement	-27-

Compensation Discussion and Analysis

The table below provides a summary of the recent executive compensation-based feedback we received from stockholders, and how the Board incorporated the feedback into its actions and how these actions to protect and enhance stockholder value.

Stockholder Feedback “What We Heard”	Actions Taken “What We Did”	Impact of Action “Why It Is Important”
Incentives should reward executives for company performance and align payouts with stockholder value creation	✓ 92% of CEO 2024 pay and 83% of our current NEOs 2024 pay is linked to either performance against preset goals or stockholder value creation.	✓ Supports continued focus on the company’s strategy ✓ Supports alignment of interests between NEOs and stockholders
Most stockholders, with a few exceptions, noted they prefer performance-based equity be the majority of annual equity awards	✓ Our LTI program consists of PSUs and RSUs. For 2024, increased weighting of PSUs to comprise 60% of LTI equity grants compared to 50% in 2023.	✓ Strengthens alignment of interests between NEOs and stockholders
Many stockholders voiced that PSUs should contain additional performance metrics to provide a more balanced assessment of company performance.

✓ For 2024 LTI grants, added an operationally focused metric based on the compound annual growth rate of our adjusted EPS weighted at 50% of PSU performance.

✓ Expanded our 2024 rTSR comparator group to better align with market practices while weighting rTSR at 50% of PSU performance.

✓ Better align incentive payouts with long-term company performance by providing a more balanced measurement of company performance
Some stockholders voiced their preference for a simpler bonus plan framework, and that annual performance plan metrics should measure more than just financial performance, with pipeline metrics being commonly supported. There was mixed support for ESG metrics, and stockholders voiced support for continued market access expansion.

✓ The 2024 Annual Bonus Plan continues to go beyond financial performance measurement, including pipeline, health equity and DE&I metrics.

✓ The 2024 Bonus Plan contains a simplified framework linking short-term compensation with performance.

✓ The 2024 Bonus Plan’s ESG goal includes metrics focused on clinical trial diversity, expanding global market access for SMA patients, and workforce DE&I initiatives.

✓ Aligns NEO focus on broad short-term goals which supports long-term performance

✓ Annual bonus plan multiplier is based on company performance which is assessed against quantifiable preset goals focused on financial performance and pipeline value creation

2024 Proxy Statement	-28-

Compensation Discussion and Analysis

Executive Summary of 2023 Achievements

2023 was a year of transformation for Biogen as we added four approved first-in-class medicines to our portfolio while we worked to realign our cost structure, remain prudent in allocating stockholder capital and reprioritized our pipeline.

Significant achievements in 2023 include:

•	Approval of 3 transformative first-in-class therapies:

○

LEQEMBI, an anti-amyloid antibody for the treatment of Alzheimer’s disease, developed by us and our collaboration partner Eisai, was granted traditional approval in July 2023 by the FDA and subsequently CMS confirmed broad coverage of the treatment. LEQEMBI was also approved by the Pharmaceuticals and Medical Devices Agency (PDMA) in Japan in September 2023 and China in January 2024, respectively. As of February 2024, there were regulatory filings for LEQEMBI under review in 14 other markets.

○

ZURZUVAE, for PPD, developed by us and our collaboration partner Sage, was approved by the FDA in August 2023, becoming the first and only oral, once-daily, 14-day treatment that can provide rapid improvements in depressive symptoms by day 15 for women with PPD. ZURZUVAE for PPD became commercially available in the U.S. during the fourth quarter of 2023.

○

QALSODY, for the treatment of ALS in adults who have a mutation in the SOD1 gene, received accelerated approval by the FDA in April 2023. Continued approval for this indication may be contingent upon verification of clinical benefit in confirmatory trial(s).

•

We completed the acquisition of Reata in September 2023. As a result of this transaction, we acquired SKYCLARYS (omaveloxolone), the first and only drug approved by the FDA in the U.S. in February 2023 and by the European Commission in the E.U. in February 2024 for the treatment of Friedreich’s Ataxia in adults and adolescents aged 16 years and older, as well as other clinical and preclinical pipeline programs. U.S. SKYCLARYS revenue was $55.9 million in 2023.

•

We maintained our leadership in our SMA business despite increased competition against SPINRAZA. Although our full year 2023 global SPINRAZA revenue decreased 3% as compared to 2022, we believe that SPINRAZA will remain a foundation of care in the treatment of SMA.

•

We initiated and executed a program as we work to realign our cost-base to our revenue and reengineer our business. We implemented a Fit for Growth operating model that prioritizes decision-making, agility, accountability and cost savings. We expect to achieve approximately $1.0 billion in gross operating expense savings by the end of 2025. The Fit for Growth initiative will enable us to reinvest a portion of these savings into potential growth drivers, including new capabilities and future medicines.

Our CMDC considered all of these achievements, and challenges, as they navigated executive compensation decisions for 2023 not just for our executive officers, but for all of our employees. Our CMDC believes that our executive compensation program for 2023 is consistent with our compensation philosophies and principles described below and demonstrates our commitment to linking compensation to company performance and strategy.

Refer to Appendix A for a reconciliation of non-GAAP measures.

2024 Proxy Statement	-29-

Compensation Discussion and Analysis

Executive Pay Structure Aligns with Compensation Philosophy

Executive Compensation Philosophy

Our executive compensation philosophy is to reward executives for the creation of long-term stockholder value. We designed performance-based compensation that is competitive with our peer group to attract and retain extraordinary leaders who perform at high levels and succeed in a demanding business environment.

Mission Focused and Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned

We emphasize the importance of achieving short-term goals while building and sustaining a foundation for long-term success in delivering meaningful and innovative therapies to patients	We benchmark against companies we compete with for talent and our compensation is designed to recruit, retain and motivate our leadership team to achieve their best for the company and our stockholders	We endeavor to align pay outcomes with company and individual performance and reward our best performers for exceeding expectations	We provide equity to all of our employees to align their interest with our broader interest of creating long-term value for our stockholders

How Our Pay Practices Align with Our Philosophy

Practice	Mission Focused / Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned

Over 85% of NEO (excluding the CEO) total direct compensation is tied to performance driven measurements	✓	✓	✓	✓

Annual bonus and LTI plan are performance-based with payouts capped	✓		✓	✓

LTI awards are linked to performance, subject to multi-year vesting periods, and designed to reward long-term performance	✓	✓	✓	✓

Competitive total pay opportunities relative to peer group and broader market in which we compete for talent	✓	✓	✓	✓

Annual risk assessment to ensure our compensation programs do not encourage excessive risk taking	✓			✓

Robust stock ownership, anti-hedging and pledging, and clawback policies	✓		✓	✓

Stockholder feedback is a key input to Board and CMDC discussions and informs actions taken	✓	✓	✓	✓

Compensation Elements

Our CMDC determines the elements of compensation we provide to our executive officers (which includes our CEO, all EVPs and our Chief Accounting Officer). The elements of our executive compensation programs and their objectives are as follows:

Element	Objective(s)
Base Salary

•  Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, skills, responsibilities, and potential to contribute to our future success.

Annual Bonus Plan

•  Aligns short-term compensation with the annual goals of the company.

•  Motivates and rewards the achievement of annual company and individual performance goals that support short- and long-term value creation.

Long-term Incentives

•  Aligns executives’ interests with the long-term interests of our stockholders by linking the value of awards to increases in our stock price and the achievement of other key performance goals.

•  Motivates and rewards the achievement of stock price and earnings growth, including those with a longer-term focus.

•  Promotes executive retention and stock ownership and focuses executives on enhancing long-term stockholder value.

Benefits

•  Promotes health and wellness.

•  Provides financial protection in the event of disability or death.

•  Provides tax-beneficial ways for executives to save towards their retirement and encourages savings through competitive employer matches to executives’ retirement savings.

2024 Proxy Statement	-30-

Compensation Discussion and Analysis

Compensation Mix

Our CMDC determines the general mix of the elements of our executive compensation programs. It does not target a specific mix of value for the compensation elements within these programs in either the program design or pay decisions. Rather, our CMDC reviews the mix of compensation elements to ensure an appropriate level of performance-based compensation is apportioned to short-term compensation opportunities and even more to long-term compensation opportunities to ensure alignment with our business goals, performance, and stockholder interests.

Additionally, our CMDC believes the greater the leadership responsibilities, the greater the potential impact an individual will have on Biogen’s future strategic direction. Therefore, for our executive officers, including our NEOs, a greater portion of their compensation is performance-based, with a particular emphasis on LTI awards.

Our Named Executive Officers for 2023

Our named executive officers are listed below.

Christopher A. Viehbacher President and Chief Executive Officer	Susan H. Alexander Chief Legal Officer

Michael R. McDonnell Chief Financial Officer	Rachid Izzar Head of Global Product Strategy & Commercialization

Nicole Murphy Head of Pharmaceutical Operations and Technology

Statement Regarding Mr. Viehbacher’s 2023 Compensation

Mr. Viehbacher joined Biogen in November 2022. As part of his initial employment arrangements, it was agreed that his salary arrangement and sign-on equity award would be in lieu of any additional salary adjustment and equity grants in 2023. As noted in our 2023 proxy statement, Mr. Viehbacher is next eligible for a salary adjustment and equity grants in 2024.

2023 Base Salary

In late 2022 in connection with the hiring of Mr. Viehbacher, our Board reviewed the base salaries of chief executive officers in our peer group. The Board used this information and considered Mr. Viehbacher’s compensation mix, capabilities, performance, future expected contributions and positioning relative to the peer group when setting his initial base salary. Because Mr. Viehbacher was hired in November 2022 shortly before our 2022 annual review cycle, no adjustment was made to his base salary in 2023, or any other elements of Mr. Viehbacher’s compensation.

Our CMDC undertook a similar review when approving the annual base salaries for our other NEOs, which positioned them, on average, at market median compared to persons with comparable jobs within our peer group, given the overall emphasis on other performance-based pay elements. The decision to increase base salaries for our applicable NEOs was made to remain market competitive.

2024 Proxy Statement	-31-

Compensation Discussion and Analysis

The annual base salary of each of our NEOs in 2023, compared to 2022, is as follows:

Name	2023 Salary	2022 Salary	% Increase(1)

C. Viehbacher	$1,600,000	$1,600,000	—

M. McDonnell	$950,490	$905,229	5.0%

S. Alexander	$929,524	$885,261	5.0%

R. Izzar	$594,756	$563,750	5.5%

N. Murphy	$675,000	$615,000	9.8%

(1) Percentage increase reflects the annual merit increase and, in the case of Ms. Murphy, also includes a market adjustment based on our CMDC’s review of peer group and survey data.

2023 Performance-Based Plans and Goal Setting

Performance Goals and Target Setting Process

In the first quarter of each year, our CMDC reviews and establishes the pay levels of each element of total compensation for our executive officers. Total compensation is comprised of base salary, annual cash bonus and LTI awards.

As part of this process, our CMDC reviews the mix of compensation elements to ensure that performance-based compensation is appropriately apportioned and aligns with our business goals and performance and the annual operating plan approved by our Board. In addition, the total compensation opportunity and mix of compensation elements for our executive officers are evaluated based on qualitative factors, such as individual, strategic and leadership achievements. Our CMDC considers these risks carefully when designing our executive compensation programs and believes that the use and weighting of multiple metrics and the use of quantitative and qualitative metrics can mitigate these risks and create appropriate incentives to focus on achievement of the company’s overall performance goals.

Our executive compensation programs place a significant emphasis on performance-based compensation.

We maintain a short-term incentive plan, known as our annual bonus plan, as well as an LTI plan.

For 2023, annual bonus plan awards granted to our NEOs were made under our 2023 Performance-Based Management Incentive Plan, and awards under our LTI plan were granted under our 2017 Omnibus Equity Plan.

Awards made under our annual bonus plan are directly tied to the achievement of our company performance goals, which are aligned with the company’s short- and long-term strategic plans, as well as individual performance goals.

In 2023, our CMDC determined that awards made under our LTI plan would incorporate a relative performance metric, comparing performance relative to a group of peer companies, as described below under “Long-Term Incentives”.

In setting our annual goals under our short- and long-term incentive plans, in addition to our internal forecasts, we consider analysts’ projections for our performance and the performance of companies in our peer group as well as broad economic and industry trends. We strive to establish challenging targets that result in payouts at or above target levels only when company performance warrants it. Our CMDC is responsible for reviewing and approving our metrics, goals, targets, and levels of payout (e.g., threshold, target and maximum) for our executive incentive compensation plans and awards and for reviewing and determining actual performance results at the end of the applicable performance period.

In setting and approving the performance goals for our executive officers and for the company under both the short- and long-term incentive plans, our CMDC also considers the alignment of such goals to our business plan, the degree of difficulty of attainment and the potential for the goals to encourage inappropriate risk-taking. Our CMDC has determined that the structures of our executive compensation programs do not put our patients, investors, or the company at any material risk.

Annual Bonus Plan

2023 Short-Term Incentive (STI) Program

Our annual bonus plan is a cash incentive plan that rewards near-term financial, strategic, and operational company performance, as well as individual performance. Our CMDC reviews the annual target bonus opportunities for each executive officer by position each year to ensure such opportunities remain competitive.

The 2023 target bonus opportunities for our NEOs were unchanged from their respective 2022 bonus targets, and the 2023 bonus target for Mr. Viehbacher was established in connection with his commencement of employment as our CEO in 2022.

2024 Proxy Statement	-32-

Compensation Discussion and Analysis

The target annual bonus opportunity as a percentage of year-end annual base salary for each of our NEOs in 2023 compared to 2022 was as follows:

Name	2023 Target	2022 Target

C. Viehbacher	150%	150%

M. McDonnell	80%	80%

S. Alexander	80%	80%

N. Murphy	75%	75%

R. Izzar	75%	75%

2023 Annual Bonus Plan Design

Awards for our NEOs under our 2023 annual bonus plan were based on the achievement of company performance goals and individual performance goals.

At the beginning of 2023 our CMDC set multiple company performance goals for our 2023 annual bonus plan and a payout multiplier, which we refer to as the Company Multiplier, ranging from 0% to 150%. The Company Multiplier, subject to adjustment by our CMDC, was calculated based on the determination of the level of achievement of each goal and the weighting assigned to each goal, resulting in the determination of the total Company Multiplier applied in the bonus calculation shown below.

In addition, our 2023 annual bonus plan payouts were based on an assessment of each NEO’s individual performance, considering their achievement of pre-determined individual performance goals. Evaluating individual performance allows our CMDC (or our Board, in the case of our CEO) to increase or decrease each NEO’s bonus amount based on the NEO’s performance by applying an individual performance multiplier, ranging from 0% to 150%, which we refer to as the Individual Multiplier.

We determined the individual annual bonus payments for 2023 using the following calculation:

Base Salary	x	Target Bonus (%)	x	Company Multiplier	x	Individual Multiplier

Our 2023 annual bonus plan provided that if the Company Multiplier was less than 50%, there would be no payout, regardless of individual performance, consistent with our pay-for-performance philosophy. Further, because the Individual Multiplier and the Company Multiplier each have a maximum of 150%, the combined multiplier result for each NEO could not exceed 225% of target.

2023 Company Performance Goals and Results

Company performance goals were established in the early part of 2023 with assigned weightings that reflected the company’s focus on attaining both financial and strategic goals, near term growth related to LEQEMBI and zuranolone, pipeline development and ESG goals.

The goals and weightings selected reflect the importance of linking reward opportunities to both near-term results and our progress in achieving longer-term goals.

The strategic performance goals selected in 2023 were designed to measure the achievement of our annual strategic priorities relating to our commercial opportunities and pipeline progress. Our financial performance goals were based on the company’s annual operating plan approved by our Board.

Changes Implemented for 2024 STI Program

As part of its review of the annual bonus program and aligned with stockholder feedback received, the CMDC has streamlined our 2024 annual bonus program to enhance not just the simplicity and transparency of the program, but also the alignment with our pay-for-performance philosophy. Changes for 2024 include:

✓  Enhancing the weighting of financial and pipeline metrics in the 2024 annual bonus scorecard,

✓  Simplifying the Operational and ESG metrics, and

✓  Increasing performance emphasis on targeted areas of focus including access, health equity and DE&I, the very areas of importance expressed by stockholders.

We expect these changes will strengthen the focus of executives as they drive the execution of our business strategy and strengthen alignment of executives’ interests with those of our stockholders.

2024 Proxy Statement	-33-

Compensation Discussion and Analysis

2023 Annual Bonus Plan Company Performance Targets and Results Table

Our CMDC established the company performance goals at the beginning of 2023 based on preliminary projections for 2023, including certain assumptions regarding the impact of continued TECFIDERA erosion in the U.S. market, increased pressure from generic fumarates in several E.U. markets, competitive pressure globally with respect to SPINRAZA, class erosion for interferons and ongoing pricing pressures for anti-TNFs in Europe and the erosion of our anti-CD20 profit share with Genentech due to the ongoing impact of RITUXAN biosimilars. Financial targets for 2023 were set below the financial targets and actual outcomes for 2022, primarily due to the continued impact of TECFIDERA generic entrants with deeply discounted prices both in the U.S. as well as generic fumarate entrants in certain E.U. markets and are tied directly to our performance-based on pre-established financial and operating performance goals designed to drive execution of our strategic priorities. Our near-term growth goals were focused on preparing for and executing launches for LEQEMBI and ZURZUVAE, both of which we viewed as important to our long-term strategy when these goals were set. Our pipeline development goals work to drive the advancement of high-quality assets through various phases of R&D and executing clinical trials in a timely manner. We believe tying our pipeline performance to executive pay is important in aligning executive and stockholder interests. Our ESG goals work to drive initiatives designed to increase patient access, lessen the environmental impact of our operations, and advance imperatives focused on developing our talent. Given the rigorous business planning review that accompanies the goal setting process, our CMDC believes that the goals were rigorous and appropriately difficult to attain.

Metric	Weight	Threshold	Target	Max	Achieved	Company Multiplier
Financial Performance
Revenue	33%	$9,235M	$9,721M	$10,311M	$9,675M(1)	95.3%
Non-GAAP diluted EPS	33%	$15.01	$15.80	$18.00	$15.71(1)	94.3%
Near-Term Growth – LEQEMBI
Launch Readiness and Execution of LEQEMBI	5%	Achievement			Above Goal(2)	117.0%
Near-Term Growth – ZURANOLONE
Launch Readiness and Execution of ZURANOLONE	5%	Achievement			Above Goal(2)	123.3%
Pipeline Development
Build and Advance Total Pipeline: ◾ Improve Pipeline Value Creation while maximizing the potential to deliver meaningful medicines for patients	19%	Achievement			At Goal(3)	100.0%
Environmental, Social, Governance
Execute on Critical ESG Strategy to Drive Access and Health Equity, DE&I, People Imperatives, and Environmental Initiatives: ◾ Clinical trial recruitment strategy ◾ Environmental initiatives ◾ Enterprise-wide DE&I and employee engagement advancements	5%	Achievement			At Goal(4)	100.0%
Overall Annual Bonus Plan Multiplier				Company Multiplier		98.6%*
				Whole Percent		99%
* Numbers may not recalculate due to rounding

Refer to Appendix A for relevant reconciliation of non-GAAP measures.

Notes to 2023 Annual Bonus Plan Company Performance Targets and Results Table

(1)

These financial measures were based on our publicly reported revenue of $9.8 billion and our publicly announced Non-GAAP diluted EPS of $14.72, as adjusted as follows: for purposes of our 2023 annual bonus plan, revenue was adjusted to 1) neutralize the effects of foreign exchange rate fluctuations; 2) remove SKYCLARYS product revenue; and 3) remove the impact of the change in our presentation of the commercialization expense incurred within the LEQEMBI collaboration. Beginning in the third quarter of 2023 Biogen presented its 50% share of all global pre- and post-commercialization sales & marketing expense for the LEQEMBI collaboration within SG&A expense and no longer presented the post-commercialization portion of these expenses as a reduction to revenue. Biogen’s 50% portion of LEQEMBI product revenue, net, and cost of sales, including royalties, continued to be classified as a component of revenue. Non-GAAP diluted EPS was further adjusted to 1) add $0.63 related to the impact of Reata’s operations for the fourth quarter of 2023; 2) add $0.35 related to the impact of the ENVISION study close out costs recorded in relation to our decision to discontinue the development and commercialization of ADUHELM; and 3) add $0.01 related to share repurchases in 2023 under our 2020 Share Repurchase Program to account for lower than forecasted share purchases during 2023.

2024 Proxy Statement	-34-

Compensation Discussion and Analysis

(2)

Our near-term growth goals for LEQEMBI and zuranolone were achieved above the targets set for these metrics, which included commercial supply readiness, patient access, international expansion, partnership health and other objectives critical for launch success.

(3)

The company continued to work to drive value creation through the achievement of key asset milestones. We achieved our target set for 2023 through the approvals of LEQEMBI, QALSODY and ZURZUVAE in various geographies as well as achieving clinical stage study recruitment ahead of baseline.

(4)

We achieved our key ESG goals at target. The company exceeded goals measuring health equity and access by recruiting diverse and representative clinical trial participants, executing country specific DE&I strategies to support recruitment in clinical trials and increasing global patient access. We were below target on goals measuring internal people imperatives. We exceeded goals focused on reducing the environmental impact of our operations.

Further detail on the company’s achievement of performance goals:

Financial Performance

1.	While we achieved over 99% of our revenue and EPS targets, this translated to a scorecard payout of 95.3% and 94.3%, respectively.

•

While we faced competitive revenue and EPS headwinds, we were able to slow the overall decline in revenue and EPS and worked to position the company for growth while maintaining a strategic and disciplined approach to capital allocation, striving to align our cost base with revenue, and advancing our environmental sustainability, social responsibility, and corporate governance objectives.

Operational Performance

2.	We exceeded our LEQEMBI launch readiness and execution goals including:

•	Ensured inventory readiness at launch, aligned on manufacturing cost reduction initiatives, and supported international filings and inspections for manufacturing facilities.

•	Aligned on international launch plan and measured access through reimbursement restrictions.

•	Measured partnership health through effective joint operating and governance teams.

3.	We exceeded our ZURANOLONE launch readiness and execution goals including:

•	Ensured inventory readiness at launch.

•	Established commercial structure along launch timelines, engaged with key medical experts, and secured favorable reimbursement for patients.

•	Worked to create long-term value through geographic expansion planning and furthered scientific understanding through data publications.

•	Measured partnership health through effective joint operating and governance teams.

4.	We have progressed our pipeline and met our development goals

•	Develop and Expand Portfolio—We made progress on key clinical studies and certain regulatory approvals in 2023.

•	Depression

○	ZURZUVAE was approved by the FDA for PPD.

•	ALS

○	QALSODY was given accelerated approval by the FDA.

•	Alzheimer’s Disease

○	LEQEMBI was approved by the FDA in the U.S. and the PDMA in Japan.

Environmental, Social, and Governance

5.	Collectively we met our people and ESG goals

•

Advanced our recruitment strategy of achieving clinical trials that reflect the epidemiology of the disease, opened trial sites in underserved geographies, executed country specific DE&I initiatives to ensure access to clinical trials, highlighted data generation in DE&I populations, and expanded market access for SMA patients.

•	Measured achievement against internal DE&I goals and other people imperatives.

•	Increased the number of green labs and measured the participation in our sustainable benefits and initiatives.

2024 Proxy Statement	-35-

Compensation Discussion and Analysis

2023 Individual Performance Goals and Results

The Individual Multiplier reflects each named executive officer’s overall individual performance rating that is determined as part of our performance assessment process. Each NEO’s Individual Multiplier is based on an evaluation of his or her overall performance and consideration of the achievement of individual goals established at the beginning of the year. Goals may be both quantitative and qualitative. For 2023 Mr. Viehbacher recommended to our CMDC an Individual Multiplier for each actively employed NEO (other than himself) based on his assessment of their individual contributions for the year. In addition, our CMDC reviews on a qualitative basis each NEO’s other contributions to the company and our business, leadership competencies and relative performance among all our executive officers in determining Individual Multipliers. In its evaluation, our CMDC assigned Individual Multipliers to our actively employed NEOs, other than Mr. Viehbacher, between 115% and 150% based on the accomplishments listed below. Our CMDC recommended, and our Board approved, Mr. Viehbacher’s bonus with an individual multiplier of 100% and company multiplier of 99%.

Christopher Viehbacher

In determining CEO performance, the Board balances both short term performance with long term stockholder value creation; and to determine 2023 CEO annual bonus, the Board considered the company financial results and the actions executed in the year to reposition the company’s portfolio and create future stockholder value.

Mr. Viehbacher has performed very well in his first year as CEO, realigning the company strategy and working to address the key strategic and leadership priorities with urgency. As articulated in the Company’s accomplishments above, the company achieved 99.5% of its revenue target and 99.4% of its EPS targets as set in the Annual Operating Plan. Financial performance in 2023 benefited from Mr. Viehbacher’s leadership in a context of challenging conditions in place prior to his arrival. He properly focused on strategic clarity, and on executing near term actions with the aim of increasing long-term stockholder value.

The Board believes that Mr. Viehbacher is focused on the right priorities to return Biogen to growth, and he is performing well in driving these: 1) Shifting focus and resources from MS to new growth areas; 2) Renewing efforts to grow SPINRAZA and VUMERITY; 3) Reducing and re-deploying the company cost base, which is expected to lead to gross cost savings of $1 billion by the end of 2025; 4) Focusing the R&D portfolio on value creating programs; and 5) Seeking and executing external growth opportunities.

Specifically, we note the following achievements on Mr. Viehbacher’s first year as CEO of Biogen:

•

Led the transformation of Biogen’s R&D pipeline to focus the portfolio on value creating programs and diversification across multiple unmet disease areas including immunology and rare diseases, in addition to neuroscience.

•

Launched three first in class therapies including LEQEMBI, ZURZUVAE and QALSODY, bringing new medicines to previously underserved patients while also advancing scientific breakthroughs, including the identification of a new biomarker in patients with ALS.

•	Executed the $7.3 billion acquisition of Reata, expanding Biogen’s rare disease portfolio and adding the first commercially approved treatment for Fredrich’s Ataxia to Biogen’s diverse portfolio.
•	Strengthened Biogen’s Executive Leadership team through the acquisition of new talent including the Head of Corporate Development, Head of Research, and the appointment of the Head of Development.
•

Significantly improved Biogen’s cost basis through the organization-wide Fit for Growth initiative, resulting in a simplified operating structure and expected gross cost savings of $1.0 billion by the end of 2025.

In summary, the Board believes that Mr. Viehbacher’s performance has substantively transformed the cost structure of the company, is driving the right actions on the portfolio, has improved internal and external relationships with key stakeholders, has strengthened Biogen’s Executive Committee, and is driving a culture of performance and accountability that should contribute to sustainable long-term stockholder value creation.

Michael McDonnell

•	Drove strong financial performance against objectives approved by our CMDC and contained in the company’s 2023 annual operating plan.
•	Improved working capital management and cash flow and helped advise on the portfolio transformation.
•	Implemented a transformative IT strategy which delivered long-term cost savings, improved operational efficiency, and enhanced data protection of Biogen assets.
•

Co-led implementation of the organization-wide Fit for Growth initiative, delivering a simplified operating structure and resulting in significant operating expense reductions, to better align Biogen’s cost basis and revenue stream and which is expected to result in $1.0 billion in gross savings by the end of 2025.

•	Through renewed investor relations strategy and leadership, improved interactions with investors, leading to transparent and productive dialogue.
•	Prudently allocated capital to support the company’s objectives while managing liquidity and shaping our capital strategy.
•	Significant involvement in the evaluation and acquisition of Reata, resulting in the expansion of Biogen’s commercial portfolio and revenue streams.

2024 Proxy Statement	-36-

Compensation Discussion and Analysis

Susan H. Alexander

•	Led our compliance with SEC disclosure requirements.
•	Provided strategic legal advice to support patent protection and appeals, regulatory issues and filing of therapeutic applications to regulatory bodies.
•	Supported Fit for Growth initiatives.
•	Partnered with many internal functions to support lecanemab and zuranolone initiatives before and after approval.
•	Provided essential advice, was involved in deal negotiation, and aided the execution of the Reata acquisition to strengthen Biogen’s portfolio.
•	Provided transaction and litigation support, including supporting key business development and regulatory matters.

Nicole Murphy

•	Exceeded annual operating plan (AOP) targets across all major areas of financial responsibility.
•	Exceeded overall manufacturing success rate target.
•	Oversaw regulatory and partner inspections to improve operational performance and quality.
•	Partnered with research and development to advance our pipeline and patient access to medicines.
•	Executed global strategies focused on reducing the environmental impact of our manufacturing operations.
•	Enabled supply and distribution readiness to support improved clinical patient supply, commercial patient supply and new launch readiness.
•	Ensured manufacturing of distributed product met all applicable quality standards to maintain functionality, efficacy, identity, strength, and purity of our products.
•	Supported Fit for Growth initiatives.

Rachid Izzar

•

Successfully led the transformation of Biogen’s Global Product Strategy and Commercialization (GPS&C) organization, Government Affairs, Value & Access and Corporate Affairs organizations, delivering an optimized global operating model designed to maximize Biogen’s global commercialization goals.

•	Executed successfully on LEQEMBI, ZURZUVAE, and SKYCLARYS initiatives.
•

Co-led implementation of the organization-wide Fit for Growth initiative, delivering a simplified operating structure and resulting in significant operating expense reductions, to better align Biogen’s cost basis and revenue stream and which is expected to result in $1.0 billion in gross savings by the end of 2025.

•

Contributed to Reata initial assessment and diligence, specifically assessment of the global commercial landscape in support of the acquisition, bringing SKYCLARYS into the rare disease franchise and strengthening Biogen’s portfolio.

2023 Annual Bonus Plan Awards

Our CMDC, except with respect to Mr. Viehbacher whose final bonus determinations were made by our Board, determined that the final bonus awards under our 2023 annual bonus plan were as follows:

Name	Year-end Salary (A) x	Target Bonus% (B) x	Company Multiplier (C) x	Individual Multiplier (D) =	Bonus Award (E)

C. Viehbacher	$1,600,000	150%	99%	100%	$2,376,000

M. McDonnell	$950,490	80%	99%	150%	$1,129,183

S. Alexander	$929,524	80%	99%	115%	$846,611

N. Murphy	$675,000	75%	99%	135%	$676,603

R. Izzar	$594,756	75%	99%	130%	$574,088

2024 Proxy Statement	-37-

Compensation Discussion and Analysis

Long-Term Incentives

2023 LTI Program

Below is a summary of the types of annual LTI awards granted to our NEOs (with the exception of Mr. Viehbacher who was not eligible for LTI grants) for 2023.

Terms	Performance Stock Units	Restricted Stock Units

Proportion of Annual Target Grant	50%	50%

Performance Period(s)	3 years (2023-2025)	n/a

Metrics & Weightings	Relative Total Stockholder Return: 100%	n/a

Threshold / Maximum Payout (% of Target Award)	25% / 200%	n/a

Vesting	3-Year Cliff Vesting	Annual Ratable Vesting over 3 years (1/3 per year)

All annual LTI awards granted to our executive officers are variable and designed to reward long-term company performance.

Our LTI program for our executive officers for 2023 consisted of PSUs and RSUs, with the annual LTI total target grant date value of awards being split evenly between PSUs and RSUs (assuming target performance). The PSUs granted to our executive officers are performance-based and settled in our common stock. The RSUs granted to our executive officers are time-based and settled in our common stock. The performance conditions applicable to these PSUs are described in further detail below.

Our annual LTI target grant values are determined based on an executive’s individual performance, potential future contributions and market competitiveness as well as other factors. In determining the LTI target grant value for a year, our CMDC reviews LTI awards made by companies in our peer group and, in certain circumstances, the broader market, and reviews the total compensation level of our executive officers against that of companies in our peer group and, in certain circumstances, the broader market. In general, we place a heavier weight on LTI awards in our executive compensation program to better align the interests of our executives with those of our stockholders. On average, target LTI grant values for our NEOs position their total compensation at or around the median values of our peer group in cases where there are comparable positions at the peer companies.

We have an established annual LTI grant practice where LTI grants are made following the completion of our internal performance reviews of our executive officers as well as our external market review of equity practices of our peer group and the broader market, including data from the Willis Towers Watson Pharmaceutical and Health Sciences Executive Compensation survey (Willis Towers Watson Survey) described later in this document. Since 2004, we have made our annual LTI grants in February of each year generally following our annual earnings release.

From time to time, we also grant time-based RSUs to recognize extraordinary contributions to the company or for transition or retention purposes.

In 2023, the annual LTI grant values for our NEOs (assuming target performance) were as follows:

Name	LTI Grant Value

C. Viehbacher(1)	—

M. McDonnell	$4,000,000

S. Alexander	$3,750,000

N. Murphy	$3,600,000

R. Izzar	$3,500,000

Notes to the 2023 LTI Awards Table

(1) Mr. Viehbacher was not eligible for any 2023 equity grants.

The performance metric for the 2023 PSUs is a three-year cumulative rTSR metric and the 2023 PSUs will vest on the third anniversary of the date of grant, with the number of PSUs earned based on the cumulative rTSR metric. This program design drives our long-term business strategy, is reflective of competitive market practices and aligns with stockholder interests. We believe measuring rTSR is critical to see how we perform in comparison to the market. The actual value (if any) of PSUs will not be

2024 Proxy Statement	-38-

Compensation Discussion and Analysis

realized by our NEOs until the three-year period ends and then only if the applicable performance goals are achieved. The table below outlines a summary of PSU awards granted in 2023.

Elements	Description

rTSR Comparison Group	Peer group used for executive compensation benchmarking (see page 44)

Performance Period	3 years: 2023-2025

Performance Goals & Payouts		Threshold	Target	Maximum
	Goal	25th Percentile	55th Percentile	75th Percentile
	Payout	25% of Target	100% of Target	200% of Target
There is no payout for performance below threshold and payouts are capped at 200% of target. Payouts are interpolated for performance between threshold, target and maximum.

Absolute TSR Cap	In the event our absolute TSR performance over the 2023-2025 period is negative, any payouts under this program will be capped at target, irrespective of rTSR performance.

The actual value that will be realized from annual PSU awards depends on the degree of achievement of performance goals, with 100% of the PSUs (based on the grant date target value) settled in our common stock based upon achievement of a cumulative three-year rTSR metric. The actual value that will be realized from RSU awards depends on the closing stock price on each of the dates such awards vest. If the vesting price is higher than the grant price, the value of stock that vest will be increased and in contrast, if the vesting price is lower than the grant price, the value of stock that vest will be decreased. Our common stock price is influenced by the company’s performance as well as external market factors.

Changes Implemented for 2024 LTI Program

As part of its review of the annual LTI program and aligned with stockholder feedback received, the CMDC has updated the structure of our 2024 LTI program to provide additional emphasis on PSUs, a more balanced assessment of company performance and improve the objectivity of performance measurement. Changes for 2024 include:

✓ Increasing the emphasis on PSUs: PSUs will comprise 60% of 2024 LTI equity awards, an increase from 50% in 2023,

✓ Adding an operational-focused performance metric to the 2024 PSU: In addition to rTSR performance goals, 2024 PSUs will also include a compound annual growth rate of our adjusted EPS (EPS CAGR) performance goal, with the metric weightings evenly split between rTSR and EPS CAGR, and

✓ Expanding the rTSR comparator group: In 2024, rTSR performance will be assessed against a comparator group consisting of all companies in our executive compensation peer group plus constituents of the NASDAQ Biotechnology Index with a $5B market cap or greater which aligns with market practice for rTSR measurement and increases the objectivity of the rTSR comparator group.

We expect these changes will strengthen the long-term focus of executives, better align the equity vesting outcomes with the creation of incremental stockholder value and strengthen alignment of executives’ interests with those of stockholders.

2022 LTI Program

The 2022 LTI program operates with the same design as the 2023 program.

2021 LTI Program

For our 2021 PSU awards, 60% of the PSUs (based on the grant date target value) were settled in our common stock based on achievement of pipeline performance goals over a three-year performance period (2021 to 2023) (the 2021 Stock-Settled PSUs) and continued employment through the vesting date. The remaining 40% of the PSUs were settled in cash based on the achievement of three one-year financial goals (2021, 2022 and 2023) (the 2021 Cash-Settled PSUs) and continued employment through the vesting date. Our 2021 PSU awards vested in February 2024.

For our 2021 PSU awards, the number of PSUs earned at the end of the three-year performance period was determined as set forth below:

2021 PSU Awards Table

Set forth below is a summary of the performance metrics and weightings that our CMDC established for our 2021 PSU awards and the degree to which we achieved the performance goals for the 2023 tranche of the 2021 Cash-Settled PSUs.

2024 Proxy Statement	-39-

Compensation Discussion and Analysis

Based on our overall performance the multiplier for the 2023 (i.e., third) tranche of the 2021 Cash-Settled PSUs was 94% for our NEOs.

Percentage of PSU Award	Percentage of PSU Target Value /Total LTI Target Value	Performance Metrics	Performance Metrics Weight	Performance Period	Target Performance	Actual Performance

Stock- Settled: 60%	60% / 30%	Pipeline Milestone	60%	2021-2023	Specific goals are not disclosed for competitive reasons(7)
		Performance

Cash- Settled: 40%	40% / 20%	Adjusted Free Cash Flow	28%	2021	$3.1B	$3.4B(1)
				2022	$2.0B	$2.1B(2)
				2023	$1.8B	$1.8B(3)
		Revenue	12%	2021	$10.5B to $10.6B	$11.1B(4)
				2022	$10.0B	$10.3B(5)
				2023	$9.7B	$9.7B (6)

Notes to the 2021 PSU Awards Table

See Appendix A for a reconciliation of non-GAAP measures.

(1)

This financial measure was based on our Non-GAAP free cash flow, as adjusted to add $105.0 million related to an upfront payment made in connection with entering into a collaboration and license agreement with InnoCare Pharma Limited, $43.0 million related to a milestone payment associated with the FDA approval of ADUHELM in the U.S. and $12.0 million related to other commercial milestone payments, partially offset by the subtraction of $116.0 million from the ADUHELM sales impact on working capital, $62.0 million related to the Italy rebate impact and $2.0 million related to share repurchases in 2021 under our 2020 Share Repurchase Program. These items were either not originally contemplated, or their magnitude or timing was uncertain at the time the company performance goals were originally established.

(2)

This financial measure was based on our Non-GAAP free cash flow, as adjusted to add $1.0 million related to share repurchases in 2022 under our 2020 Share Repurchase Program and $917.0 million related to total net payments for a litigation settlement agreement and settlement fees and expenses. These items were either not originally contemplated, or their magnitude or timing was uncertain at the time the company performance goals were originally established.

(3)

This financial measure was based on our Non-GAAP free cash flow, as adjusted to subtract $7.0 million related to share repurchases in 2023 under our 2020 Share Repurchase Program and add $486.0 million related to total net cash payments made in the fourth quarter of 2023 related to Reata. These items were either not originally contemplated, or their magnitude or timing was uncertain at the time the company performance goals were originally established.

(4)	This financial measure was based on our publicly reported revenue of $11.0 billion, as adjusted to neutralize the effects of foreign exchange rate fluctuations.
(5)	This financial result was based on our publicly reported revenue of $10.2 billion, as adjusted to neutralize the effects of foreign exchange rate fluctuations.
(6)

These financial measures were based on our publicly reported revenue of $9.8 billion, as adjusted to 1) neutralize the effects of foreign exchange rate fluctuations; 2) remove SKYCLARYS product revenue; and 3) remove the impact of the change in our presentation of the commercialization expense incurred within the LEQEMBI Collaboration. Beginning in the third quarter of 2023 Biogen presented its 50% share of all global pre- and post-commercialization sales & marketing expense for the LEQEMBI Collaboration within SG&A expense and no longer presented the post-commercialization portion of these expenses as a reduction to revenue. Biogen’s 50% portion of LEQEMBI product revenue, net, and cost of sales, including royalties, continued to be classified as a component of revenue.

(7)	These goals include completing activities critical to advancing therapies through our pipeline including but not limited to milestones associated with LEQEMBI, ZURZUVAE and QALSODY.

The 2021 Stock-Settled PSUs metric, which was approved by our CMDC, was the achievement of a pipeline milestone performance for the three-year period of 2021 through 2023.

Pipeline milestone performance over the three-year period from 2021 through 2023 was selected with the aim to drive our long-term strategic direction and stockholder value creation through our pipeline progress and development.

The 2021 Cash-Settled PSUs financial metrics were adjusted free cash flow and revenue. At the beginning of each year during the performance period for our 2021 Cash-Settled PSU awards, our CMDC approved the targets for each of these financial metrics for such year. When making these grants in 2021, our CMDC decided that because of the nature of our business, in which operating metrics can potentially be impacted positively or negatively by events outside of the control of executives, the design of the PSU program would be based, in part, on the use of three one-year financial goals.

•

Our CMDC viewed free cash flow as a critical measure to align the interests of management with those of our stockholders as it reflects the net cash flow available to the company to pursue opportunities and investments that enhance stockholder value. As such, a cash flow performance goal encouraged management to optimize capital expenditures, invest prudently in high return projects and optimize working capital.

2024 Proxy Statement	-40-

Compensation Discussion and Analysis

•

We selected revenue as a performance measure to further reinforce the importance of achieving and exceeding our revenue goal and to provide an additional incentive (outside our annual bonus plan) to achieve such goal with the imposition of longer-term vesting requirements to encourage retention.

To further motivate our executives to drive the organization toward the achievement and potential over-achievement of these goals, we provided for a maximum payout opportunity of 200% for our PSU awards. Participants ultimately earned between 0% and 200% of the target number of PSUs granted based on the degree of actual performance goal achievement, generally subject to continued service with the company.

2021 PSU Award Payout

Set forth below is a summary of the performance metrics and weightings that our CMDC established for our 2021 PSU awards and the degree to which we achieved the performance goals for the 2021 Stock-Settled PSUs and the 2021 Cash-Settled PSUs.

2021 Stock-Settled PSUs

			Performance Target

Performance Metrics	Performance Period	Threshold	Target	Max	Results	Weight	Payout

Pipeline Milestone Performance	2021-2023	Specific goals are not disclosed for competitive reasons			Above Goal(1)	60%	105%
2021 Stock-Settled PSU Multiplier							105%

Notes to the 2021 Stock-Settled PSUs Table

(1)

The company continued to expand and re-shape its pipeline of pre-clinical and clinical stage programs through the advancement of internal programs, external business development activities, and exceeding expectations with respect to our clinical stage portfolio. Some achievements which drove this payout included milestones associated with LEQEMBI, ZURZUVAE and QALSODY. Specific details are not disclosed for competitive reasons.

2021 Cash-Settled PSUs

			Performance Target

Performance Metrics	Performance Period	Threshold	Target	Max	Results	Weight	Multiplier

Adjusted Free Cash Flow	2021	$2.8B	$3.1B	$3.4B	$3.4B(1)	28%	160.9%

Revenue	2021	$10.1B	$10.5B to 10.6B	$11.3B	$11.1B(2)	12%	140.5%

2021 Tranche of 2021 Cash-Settled PSU Multiplier							155.0	%*(7)

Adjusted Free Cash Flow	2022	$1.6B	$2.0B	$2.3B	$2.1B(3)	28%	111.3%

Revenue	2022	$9.5B	$10.0B	$10.5B	$10.3B(4)	12%	139.6%

2022 Tranche of 2021 Cash-Settled PSU Multiplier							120.0	%*(8)

Adjusted Free Cash Flow	2023	$1.7B	$1.8B	$2.3B	$1.8B(5)	28%	93.2%

Revenue	2023	$9.2B	$9.7B	$10.9B	$9.7B(6)	12%	95.3%

2023 Tranche of 2021 Cash-Settled PSU Multiplier							94.0	%*(9)

* Numbers may not recalculate due to rounding.

  See Appendix A for a reconcilliation of non-GAAP measures.

Notes to the 2021 Cash-Settled PSUs Table

(1)

This financial measure was based on our Non-GAAP free cash flow, as adjusted to add $105.0 million related to an upfront payment made in connection with entering into a collaboration and license agreement with InnoCare, $43.0 million related to a milestone payment associated with the FDA approval of ADUHELM in the U.S. and $12.0 million related to other commercial milestone payments, partially offset by the subtraction of $116.0 million from the ADUHELM sales impact on working capital, $62.0 million related to the Italy rebate impact and $2.0 million related to share repurchases in 2021 under our 2020 Share Repurchase Program. These items were either not originally contemplated or their magnitude or timing was uncertain at the time the company performance goals were originally established.

(2)	This financial measure was based on our publicly reported revenue of $11.0 billion, as adjusted to neutralize the effects of foreign exchange rate fluctuations.
(3)

This financial measure was based on our Non-GAAP free cash flow, as adjusted to add $1.0 million related to share repurchases in 2022 under our 2020 Share Repurchase Program and $917.0 million related to total net payments for a litigation settlement agreement and settlement fees and expenses. These items were either not originally contemplated or their magnitude or timing was uncertain at the time the company performance goals were originally established.

2024 Proxy Statement	-41-

Compensation Discussion and Analysis

(4)	This financial measure was based on our publicly reported revenue of $10.2 billion, as adjusted to neutralize the effects of foreign exchange rate fluctuations.
(5)

This financial measure was based on our Non-GAAP free cash flow, as adjusted to subtract $7.0 million related to share repurchases in 2023 under our 2020 Share Repurchase Program and add $486.0 million related to total net cash payments made in the fourth quarter of 2023 related to Reata. These items were either not originally contemplated or their magnitude or timing was uncertain at the time the company performance goals were originally established.

(6)

This financial measure was based on our publicly reported revenue of $9.8 billion, as adjusted to 1) neutralize the effects of foreign exchange rate fluctuations; 2) remove SKYCLARYS product revenue; and 3) remove the impact of the change in our presentation of the commercialization expenses incurred within the LEQEMBI Collaboration. Beginning in the third quarter of 2023 Biogen presented its 50% share of all global pre- and post-commercialization sales & marketing expenses for the LEQEMBI Collaboration within SG&A expense and no longer presented the post-commercialization portion of these expenses as a reduction to revenue. Biogen’s 50% portion of LEQEMBI product revenue, net, and cost of sales, including royalties, continued to be classified as a component of revenue.

(7)

We utilized the same performance metrics for the 2021 (i.e., second) tranche of the 2020 Cash-Settled PSUs and the 2021 (i.e., third) tranche of the 2019 Cash-Settled PSUs and, therefore, the multiplier for the 2021 tranche of the 2020 Cash-Settled PSUs and the 2019 Cash-Settled PSUs for the NEOs was also 155% for our NEOs.

(8)

We utilized the same performance metrics for the 2022 (i.e., third) tranche of the 2020 Cash-Settled PSUs and the 2022 (i.e., second) tranche of the 2021 Cash-Settled PSUs and, therefore, the multiplier for the 2022 tranche of the 2021 Cash-Settled PSUs and the 2020 Cash-Settled PSUs for the NEOs was also 120% for our NEOs.

(9)

We utilized the same performance metrics for the 2023 (i.e., third) tranche of the 2021 Cash-Settled PSUs and, therefore, the multiplier for the 2023 tranche of the 2021 Cash-Settled PSUs was also 94% for our NEOs.

2021 PSU Payout

The final payouts under our 2021 Stock-Settled PSUs and 2021 Cash-Settled PSUs were as follows:

Name	Target 2021 Stock- Settled PSU Award at Grant (#)	Actual 2021 Stock-Settled PSU Award Earned (#)	Target 2021 Cash-Settled PSU Award at Grant ($)	Actual 2021 Cash-Settled PSU Award Earned ($)

C. Viehbacher	—	—	—	—

M. McDonnell	4,350	4,568	$800,000	$858,580

S. Alexander	3,260	3,423	$600,000	$643,830

N. Murphy	815	856	$150,000	$161,240

R. Izzar	1,305	1,370	$240,000	$257,406

2021 MSUs

MSUs comprised 50% of our executives’ target LTI for 2021. MSUs are performance-based RSUs that are earned based on our common stock price performance from the date of grant to each of the three annual vesting dates. Each annual tranche is assessed against our stock price on the original grant date, such that the awards vesting in 2022, 2023 and 2024 were assessed against the 2021 grant date stock price, thereby aligning long-term executive interests with those of our stockholders. On each vesting date, the performance multiplier is determined based on the stock price growth measured from the grant date to such vesting date using the average closing stock price for the 30 calendar days following and including the grant date and 30 calendar days prior to and including such vesting date for MSUs granted in 2021.

Participants ultimately earned between 0% and 200% of the target number of MSUs awarded based on our actual stock performance. The maximum payout percentage of MSUs granted in 2021 is consistent with those granted in 2020 (200%). Once the performance multiplier was determined, it was applied to the target number of MSUs granted to each executive.

The three-year vesting period ties executive compensation directly to our common stock price performance, as both the MSUs earned, and the value actually received in respect of MSUs are dependent on the performance of our common stock over the three-year vesting period. On each vesting date, the earned MSUs were settled in our common stock. MSUs directly align long-term interests of our executives with stockholders, as the payout is directly tied to stock price performance.

The following table shows the vesting date, performance period and performance multiplier applied for MSUs vesting in 2023 and 2024:

Grant Date	Vesting Date	Performance Period	Performance Multiplier

	2/2024	3 years	89%

2/2021	2/2023	2 years	106%
	2/2022	1 year	82%

2024 Proxy Statement	-42-

Compensation Discussion and Analysis

Roles and Responsibilities

Role of the CMDC

Our CMDC, which is composed of three independent directors, oversees and administers our executive compensation programs. In making executive compensation decisions, our CMDC reviews a variety of factors and data, most importantly our performance and individual executive performance, and considers the totality of compensation that may be paid and the value of short- and long-term incentives that may be granted. In addition, our CMDC administers our annual bonus plan and our equity plans, reviews business achievements relevant to payouts under our compensation plans, makes recommendations to our Board with respect to compensation policies and practices as well as the compensation of our CEO and seeks to ensure that total compensation paid to our executive officers is fair, competitive and aligned with stockholder interests. Our CMDC hires outside advisors, when it deems appropriate, to assist it in reviewing and revising our executive compensation programs.

The duties and responsibilities of our CMDC are described in this section and can be found in our CMDC’s written charter adopted by our Board, which is available on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section.

Role of the Independent Compensation Consultant

Our CMDC believes that independent advice is important in developing and overseeing our executive compensation programs. Pearl Meyer is currently engaged as our CMDC’s independent compensation consultant. Pearl Meyer does not provide any other services to Biogen and engages in other matters as needed and as directed solely by our CMDC.

Reporting directly to our CMDC, Pearl Meyer provides guidance on trends in CEO, executive and non-employee director compensation, the development of specific executive compensation programs and the composition of the company’s compensation peer group used for market comparisons. Additionally, Pearl Meyer prepares a comprehensive report on CEO pay that compares each element of our CEO’s compensation to that of CEOs at companies in our peer group. Using this and other similar information, our CMDC recommends, and our Board approves, the elements and target levels of our CEO’s compensation and our CMDC approves the elements and target levels of compensation for our other executive officers.

Our CMDC assesses Pearl Meyer’s independence annually and, in accordance with applicable SEC and Nasdaq rules, confirmed in December 2023 that Pearl Meyer’s work did not raise any conflicts of interest and that Pearl Meyer remains independent under applicable rules.

Role of our CEO

Each year our CEO provides an assessment of the performance of each executive officer, other than himself, during the prior year and recommends to our CMDC the compensation to be paid or awarded to each executive. Our CEO’s recommendations are based on numerous factors, including:

•	company, team and individual performance;

•	potential for future contributions;

•	leadership competencies, skills and experience;

•	external market competitiveness;

•	internal pay comparisons; and

•	other factors deemed relevant.

To understand the external market competitiveness of the compensation for our executive officers, our CEO and our CMDC review a report analyzing publicly available information and surveys prepared by our internal compensation group and reviewed by Pearl Meyer. The report compares the compensation of each executive officer, other than our CEO, to data available for comparable positions at companies in our peer group and, in certain circumstances, the broader market, by compensation element (please see “External Market Competitiveness and Peer Group” below for further details). Our CMDC considers all of the information presented, discusses the recommendations with our CEO and with Pearl Meyer and applies its judgment to determine the elements of compensation and target compensation levels for each executive officer, other than the CEO.

Our CEO also provides a self-assessment of his achievements for the prior year. Our CMDC reviews and considers this in analyzing the CEO’s performance, and in recommending the compensation of our CEO for approval by our Board. Our CEO does not participate in any deliberations regarding his own compensation.

2024 Proxy Statement	-43-

Compensation Discussion and Analysis

External Market Competitiveness and Peer Group

We consider market practices and trends when determining executive compensation levels and compensation program designs at Biogen. We do not target a specific market percentile or simply replicate the market practice. Instead, we review external market practices as a reference point to assist us in providing programs designed to attract, retain and inspire extraordinary talent. Our CMDC also uses peer group and other market data to provide context for its executive compensation decision-making. Each year Pearl Meyer reviews the external market data and evaluates the composition of our peer group for appropriateness.

Our CMDC reviews the information provided from internal sources as well as the information provided by Pearl Meyer to select our peer group based on comparable companies that approximate (1) our scope of business, including revenue and market capitalization, (2) our global geographical reach, (3) our research-based business with multiple marketed products and (4) a comparable pool of talent for which we compete.

The peer group used for setting 2023 target compensation levels and making related compensation decisions for the NEOs consisted of the biotechnology and pharmaceutical companies listed below, as we compete with companies in both of these sectors for executive talent. This peer group was determined by the CMDC based on an in-depth review by its independent compensation consultant, Pearl Meyer, which included an assessment of potential comparators to evaluate the degree to which the current peers are generally reflective of Biogen’s profile in terms of valuation, size, maturity, global scale and complexity. The assessment also included an examination of the broader marketplace to identify appropriate and relevant removals and/or additions to the peer group.

Biotechnology Peers	Pharmaceutical Peers

Amgen Inc.

Alnylam Pharmaceuticals, Inc.

BioMarin Pharmaceutical Inc.

Gilead Sciences Inc.

Incyte Corporation

Moderna, Inc.

Neurocrine Biosciences, Inc.

Regeneron Pharmaceuticals, Inc.

Seagen Inc.*

United Therapeutics Corporation

Vertex Pharmaceuticals Incorporated

*Acquired by Pfizer in December 2023.

AbbVie Inc. Bristol-Myers Squibb Company Eli Lilly and Company Jazz Pharmaceuticals plc Merck & Co, Inc.

For each of the companies in our peer group, when available, we analyze the company’s CD&A and other data publicly filed during the prior year to identify the executives at such companies whose positions are comparable to those held by our executive officers, including our CEO. We then compile and analyze the data for each comparable position. Our competitive analysis includes the structure and design of the executive compensation programs as well as the targeted value of the compensation under these programs.

For our executive officers, other than our CEO, we may supplement the data from our peer group with published compensation surveys. For 2023, consistent with past years, we used the Willis Towers Watson survey. We chose the Willis Towers Watson survey because of the number of companies in our peer group that participate in it, the number of positions reported by the survey that continue to be comparable to our executive positions and the high standards under which we understand the survey is conducted (including data collection and analysis methodologies). All of the companies in our peer group are represented in a special cross-section of the Willis Towers Watson survey focused on our peer group other than Alnylam Pharmaceuticals, Inc., BioMarin Pharmaceutical Inc., Incyte Corporation, Jazz Pharmaceuticals plc, Neurocrine Biosciences, Inc., Seagen Inc., and United Therapeutics Corporation, none of which included data in the survey. This survey data includes other relevant companies in the biotech and pharmaceutical industry with which we compete for talent.

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Compensation Discussion and Analysis

A summary of the process our CMDC follows in setting compensation is described below:

CMDC Compensation Setting Process

Target Setting	Management creates an annual operating plan that discusses potential goals for the upcoming year that are tied to the short- and longer-term strategic goals of the company as well as individual goals for our executive officers.
The annual operating plan for the year is approved by our Board. As part of the approval process, our Board considers many factors relevant to our business, reputation, and strategy, including pipeline and business development, pricing and patient access, market expectations and intellectual property risk.
Our CMDC strives to ensure that the performance goals and targets under our compensation plans are aligned with the approved annual operating plan
Payout levels for each performance goal are recommended by management and approved by our CMDC.
The performance goals are then applied to the compensation opportunities for our executive officers, including NEOs, so that there is full alignment of executive incentive goals and company goals for the year.
Our CMDC also reviews base salaries, bonus and LTI planning ranges, plan designs, benefits and peer group and other broader market data.

Monitoring & Tracking	Our CMDC closely monitors progress against the performance goals throughout the year based on reports and analysis on progress towards milestones and other success measures and engages in dialogue with management.

Results & Awards	Reviews and discusses our CEO’s recommended compensation levels for each executive officer, other than himself, in the context of such executive officer’s contributions to the company and the other factors described above.
Reviews, discusses and approves the final compensation for each executive officer, other than our CEO, including base salary, annual cash bonus and LTI awards.
Reviews CEO goal progress and results, compensation and recommends the compensation of our CEO, including base salary, annual cash bonus and LTI awards, to our Board for approval.

Our CMDC is committed to ensuring that award payouts are reflective of our performance outcomes, aligned with stockholder value and hold the members of our Executive Committee, which includes all of our NEOs, accountable for the company’s business performance compared to original goals.

Retirement Plans

We maintain a tax-qualified 401(k) plan, as well as a Supplemental Savings Plan (SSP), which is a non-qualified deferred compensation plan covering our executive officers and other eligible employees in the U.S. We offer the SSP as part of the retirement savings component of our benefits program. We designed the SSP to be competitive with the non-qualified deferred compensation plans offered by companies in our peer group at the time it was adopted. Details of the SSP are discussed under the heading “2023 Non-Qualified Deferred Compensation” below.

Other Benefits

In addition to eligibility for the benefit programs generally provided to all employees, such as our employee stock purchase plan, 401(k) plan and medical, dental, vision, life and disability insurance, we provide certain supplemental benefits to our executives. These benefits include:

Life Insurance

All of our U.S. executives, including our NEOs, receive company-paid term life insurance equal to three times their annual base salary, up to a maximum benefit amount. In 2023 the maximum benefit amount for the CEO was $3.5 million and was $3.5 million for the other NEOs. The guaranteed issue amount which is the maximum amount of insurance an employee can receive without evidence of insurability when first eligible under the plan for the CEO is $1.5 million, and $2.25 million for all of our U.S. executives, including our NEOs. Employees who are not executives receive company-paid term life insurance equal to two times their annual base salary. The additional value of company-provided life insurance for our executive officers reflects competitive practices and is consistent with our philosophy to provide appropriate levels of financial security for our employees based on their positions within the company. The cost of company-paid life insurance in excess of a $50,000 insurance level is taxable income to U.S. employees and is not grossed up by the company.

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Compensation Discussion and Analysis

Executive Physicals, Tax Preparation, Financial and Estate Planning

Our executive officers are eligible for reimbursement of expenses incurred for tax preparation and financial and estate planning services as well as the purchase of tax preparation and financial planning software, subject to combined annual expense limits of $7,500 for Executive Vice Presidents and CEO. Such reimbursements are taxable income to our executives and are not grossed up.

All of our executive officers, including our CEO, are eligible for reimbursement for the cost of their executive annual physicals, subject to the combined annual expense limits noted above of $7,500 for our Executive Vice Presidents and the CEO. This benefit provides our executives with additional flexibility to proactively manage their health and wellness.

Relocation Expenses

Under our Executive Relocation Policy, we will, in certain circumstances, provide relocation benefits when employees first join us.

Post-Termination Compensation and Benefits

We provide severance benefits to all of our executive officers if their employment is terminated without cause or in certain other circumstances. The terms of these arrangements and the amounts payable under them are described below for each NEO under the heading “Potential Payments Upon Termination or Change in Control.” We provide these benefits because we believe that severance protection is necessary to help our executives maintain their focus on the best interests of the company when providing advice to the company and when making strategic decisions about a potential corporate transaction or change in control, and further encourages effective leadership in the closing and integration of significant transactions affecting the company.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers to strengthen and reinforce the link our compensation programs create between our executives and our stockholders. A summary of our stock ownership guidelines for our CEO and EVPs are set forth below.

Level	Number of Shares Equal in Value to:

CEO	6x base salary

Executive Vice Presidents	3x base salary

Executive officers have five years from their initial appointment to meet this requirement. In the event the requirement is not met within that time, 100% of vested stock received in respect of LTI awards is required to be held until the requirement is satisfied. Only stock owned outright and underlying vested or earned performance-based equity awards is credited toward the stock ownership requirement. Shares underlying unvested or unearned performance-based equity awards are not included in the calculation. All of our executive officers currently meet the stock ownership requirement or are still within the five-year period to meet such requirement.

Recoupment of Compensation

We may recover compensation from our employees, including our executive officers, who engage in detrimental or competitive activity. Detrimental activity includes any action or failure to act that constitutes financial malfeasance that is materially injurious to the Company, violates our Code of Business Conduct, results in a restatement of our earnings or financial results or results in a violation or breach of law or contract. Competitive activity includes any action or failure to act that violates non-disclosure, non-competition and/or non-solicitation agreements. Our 2023 Performance-Based Management Incentive Plan allows for the forfeiture and/or repayment of cash-based awards and our 2017 Omnibus Equity Plan allows for the cancellation of LTI awards in these circumstances as well as the forfeiture of stock or cash acquired upon vesting or sale of LTI awards. In addition, cash sign-on bonuses paid to our NEOs may be subject to repayment if the NEO voluntarily resigns from the Company or if his or her employment is terminated by the Company in certain circumstances. In 2023 the CMDC approved a new clawback policy compliant with the final rules issued under the Dodd-Frank Wall Street Report and Consumer Protection Act of 2010 applicable NASDAQ listing standards providing for the recoupment of erroneously paid compensation in the case of certain accounting restatements.

Insider Trading, Hedging and Pledging Policy Prohibitions

We maintain a Global Insider Trading and Information Policy that prohibits our employees, officers, temporary staff and directors, members of their immediate family and family trusts (or similar entities) controlled by or benefitting such persons from, among other things, (i) buying or selling our common stock while aware of any material nonpublic information, (ii) engaging in hedging or derivative or similar transactions with respect to the company’s equity securities, including, purchases or sales of puts and calls, options, forward contracts, put and call collars, equity or performance swap or exchange fund agreements, or any similar

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Compensation Discussion and Analysis

agreements or arrangements and (iii) purchasing Company stock on margin, borrowing against any account in which company securities are held, pledging company securities as collateral for a loan or engaging in short sales of the company’s securities. No categories of hedging transactions are specifically permitted by our Global Insider Trading and Information Policy and those that are specifically prohibited are noted above.

Tax-Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the amount a company may deduct for compensation in excess of $1.0 million paid to certain “covered employees,” subject to certain transition relief applicable to certain arrangements in place as of November 2, 2017, and not materially modified after such date. Our CMDC regularly reviews the provisions of our plans and programs, works with its independent compensation consultant and reviews and considers, among other things, the tax deductibility of compensation payments. Our CMDC, however, believes that compensation programs that attract, retain and reward executive talent and achievement are necessary for our success and, therefore, are in the best interests of the Company and our stockholders without regard to the potential deductibility of the compensation payable under such programs. Consequently, our CMDC will pay or provide, and has paid or provided, compensation that is not tax deductible in whole or in part.

Compensation Committee Report

The CMDC furnishes the following report:

The CMDC has reviewed and discussed the CD&A with Biogen management. Based on this review and discussion, the CMDC recommended to the Board that the CD&A be included in this Proxy Statement.

Submitted by,

Jesus Mantas (Chair)

Maria C. Freire

Eric Rowinsky

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Executive Compensation Tables

Summary Compensation Table

The following table shows the compensation paid to or earned by our NEOs during the years ended December 31, 2023, December 31, 2022, and December 31, 2021, for the year(s) in which they were an NEO under applicable SEC rules.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)(8)	Stock Awards(1) (e)	Option Awards(2) (f)	Non-Equity Incentive Plan Compensation(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) (h)	All Other Compensation(5) (i)	Total (j)
Christopher A. Viehbacher(6) President and CEO	2023	$1,600,000	—	—	—	$2,376,000	$39	$93,874	$4,069,913
	2022	$153,846	—	$18,800,045	$11,200,610	$315,616	—	$18,476	$30,488,593

Michael R. McDonnell Executive Vice President and Chief Financial Officer	2023	$945,268	—	$4,960,629	—	$1,129,183	$837	$131,684	$7,167,601
	2022	$901,308	—	$5,083,295	—	$1,107,638	$2,538	$115,055	$7,209,834
	2021	$868,798	—	$4,062,291	—	$836,400	$513	$150,369	$5,918,371
Susan H. Alexander Executive Vice President, Chief Legal Officer	2023	$924,417	—	$4,600,947	—	$846,611	$148,759	$183,118	$6,703,852
	2022	$879,407	—	$4,155,317	—	$1,177,397	$436,869	$141,162	$6,790,152
	2021	$832,173	—	$3,408,917	—	$813,659	$441,999	$142,558	$5,639,306
Nicole C. Murphy Head of Pharmaceutical Operations and Technology	2023	$670,642	—	$4,268,453	—	$676,603	—	$98,621	$5,714,319
	2022	$592,218	—	$3,471,264	—	$729,572	—	$136,658	$4,929,712

Rachid Izzar Head of Global Product Strategy & Commercialization	2023	$591,179	—	$4,182,544	—	$574,088	—	$100,019	$5,447,830

Notes to the Summary Compensation Table

(1)

The amounts in column (e) reflect the grant date fair value, computed in accordance with ASC 718, for RSUs, MSUs and PSUs granted during 2023, 2022 and 2021, as applicable, excluding the effect of estimated forfeitures. The cash portion of PSUs are included in the year when the applicable performance goals are set and the fair value of the PSUs is determinable. The 2023 amounts include one-third of the 2021 Cash-Settled PSUs, which is the tranche of the award for which performance goals were set in 2023 relating to the 2023 performance period. The 2022 amounts include one-third of the 2021 Cash-Settled PSUs and one-third of the 2020 Cash-Settled PSUs, which are the tranches of the awards for which performance goals were set in 2022 relating to the 2022 performance period. The 2022 amounts also reflects RSU grants to each of our NEOs except for Mr. Viehbacher. For Mr. Viehbacher, the 2022 amounts also include an RSU matching grant pursuant to his Letter Agreement. The 2021 amounts include one-third of the 2021 Cash-Settled PSUs, one-third of the 2020 Cash-Settled PSUs and one-third of the 2019 Cash-Settled PSUs, which are the tranches of the awards for which performance goals were set in 2021 relating to the 2021 performance period. The grant date fair value for MSU, rTSR PSU and absolute stock price compound annual growth rate (Absolute CAGR) PSU awards are estimated as of the date of grant using a lattice model with a Monte Carlo simulation, based on the probable outcome of applicable performance conditions. The grant date fair value for RSU awards and PSU awards in 2021 was determined by multiplying the number of stock subject to the award (assuming target performance for such PSUs) by the closing price of the company’s common stock on the grant date.

	2023		2022		2021
Executive Officer	Target Payout	Maximum Payout	Target Payout	Maximum Payout	Target Payout	Maximum Payout
Mr. Viehbacher	—	—	$16,800,109	$33,600,217	—	—
Mr. McDonnell	$2,961,052	$5,922,104	$2,933,504	$5,867,008	$4,062,291	$8,124,582
Ms. Alexander	$2,725,541	$5,451,081	$2,455,508	$4,911,016	$3,408,917	$6,817,834
Ms. Murphy	$2,468,691	$4,937,382	$1,971,691	$3,943,383	—	—
Mr. Izzar	$2,432,736	$4,865,471	—	—	—	—

(2)

The amounts in column (f) reflect the grant date fair value, computed in accordance with ASC 718, for stock options granted to Mr. Viehbacher during 2022, using a Black-Scholes option pricing model. The assumptions used the Black-Scholes option pricing model to calculate the grant date fair value of the stock options, which includes: 1) expected volatility (42.2%); 2) expected term (6 years); 3) risk-free interest rate (3.6%); and 4) expected dividend yield (0.0%).

(3)	The amounts in column (g) reflect actual bonuses paid under our annual bonus plan for the applicable year.
(4)

The amounts in column (h) reflect earnings in the SSP that are in excess of 120% of the applicable federal long-term rate. The federal long-term rates applied in this calculation are 5.33%, 4.52%, and 2.16% for 2023, 2022 and 2021, respectively. The SSP is described under the heading “2023 Non-Qualified Deferred Compensation” below.

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Executive Compensation Tables

(5)	The amounts in column (i) for 2023 reflect the following:

Executive Officer	Company Matching Contribution to 401(k) Plan Account	Company Contribution to SSP Account	Personal Health and Financial Planning(7)	Value of Company-Paid Life Insurance Premiums

Mr. Viehbacher	$19,800	$72,983	—	$1,091

Mr. McDonnell	$19,800	$102,748	$7,500	$1,636

Ms. Alexander	$19,800	$146,290	$15,000	$2,028

Ms. Murphy	$19,800	$73,499	$3,849	$1,473

Mr. Izzar	$19,800	$78,921	—	$1,298

(6)

Mr. Viehbacher was appointed as our President and CEO effective November 14, 2022. His base salary and annual bonus for 2022 were prorated for the period of the year during which he was employed by the Company.

(7)

Represents reimbursements of expenses relating to tax, financial and estate planning and executive physicals as described under the heading “Executive Physicals, Tax Preparation, Financial and Estate Planning” above. The amount for Ms. Alexander includes the 2023 benefit of $7,500 and reimbursement in 2023 of the 2022 benefit of $7,500.

(8)

No discretionary bonuses were paid to any NEO during these years. All cash bonuses were based on achievement of performance criteria under our annual bonus plan, which amounts are disclosed in column (f).

2023 Grants of Plan-Based Awards

The following table shows additional information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other Stock Awards: Number of Shares or Units (#)	All other option awards: Number of securities underlying options (#)	Grant Date Fair Value of Stock Awards(2)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Christopher A. Viehbacher	02/08/2023	(3)	$600,000	$2,400,000	$5,400,000	—	—	—	—	—	—
Michael R. McDonnell	02/08/2023	(3)	$190,098	$760,392	$1,710,883	—	—	—	—	—	—
	02/08/2023	(4)	—	—	—	1,751	7,005	14,010	—	—	$2,684,736
	02/08/2023	(5)	—	—	—	484	968	1,936	—	—	$276,316
	02/08/2023	(6)	—	—	—	—	—	—	7,005	—	$1,999,577
Susan H. Alexander	02/08/2023	(3)	$185,905	$743,619	$1,673,143	—	—	—	—	—	—
	02/08/2023	(4)	—	—	—	1,643	6,570	13,140	—	—	$2,518,018
	02/08/2023	(5)	—	—	—	364	727	1,454	—	—	$207,522
	02/08/2023	(6)	—	—	—	—	—	—	6,570	—	$1,875,407
Nicole C. Murphy	02/08/2023	(3)	$126,563	$506,250	$1,139,063	—	—	—	—	—	—
	02/08/2023	(4)	—	—	—	1,576	6,305	12,610	—	—	$2,416,454
	02/08/2023	(5)	—	—	—	92	183	366	—	—	$52,237
	02/08/2023	(6)	—	—	—	—	—	—	6,305	—	$1,799,762
Rachid Izzar	02/08/2023	(3)	$111,517	$446,067	$1,003,651	—	—	—	—	—	—
	02/08/2023	(4)	—	—	—	1,533	6,130	12,260	—	—	$2,349,384
	02/08/2023	(5)	—	—	—	146	292	584	—	—	$83,351
	02/08/2023	(6)	—	—	—	—	—	—	6,130	—	$1,749,809

Notes to the 2023 Grants of Plan-Based Awards Table

(1)	Reflects the potential future payouts of awards granted in 2023 under our 2023 annual bonus plan and our LTI program for each NEO as of the respective grant dates.
(2)

Represents the grant date fair value of PSUs and RSUs, as applicable, computed in accordance with ASC 718, excluding the effect of estimated forfeitures. The grant date fair value for rTSR PSU awards is estimated as of the date of grant using a lattice model with a Monte Carlo simulation based on the probable outcome of applicable performance conditions. In addition, the grant date fair value for prior year Cash-Settled PSU awards is determined by multiplying the number of stock subject to the award (assuming target performance) by the closing price of our common stock on the grant date. The grant date value of one-third of the 2021 Cash-Settled PSUs is included in 2023, which are the tranches of the awards for which performance goals were set relating to the 2023 performance period and the fair value was determinable in 2023. The assumptions used to calculate the grant date fair value of stock awards are included in footnote 16 of our 2023 Annual Report on Form 10-K. The maximum payouts for these awards are included in the footnotes following the Summary Compensation Table above.

(3)

These amounts relate to our 2023 annual bonus plan. The amounts shown in column (d) represent the 2023 target payout amount based on the target percentage applied to each NEO’s base salary as of December 31, 2023. For 2023, the bonus targets were 150% of base salary for Mr. Viehbacher, 80% of base salary for Mr. McDonnell and Ms. Alexander and 75% of base salary for Ms. Murphy and Mr. Izzar. The amounts in

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Executive Compensation Tables

column (c), (d) and (e) represent a payment if the Company Multiplier and the Individual Multiplier were each 50%, 100% and 150%, respectively. Actual amounts paid to each NEO under our 2023 annual bonus plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(4)

These amounts relate to the annual grant of rTSR PSUs. The rTSR PSUs are earned based on three-year cumulative rTSR performance after the end of a three-year performance period (1/1/23-12/31/25) and vest on the third anniversary of the date of grant. The number and value shown in columns (g) and (k), respectively, assume target performance results. For additional information on the rTSR PSU awards, please see “Long-Term Incentives” above.

(5)

These amounts relate to the prior year annual grants of Cash-Settled PSUs. The amounts shown include one-third of the 2021 Cash-Settled PSUs, which is the tranche of the award for which performance goals were set in 2023 relating to the 2023 performance period and the fair value was determinable in 2023. Columns (f), (g) and (h) represent the number of the 2023 tranche of the 2021 Cash-Settled PSUs that can be earned if the Company Multiplier were 50%, 100% and 200%, respectively. For additional information on our PSU awards, please see “Long-Term Incentives” above.

(6)	These amounts relate to the annual grant of RSUs. The RSU awards will be eligible to vest in approximately equal annual installments on the first, second and third anniversaries of the grant date.

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Executive Compensation Tables

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2023, for each of our NEOs.

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards
	Grant Date								Number of Unearned Shares or Units That Have Not Vested	Market Value of Unearned Shares or Units That Have Not Vested(1)
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Christopher A. Viehbacher	12/1/2022	(2)					—	—	11,500	$2,975,855
	12/1/2022	(3)					—	—	21,641	$5,600,042
	12/1/2022	(4)					7,040	$1,821,741	—	—
	12/1/2022	(5)	26,840	53,682	$301.85	12/1/2032	—	—	—	—
Michael R. McDonnell	2/18/2021	(6)					—	—	2,418	$625,706
	2/18/2021	(7)					8,134	$2,104,835	—	—
	2/10/2022	(8)					—	—	9,770	$2,528,183
	2/10/2022	(9)					6,514	$1,685,628	—	—
	2/8/2023	(8)					—	—	7,005	$1,812,684
	2/8/2023	(9)					7,005	$1,812,684	—	—
Susan H. Alexander	2/18/2021	(6)					—	—	1,813	$469,150
	2/18/2021	(7)					6,097	$1,577,721	—	—
	2/10/2022	(8)					—	—	7,725	$1,998,998
	2/10/2022	(9)					5,150	$1,332,666	—	—
	2/8/2023	(8)					—	—	6,570	$1,700,119
	2/8/2023	(9)					6,570	$1,700,119	—	—
Nicole C. Murphy	2/18/2021	(6)					—	—	454	$117,482
	2/18/2021	(7)					1,526	$394,883	—	—
	4/1/2021	(9)					240	$62,105	—	—
	2/10/2022	(8)					—	—	6,815	$1,763,518
	2/10/2022	(9)					4,544	$1,175,851	—	—
	2/8/2023	(8)					—	—	6,305	$1,631,545
	2/8/2023	(9)					6,305	$1,631,545	—	—
Rachid Izzar	2/18/2021	(6)					—	—	727	$188,126
	2/18/2021	(7)					2,439	$631,140	—	—
	2/10/2022	(8)					—	—	4,545	$1,176,110
	2/10/2022	(9)					3,030	$784,073	—	—
	2/8/2023	(8)					—	—	6,130	$1,586,260
	2/8/2023	(9)					6,130	$1,586,260	—	—

Notes to the Outstanding Equity Awards at 2023 Fiscal Year End Table

(1)	The market value of awards is based on the closing price of our stock on December 29, 2023 ($258.77) as reported on Nasdaq.
(2)

Absolute CAGR PSUs were granted to Mr. Viehbacher in 2022. The Absolute CAGR PSUs have three-year cliff vesting and are tied to the achievement of absolute stock price compound annual growth rate goals over a three-year performance period ending on November 30, 2025. The number and value shown in columns (i) and (j), respectively, assume threshold performance results. For additional information on the Absolute CAGR PSU awards, please see “Long-Term Incentive” above.

3)

The rTSR PSUs were granted to Mr. Viehbacher in 2022. Actual rTSR PSUs are earned based on three-year cumulative rTSR performance after the end of a three-year performance period (12/1/22-11/30/25) and vest on the third anniversary of the date of grant. The number and value shown in columns (i) and (j) assume target performance results based on performance forecasts. For additional information on the rTSR PSU awards, please see “Long-Term Incentives” above.

(4)	Matching RSUs were granted to Mr. Viehbacher in 2022. They vest in full on the third anniversary of the grant date.
(5)	Stock options were granted to Mr. Viehbacher in 2022. They vest and become exercisable in approximately equal annual installments on the first, second and third anniversaries of the grant date.
(6)

MSUs were granted in 2021. These are performance-based RSUs earned based on the growth in our stock price between the dates of grant and vesting. Earned MSUs are eligible to vest in equal annual installments on each of the first three anniversaries of the grant date, generally subject to continued employment through the applicable vesting date. The number and value shown in columns (e) and (f), respectively, reflect target performance results for MSUs based on the estimated performance at year-end in each case.

(7)

PSUs were granted in 2021. The PSUs, to the extent earned, cliff vest on the third anniversary of the date of grant, generally subject to continued employment through the vesting date. 60% of the PSUs (based on the grant date target value) will be settled in our common stock, and performance is based upon achievement of cumulative three-year pipeline goals. The remaining 40% of the PSUs will be settled in cash and performance is based upon the achievement of three annual financial goals determined at the beginning of each relevant year. The

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Executive Compensation Tables

number and value shown in columns (g) and (h), respectively, reflect the number of 2021 Cash-Settled PSUs and Stock-Settled PSUs that were earned based on our achievement of the performance goals, but that will not vest until February 18, 2024. For additional information on our PSU awards, please see “Long-Term Incentives” above.
(8)

The rTSR PSUs were granted in 2022 and 2023. Actual rTSR PSUs are earned based on three-year cumulative relative Total Stockholder Return performance after the end of a three-year performance period (1/1/22-12/31/24 and 1/1/23-12/31/25, respectively) and vest on the third anniversary of the date of grant. The number and value shown in columns (i) and (j), respectively, assume target performance results. For additional information on the rTSR PSU awards, please see “Long-Term Incentives” above.

(9)

RSU awards were granted in 2021 for Ms. Murphy in connection with special recognition and in 2022 and 2023 as part of the annual LTI program. They vest in three annual installments beginning on the first anniversary of the grant date.

2023 Option Exercises and Stock Vested

The following table shows information regarding the exercise of stock options and the vesting of stock awards for each NEO during the year ended December 31, 2023. No NEO exercised stock options during 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Christopher A. Viehbacher	—	—
Michael R. McDonnell	11,102	$3,057,117
Susan H. Alexander	13,994	$3,995,609
Nicole C. Murphy	5,232	$1,493,252
Rachid Izzar	5,778	$1,648,806

Notes to the 2023 Option Exercises and Stock Vested Table

(1)

Cash-settled PSUs that were granted in 2020 were settled in cash for Ms. Alexander, Ms. Murphy, and Mr. Izzar. The number of actual our common stock acquired on vesting of MSUs, stock-settled PSUs and RSUs in 2023, after stock was withheld to pay the minimum withholding of taxes, was as follows:

Net Shares Acquired(3)
Christopher A. Viehbacher	—
Michael R. McDonnell	5,983
Susan H. Alexander	6,515
Nicole C. Murphy	2,934
Rachid Izzar	3,083

(2)

The value realized for MSUs, stock-settled PSUs and RSUs was calculated by multiplying the closing price of a share of our common stock on the vesting date by the total number of stock that vested on such date. The value realized for cash-settled PSUs is calculated using the 30-day average closing price of the common stock of the Company through the vesting date.

(3)	MSUs, stock-settled PSUs and RSUs were settled in our common stock. Cash-settled PSUs were settled in cash.

2023 Non-Qualified Deferred Compensation

The SSP covers our executive officers and other eligible employees in the U.S. Employees whose base salary and annual cash incentives for the year exceed a specified Internal Revenue Service’s limit ($330,000 in 2023) and who receive a Company-paid restoration match on the portion of their base salary, annual bonus and cash payments in respect of cash-settled performance units (CSPUs) and cash-settled PSUs, as applicable, that exceeds this limit; the restoration match equals 6% of this excess compensation. The restoration match feature is intended to provide the amount of matching employer contributions that the participant would otherwise have been eligible to receive under our 401(k) plan but for the limit imposed by Section 401(a)(17) of the Internal Revenue Code ($330,000 for 2023). In addition, eligible employees may make voluntary contributions of up to 80% of their base salary and 100% of their annual bonus and cash payments in respect of CSPUs and cash-settled PSUs, as applicable, to the SSP. The Company does not match participants’ voluntary contributions to the SSP. The SSP provides for immediate vesting of the restoration match consistent with our immediate vesting of the Company match provided under our 401(k) plan.

Notional SSP accounts are maintained for each participant. Accounts include employee and employer contributions and reflect the performance of notional investments selected by the employee or a default investment if the employee does not make a selection. These notional investment options include the mutual funds similar to those offered under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the Company’s retirement committee. For contributions to the SSP fixed rate option in 2023, this rate of return was set at 5%. Contributions to the fixed rate option continue to earn interest at the rate of return that was in effect during the year of contribution. The excess of the interest rate applicable to the fixed rate option above 120% of the applicable federal long-term rate (compounded quarterly) earned by our NEOs during 2022 is shown in the Summary Compensation Table. We fund the SSP liabilities through corporate-owned life insurance (COLI), which we purchase with the written consent of SSP participants, and investments in mutual funds. We believe that the COLI policies and mutual funds will be sufficient to cover plan liabilities through the projected payout date so the plan will not require direct funding by the Company. Upon enrollment in the SSP, a participant must elect when and how distributions will be made from the participant’s account. Distributions can be made upon termination of the participant’s employment, either in a lump sum or up to 15 annual installments, or at a specified future

2024 Proxy Statement	-52-

Executive Compensation Tables

date while the participant is still employed (an “in-service” distribution), either in a lump sum or up to 5 annual installments. Further, upon enrollment, a participant must also elect a distribution method upon death or a change in control of the Company, which can either be a lump sum payment or, if different, the method selected for payment upon termination of employment.

The following table shows a summary of all contributions to, earnings on and distributions received from the SSP for each of our NEOs for the year ended December 31, 2023. The account balances as of year-end include all contributions and interest amounts earned by our NEOs through the end of 2023 plus the SSP contributions that the Company made in early 2023 based on earnings in the last quarter of 2023.

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year- End(4)
Christopher A. Viehbacher	$141,539	$72,983	$18,418	—	$232,939
Michael R. McDonnell	—	$102,748	$8,743	—	$241,143
Susan H. Alexander	$1,137,552	$146,290	$799,186	—	$15,419,287
Nicole C. Murphy	—	$73,499	$5,349	—	$150,908
Rachid Izzar	—	$78,921	$5,779	—	$162,239

Notes to the 2023 Non-Qualified Deferred Compensation Table

(1)

The amounts in this column are also included, in part, in columns (c) and/or (f) of the Summary Compensation Table and represent deferral of salary and deferral of payments under our 2023 annual bonus plan, respectively.

(2)	The amounts in this column are also included in column (h) of the Summary Compensation Table for 2023 as Company contributions to the SSP.
(3)

Earnings in excess of 120% of the applicable federal long-term rate are reported in column (h) of the Summary Compensation Table for 2023 for Mr. Viehbacher ($39), Mr. McDonnell ($837) and Ms. Alexander ($148,759).

(4)	The following table lists the compensation deferrals during 2022 and 2021 by our NEOs, as reported, where applicable, in the proxy statement for our 2023 and 2022 Annual Meetings:

Amounts Previously Reported as Deferred
Name	2022*	2021*
Christopher A. Viehbacher	—	—
Michael R. McDonnell	—	—
Susan H. Alexander	$787,477	$586,883
Nicole Murphy	—	—
Rachid Izzar	—	—

* This column also includes Company contributions and compensation earned and deferred in prior years, which was disclosed in our prior proxy statements where applicable, together with earnings on these amounts.

Potential Payments Upon Termination or Change in Control

Executive Severance Policy

Definition of Key Terms Relating to our Executive Severance Policy

Our executive severance policy and benefits refer to certain key terms, including cause, change in control, retirement, involuntary employment action and disability. These terms are defined in our 2017 Omnibus Equity Plan.

Executive Vice President Arrangements

Each of our NEOs, other than Mr. Viehbacher, was covered by our executive severance policy in 2023 under which he or she was eligible to receive the following benefits:

•

In the event of a termination of employment other than for cause and other than by reason of the executive’s death or disability, the NEO would be entitled to receive a lump sum severance payment equal to a minimum of 12 months of such NEO’s then base salary and target bonus as then in effect, with an additional two months of base salary and target bonus for each full year of service, up to a maximum benefit of 21 months of base salary and target bonus. We refer to the number of months of severance an NEO is entitled to receive as the “severance period.”

•

If, within two years following a corporate transaction or a corporate change in control, the NEO experiences a termination of employment other than for cause and other than by reason of death or disability or experiences an involuntary employment action, the NEO would be entitled to a lump sum severance payment equal to two times the NEO’s annual base salary plus target annual bonus as then in effect. These payments are in lieu of any payment in the preceding paragraph.

The payment of these severance benefits is conditioned upon execution of an irrevocable release of claims in favor of the Company.

The executive severance policy does not provide for severance upon a termination for cause, voluntary resignation, retirement or death or disability.

2024 Proxy Statement	-53-

Executive Compensation Tables

In any case where severance is payable under our executive severance policy, our NEOs would also receive continuation of medical, dental and vision insurance benefits until the earlier of the end of the severance period or the date the executive becomes eligible to participate in another employer’s medical, dental and vision insurance plans. NEOs would also be provided up to 12 months of executive-level outplacement services at our cost.

Annual Bonus Plan

Our annual bonus plan provides for a prorated target bonus payment upon a termination of employment due to the death or disability of the participant. Our annual bonus plan provides for payment of a full bonus to any participant remaining employed as of the date of payout.

Mr. Viehbacher Arrangements

We entered into an employment agreement with Mr. Viehbacher effective November 14, 2022. The agreement has an initial term that ends December 31, 2025, with the term automatically extending for an additional 12 months unless otherwise terminated in accordance with the terms of the agreement.

Under Mr. Viehbacher’s employment agreement, if his employment is terminated by the company without cause or he resigns for good reason, then he would be entitled to a lump sum payment of cash severance in the amount of one and one-half times his annual base salary and target annual bonus and pro rata bonus for the year of termination. Mr. Viehbacher would also receive continuation of medical, dental and vision benefits until the earlier of 18 months following the date his employment terminates or the date upon which he becomes eligible to receive substantially comparable benefits through another employer. Mr. Viehbacher would also be provided with executive-level outplacement services for a 12-month period following the termination date at our cost. Mr. Viehbacher would also be entitled to accelerated vesting of the pro rata portion of his initial new-hire equity awards. If termination occurs within the first 12 months following the grant date the pro rata equity portion would include one-third of the initial option, one-third of the earned and unvested initial PSUs and one-third of the matching RSUs. If termination occurs thereafter, a pro rata portion of the next vesting tranche of the initial options would vest based on the number of days elapsed from the most recent scheduled vesting date through the termination date, and with respect to the earned and unvested initial PSUs and the matching RSUs, a pro rata portion would be eligible to vest based on the number of days elapsed from the grant date through the termination date (divided by 1,096 days).

If, however, Mr. Viehbacher is terminated without cause or resigns for good reason within two years of a corporate transaction (as defined in the 2017 Omnibus Equity Plan) or a corporate change in control (as defined in the 2017 Omnibus Equity Plan, CIC), then he would be entitled to a lump sum payment of cash severance in the amount of two times his annual base salary and target annual bonus, a pro rata bonus for the year of termination and continuation of his medical, dental and vision benefits for up to 24 months. Mr. Viehbacher also would be provided with executive-level outplacement services for a 12-month period following the termination date. If termination occurs within two years of a CIC, the initial options, PSUs and matching RSUs, to the extent unvested, would accelerate in full. The severance described under a CIC scenario would be in lieu, not in addition to, the severance described outside of a CIC.

Excise Tax Provisions

No executive officer is eligible to receive excise tax gross ups in respect of payments received in connection with a corporate transaction or corporate CIC.

Awards Under Equity Plans

Under the provisions of the 2017 Omnibus Equity Plan, unless otherwise determined by our CMDC at the time of grant, awards will vest or become exercisable in full immediately prior to an involuntary employment action that occurs within two years following a corporate CIC (i.e., a “double trigger” protection).

In the event of a corporate transaction, we can either cause the surviving corporation to assume all equity awards or accelerate their vesting and exercisability immediately before the corporate transaction. If the equity awards are assumed and an NEO’s employment is terminated in an involuntary employment action within two years following the corporate transaction, the equity awards that are assumed will become fully vested and, if applicable, exercisable.

If the holder of an equity award retires, which is defined under our equity plans as leaving the employment of Biogen after reaching age 55 with 10 consecutive years of service, each then outstanding time-based equity award or earned performance-based equity award granted more than one calendar year prior to the retirement date not yet vested will become immediately vested upon such termination at a rate of 50% of the stock unvested at the time of retirement plus an additional 10% of the stock for each full year of service beyond 10 years of service (and performance-based awards would remain eligible to vest based on actual performance), with awards granted within one calendar year of the retirement date to only have 1/3rd of outstanding stock subject to this acceleration treatment. Upon a termination of employment due to death or disability, all unvested time-based equity awards and earned performance-based equity awards vest in full and all unearned performance-based equity awards remain eligible to vest based on actual performance. As of December 31, 2023, Ms. Alexander was eligible for retirement under our equity plans.

2024 Proxy Statement	-54-

Executive Compensation Tables

Potential Post-Termination Payments Table

The following table summarizes the potential payments to each NEO under various termination events. The table assumes that the event occurred on December 31, 2023, for all NEOs the calculations use the closing price of our common stock as reported by Nasdaq on December 29, 2023, which was $258.77 per share.

Name and Payment Elements(1) (a)	Retirement(2) (b)	Qualifying Termination of Employment Not Following a Corporate Transaction or Change in Control(3) (c)	Qualifying Termination of Employment Following a Corporate Transaction or Change in Control(3) (d)

Christopher A. Viehbacher(4)

Severance	—	$6,000,000	$8,000,000

Performance-based Restricted Stock Units	—	$588,702	$1,633,345

Time-based Restricted Stock Units	—	$656,499	$1,821,741

Time-based Stock Options	—	—	—

Medical, Dental and Vision	—	$24,251	$32,335

Outplacement(5)	—	$32,000	$32,000

Total	—	$7,301,452	$11,519,421

Michael R. McDonnell

Severance	—	$2,566,324	$3,421,766

Performance-based Restricted Stock Units	—	—	$4,953,500

Time-based Restricted Stock Units	—	—	$3,498,312

Medical, Dental and Vision	—	$33,389	$44,519

Outplacement(5)	—	$32,000	$32,000

Total	—	$2,631,713	$11,950,097

Susan H. Alexander

Severance	—	$2,928,001	$3,346,287

Performance-based Restricted Stock Units	$3,265,762	$3,265,762	$3,974,144

Time-based Restricted Stock Units	$1,899,372	$1,899,372	$3,032,784

Medical, Dental and Vision	—	$28,267	$32,305

Outplacement(5)	—	$32,000	$32,000

Total	$5,165,134	$8,153,402	$10,417,520

Nicole C. Murphy

Severance	—	$1,968,750	$2,362,500

Performance-based Restricted Stock Units	—	—	$2,327,377

Time-based Restricted Stock Units	—	—	$2,869,501

Medical, Dental and Vision	—	$37,240	$44,688

Outplacement(5)	—	$32,000	$32,000

Total	—	$2,037,990	$7,636,066

Rachid Izzar

Severance	—	$1,734,706	$2,081,647

Performance-based Restricted Stock Units	—	—	$2,329,094

Time-based Restricted Stock Units	—	—	$2,370,333

Medical, Dental and Vision	—	$38,127	$45,752

Outplacement(5)	—	$32,000	$32,000

Total	—	$1,804,833	$6,858,826

Notes to the Potential Post-Termination Payments Table

2024 Proxy Statement	-55-

Executive Compensation Tables

(1)

In the event of an executive’s death or disability, all outstanding time-based equity awards and earned performance-based equity awards under our LTI program will vest in full and all unearned performance-based equity awards will remain outstanding and eligible to vest based on actual performance. The value of such accelerated awards for all NEOs would be the same amount as shown in column (d) for such NEO (based on actual performance estimated as of December 31, 2023).

(2)

Ms. Alexander was eligible for potential payments upon retirement at December 31, 2023. Based on years of service, Ms. Alexander was eligible for accelerated vesting on 100% of outstanding equity awards as of December 31, 2023. Any unvested PSU and MSU awards would, subject to the achievement of any applicable performance goals, remain outstanding and eligible to be earned and vest in accordance with the terms of such awards based on actual performance as to 100% of the earned PSUs or MSUs, as applicable. The amount listed in column (b) is the estimated value of 100% of all unvested awards held by Ms. Alexander, based on actual performance estimated as of December 31, 2023, for unearned performance-based awards. Beginning with 2022 grants, if retirement occurs within the same calendar year of grant, only one-third of the grant will vest.

(3)

The amounts listed in column (c) and column (d) for Performance-based RSUs for the applicable NEOs includes the value of applicable unvested awards based, where applicable, on actual performance estimated as of December 31, 2023.

(4)

Pursuant to his Employment Agreement, upon a termination by the Company without cause or his resignation for good reason, Mr. Viehbacher is entitled to receive a lump sum payment within 60 days of such termination consisting of the pro rata portion of the target bonus for the year of termination and an amount equal to the sum of the annual base salary rate and target bonus in effect at the time of termination multiplied by a factor of 1.5, continuation of medical, dental and vision insurance for up to 18 months, up to 12 months of executive outplacement services, and accelerated vesting of the pro rata portion of the initial options, initial PSUs and matching RSUs (with the pro rata portion defined as one-third for termination occurring within 1 year of hire). Upon an involuntary termination by the Company without cause during a change in control period, Mr. Viehbacher is entitled to receive a lump sum payment within 60 days of such termination consisting of the pro rata portion of the target bonus for the year of termination and an amount equal to the sum of the annual base salary rate and target bonus in effect at the time of termination multiplied by a factor of 2.0, continuation of medical, dental and vision insurance for up to 24 months, up to 12 months of executive outplacement services, and accelerated vesting of the initial equity awards and matching RSUs. Mr. Viehbacher is not currently eligible for retirement termination, which would occur upon achievement of age 55 and 5 years of service.

(5)	The NEOs are eligible for outplacement services at a cost of up to $32,000.

CEO Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value, and we are committed to internal pay equity. As discussed earlier in this Proxy Statement, our compensation programs are designed to drive the creation of long-term stockholder value by delivering performance-based compensation. We invest in our employees at all levels in the company by rewarding performance that balances risk and reward, empowering professional growth and development and offering affordable benefits and programs that meet the diverse needs of our employees.

We believe strongly in pay-for-performance, and all of our employees are eligible to participate in our annual bonus plan, our LTI programs and our benefit plans. Our annual bonus plan is consistently maintained for all participants globally, with the same company performance goals, payout levels (as a percentage of target) and administrative provisions regardless of the participant’s job level, location, or function in the company. Our LTI programs provide different forms of awards depending upon an employee’s level but are otherwise consistent throughout the Company.

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. We determined our median employee as of December 31, 2023, based on a consistently applied compensation measure defined as the sum of base salary, target bonus and LTI target value. We annualized pay for employees who commenced employment during 2023.

Our median employee is a full-time employee based in the U.S. In December 2023, when we determined the median employee, approximately 54% of our workforce was based in the U.S. with the remaining approximately 46% of our workforce based in the rest of the world. In addition, approximately 98% of our workforce was full-time.

For our median employee, annual total compensation was calculated in accordance with the SEC’s rules for the Summary Compensation Table, including salary, bonus, LTI grant date fair value and value of certain benefits provided. For Mr. Viehbacher, who was CEO at the time we identified our median employee, annual total compensation is equal to the amount included in the “Total” column of the Summary Compensation Table, which results in an annual total compensation for 2023 of $4,069,913. The annual total compensation of the median employee, as determined in accordance with the SEC’s rules, for 2023 was $173,764. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees was 23 to 1. This year our pay ratio is lower than our historical ratio due to Mr. Viehbacher not being eligible for any LTI awards in 2023. Given the different methodologies, estimates, assumptions, and exclusions that other public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

2024 Proxy Statement	-56-

Pay Versus Performance

Pay Versus Performance Comparison
As discussed in our CD&A above, our CMDC has implemented executive compensation programs designed to link a substantial part of our NEOs compensation to financial, strategic, and market-based measures and align realizable compensation with stockholder returns. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2023, 2022, 2021 and 2020.
Pay versus Performance Tabular Disclosure: The table below contains information about the relationship between compensation actually paid, as computed in accordance with SEC rules, to our CEO and non-CEO
NEOs as a group, and our financial performance for the four years 2020 – 2023. The cumulative Total Stockholder Return depicts a hypothetical $100 investment in our common stock on December 31, 2019, and shows the value of that investment over time for each calendar year. A hypothetical $100 investment in the NASDAQ Biotech Index using the same methodology is shown for comparison.
The CMDC did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown. In addition, the average non-CEO
NEO incumbents differ year to year and may comprise different roles with different individual and market-based considerations impacting compensation decisions. Comparing the summary compensation table total average and compensation actually paid average for the non-CEO
NEOs year over year does not accurately depict changes in these values for the same individuals.

Fiscal Year	SCT Total for CEO: C. Viehbacher (1)	SCT Total for Former CEO: M. Vounatsos (1)	Compensation Actually Paid to CEO (2)	Compensation Actually Paid to Former CEO (2)	Average SCT Total for Other NEOs (3)	Average Compensation Actually Paid for Other NEOs (3)	Value of $100 Initial Fixed Investment Based on TSR (4)	Value of $100 Initial Fixed Investment Based on NASDAQ Biotech Index TSR (4)	Net Income ($M)	Company Selected Measure: Revenue (5)

2023	$4,069,913	—	($4,498,193)	—	$6,258,401	$4,222,331	$87.21	$115.42	$1,161	$9,675M

2022	$30,488,593	$26,625,221	$27,551,849	$5,898,711	$5,878,461	$4,969,529	$93.32	$111.27	$3,047	$10,326M

2021	—	$17,689,665	—	$15,211,025	$5,761,560	$5,081,944	$80.85	$124.89	$1,556	$11,054M

2020	—	$18,659,829	—	$8,578,367	$6,525,375	$4,363,668	$82.52	$125.69	$4,001	$13,952M
Notes to Pay Vs. Performance Table

(1)
The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Viehbacher, and our former CEO, Mr. Vounatsos in the Summary Compensation Table for fiscal years 2023, 2022, 2021 and 2020. Mr. Vounatsos served as CEO for each of the full fiscal years 2021 and 2020, while Mr. Viehbacher and Mr. Vounatsos both served as CEO in fiscal year 2022.

(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO and other NEOs during the applicable year, but also include (i) the year-end
fair value of equity awards granted during the reported year and (ii) the change in fair value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year.

(3)
For 2023, reflects compensation information for our NEOs, other than our CEO and former CEO, as described in the CD&A of this proxy statement. For 2023, reflects compensation information for Mr. McDonnell, Ms. Alexander, Ms. Murphy and Mr. Izzar, for 2022, reflects compensation information for Mr. McDonnell, Ms. Alexander, Dr. Gregory, Ms. Murphy and Mr. Guindo, our former EVP of Global Product Strategy and Commercialization. For 2021, reflects compensation information for Mr. McDonnell, Ms. Alexander, Mr. Guindo and Dr. Sandrock, our former EVP of R&D. For 2020, reflects compensation information for Mr. McDonnell, Ms. Alexander, Mr. Guindo, Dr. Sandrock and Mr. Capello, our former CFO.

(4)
Reflects cumulative total stockholder return of the NASDAQ Biotechnology Index (NBI) as of December 31, 2023. The NBI is the peer group used by BIIB for the purposes of item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023.

(5)	Revenue was adjusted to neutralize the effects of foreign exchange rate fluctuations.
The following tables set forth the adjustments made during each year in the Pay versus Performance table to arrive at “compensation actually paid” to our Principal Executive Officer during each year.

Fiscal Year	Summary Compensation Table Total for CEO	Summary Compensation Table Total for former CEO	Reported Value of Equity Awards for CEO (1)	Reported Value of Equity Awards for former CEO (1)	Equity Award Adjustments for CEO (2)	Equity Award Adjustments for former CEO (2)	Compensation Actually Paid to CEO	Compensation Actually Paid to former CEO

2023	$4,069,913	—	—	—	($8,568,106)	—	($4,498,193)	—

2022	$30,488,593	$26,625,221	$30,000,655	$15,389,732	$27,063,911	($5,336,778)	$27,551,849	$5,898,711

2021	—	$17,689,665	—	$14,084,314	—	$11,605,674	—	$15,211,025

2020	—	$18,659,829	—	$13,887,064	—	$3,805,602	—	$8,578,367

(1)
Represents the grant date fair value of equity awards to our CEO and former CEO, as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable year.

(2)	Represents the year-over-year change in the fair value of equity awards to our CEO and former CEO, as itemized in the table below. No awards vested in the year they were granted.

2024 Proxy Statement	-57-

Pay Versus Performance

Fair Value of Equity Awards for CEO and former CEO	2023	2022		2021	2020
		Mr. Viehbacher	Mr. Vounatsos

As of year-end for awards granted during the year	—	$27,063,911	$1,996,870	$10,985,776	$8,893,002

Year-over-year increase or decrease of unvested awards granted in prior years	($7,204,687)	—	($6,247,880)	($687,744)	($3,618,885)

Increase or decrease from prior fiscal year-end for awards that vested during the year	($1,363,419)	—	($1,085,768)	$1,307,643	($1,468,515)

Total Equity Award Adjustments	($8,568,106)	$27,063,911	($5,336,778)	$11,605,674	$3,805,602
The following tables set forth the adjustments made during each year in the PVP table to arrive at “compensation actually paid” to our non-CEO
NEOs during each year.

Fiscal Year	Average Summary Compensation Table Total for Non-CEO NEOs	Average Reported Value of Equity Awards for non-CEO NEOs (1)	Average Equity Award Adjustments for non-CEO NEOs (2)	Average Compensation Actually Paid to non-CEO NEOs

2023	$6,258,401	$4,503,143	$2,467,073	$4,222,331

2022	$5,878,461	$4,223,226	$3,314,294	$4,969,529

2021	$5,761,560	$4,105,942	$3,426,326	$5,081,944

2020	$6,525,375	$4,158,006	$1,996,299	$4,363,668

(1)
Represents the average of the grant date fair value of the equity awards to our named executive officers (other than our CEO and former CEO), as reported in the “Stock Awards” column in the SCT for each applicable year.

(2)
Represents the average of the year-over-year change in fair value of equity awards to our named executive officers (other than our CEO and former CEO), as itemized in the table below. No awards vested in the year they were granted.

Average Fair Value of Equity Awards for non-CEO NEOs	2023	2022	2021	2020

As of year-end for awards granted during the year	$3,523,016	$3,809,706	$3,295,987	$2,904,846

Year-over-year increase or decrease of unvested awards granted in prior years	($1,027,351)	($241,427)	($150,316)	($741,028)

Increase or decrease from prior fiscal year-end for awards that vested during the year	($28,591)	($253,985)	$280,656	($167,520)

Total Equity Award Adjustments	$2,467,073	$3,314,294	$3,426,326	$1,996,299
The following table identifies the four most important financial and strategic measures used by our CMDC to link the “compensation actually paid” (CAP) to our NEOs in 2023, as calculated in accordance with Item 402(v) of Regulation
S-K,
to company performance. The role each of these performance measures had on our NEOs’ compensation is discussed in the CD&A above.

Most Important Performance Measures

Revenue

Total Shareholder Return

Non-GAAP Earnings Per Share

Pipeline Milestones
Narrative to Pay versus Performance Table
For the fiscal year ending December 31, 2023, the most important financial measures we identified linking compensation actually paid to our NEOs to company performance are total stockholder return, revenue, non-GAAP
EPS, and performance against our pipeline metrics. CAP reflects, among other items, adjustments to the fair value of equity awards during the years presented. Factors impacting the fair value of equity awards include the price of our common stock at year end, as well as the projected and actual achievement of performance goals under our equity awards. These adjustments contributed significantly to the CAP value reported for each year. Long-term incentives represent a large percentage of our NEOs’ target compensation. Because the value of our long-term incentive awards is tied to the value of our common stock, TSR will have a significant influence on the value of such awards and thereafter aligns the value of compensation to the stockholder experience. Revenue and EPS were significant components in the annual bonus plan scorecard for each of the presented years and are important measures of our company’s financial performance. Net income is included for disclosure requirements, but there is no relationship between net income and CAP in our incentive plans except where it applies to EPS, and therefore we have not presented a graphical relationship between CAP and net income. Successfully advancing therapies through our pipeline and performing against our pipeline milestone metrics are key value drivers for our company’s long-term growth. Pipeline performance has also driven significant changes in the price of our common stock, and therefore impacts the CAP calculation. We recognize our pipeline as a critical area of focus for our strategy and the long-term success of our company.

2024 Proxy Statement	-58-

Pay Versus Performance

2024 Proxy Statement	-59-

Proposal 4 – Approve an Amendment to Biogen’s Amended and Restated Certificate

of Incorporation, as amended, to Add Officer Exculpation Provision

Proposal 4 – Approve an Amendment to Biogen’s Amended and Restated Certificate of Incorporation, as amended, to Add Officer Exculpation Provision

The Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, a proposed amendment of our Amended and Restated Certificate of Incorporation, as amended (Certificate of Incorporation) to reflect Delaware law provisions regarding officer exculpation (Proposed Amendment).

Purpose and Effect of Proposed Amendment

Effective August 1, 2022, Section 102(b)(7) of the General Corporation Law of the State of Delaware (the DGCL) was amended to authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers for breach of the fiduciary duty of care. Previously, the DGCL allowed only exculpation of directors for breach of the fiduciary duty of care. Officers that Section 102(b)(7) of the DGCL, as amended, authorizes corporations to exculpate include (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the corporation’s SEC filings, and (iii) other individuals who have agreed in writing to be identified as officers of the corporation for purposes of service of process.

Section 102(b)(7) of the DGCL, as amended, only permits, and the Proposed Amendment would only permit, the exculpation of certain officers, as noted above, in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. In addition, as is currently the case with directors under our Certificate of Incorporation, the Proposed Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law and any transaction from which the officer derived an improper personal benefit. Article Ten in our Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers, as permitted by DGCL Section 102(b)(7), as amended.

Overview of Proposed Amendment

This Proposal 4 requests that stockholders approve amendments to Article Ten of the Certificate of Incorporation to extend the exculpation provision to certain officers as permitted by DGCL Section 102(b)(7), as amended. The Proposed Amendment would amend Article Ten as follows:

“A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a director, under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for any action by an officer by or in right of the Corporation. If the Delaware General Corporation Law is amended after approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.”

The text of the Proposed Amendment is attached as Appendix B to this proxy statement. The proposed additions to Article Ten are indicated by double underlining, and the proposed deletions are indicated by strikeouts.

Reasons for the Proposed Amendment

The Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from accepting or continuing service with Biogen. As with directors, officers frequently must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. This is especially the case in the current litigious environment where stockholder plaintiffs have employed a tactic of bringing certain claims against officers that would otherwise be exculpated if brought against directors to avoid dismissal of such claims. The Proposed Amendment would align the protections for our officers with the protections currently afforded to our directors.

In addition, the Board believes the Proposed Amendment would better position the company to attract top officer candidates. In the absence of this exculpatory protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the Proposed Amendment could impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the company.

2024 Proxy Statement	-60-

Proposal 4 – Approve an Amendment to Biogen’s Amended and Restated Certificate

of Incorporation, as amended, to Add Officer Exculpation Provision

The Board also took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to DGCL Section 102(b)(7), as amended, the limited number of our officers that would be impacted, and the benefits the Board believes would accrue to the company by providing exculpation in accordance with DGCL Section 102(b)(7), as amended, including the ability to further enable our officers to best exercise their business judgment in furtherance of stockholder interests.

After weighing these considerations, upon the recommendation of the CGC, the Board approved and declared it advisable to adopt, subject to stockholder approval, the Proposed Amendment to provide for exculpation of certain officers of the company as permitted by recent amendments to the DGCL.

Vote Required and Additional Information

Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of shares issued and outstanding and entitled to vote on the proposal. Abstentions and broker non-votes will have the effect of a vote against the proposal. If Proposal 4 is not approved, then the Proposed Amendment will not be approved and will not be implemented or become effective. The vote on the Proposed Amendment is binding. Approval of Proposal 4 will constitute approval of the amendment of the Certificate of Incorporation, as set forth in Appendix B to this proxy statement.

If Proposal 4 is approved, the company intends to file the Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, and the Proposed Amendment will become effective at the time of that filing. The Board may, at any time prior to the effectiveness of the Proposed Amendment, abandon the Proposed Amendment without further action by the stockholders or the Board (even if the requisite stockholder vote is obtained).

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO REFLECT DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

2024 Proxy Statement	-61-

Proposal 5 – Biogen Omnibus Plan

Proposal 5 – Approval of the Biogen Inc. 2024 Omnibus Equity Plan

We are asking stockholders to approve the Biogen Inc. 2024 Omnibus Equity Plan (the “2024 Plan”). Our Board, upon the recommendation of our CMDC, approved the 2024 Plan, subject to stockholder approval. The 2024 Plan will not become effective unless and until it is approved by our stockholders. If the 2024 Plan is not approved, the 2017 Omnibus Incentive Plan will remain in effect under its current terms. The material features of the 2024 Plan are described under “Summary of the 2024 Plan” below.

Our Board believes that the 2024 Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

•

Fungible Share Design. Each stock option and stock appreciation right (SAR) granted under the 2024 Plan will be counted against the share pool as one share and each other equity award will be counted against the share pool as one and one-half shares.

•

No Liberal Share-Recycling. Shares underlying stock options and other awards delivered under the 2024 Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.

•

No Dividends or Dividend Equivalents on Unvested Awards. The 2024 Plan explicitly prohibits the payment of dividends and dividend equivalents on Awards unless and until the underlying Award becomes vested.

•	Performance Awards. Under the 2024 Plan, our CMDC may grant performance-based awards.

•

No Discounted Stock Options or SARs. All stock options and SARs granted under the 2024 Plan must have a per share exercise price or base value that is not less than the fair market value of the underlying shares on the date of grant.

•	No Repricing. The 2024 Plan prohibits the repricing of stock options or SARs without obtaining stockholder approval.

•	No Single-Trigger Vesting upon a Change in Control. The 2024 Plan does not provide for the automatic acceleration of equity awards in connection with a change in control.

Reasons for Seeking Stockholder Approval

Our Board believes that equity awards have been, and will continue to be, a critical part of our total compensation program and allow us to attract and retain the key talent needed to effectively compete in our industry, incentivize superior results and long-term value creation, and align the interests of our employees with those of our stockholders. We have a practice of granting equity awards to all of our employees and non-employees directors, believing that our business will succeed if our employees are invested in us and in our future. In addition, we believe that it fosters an ownership mindset by allowing participants to take part in the successes of the company. Our employees generally receive annual equity awards based on their individual performance and expected future contributions.

As of April 1, 2024, there were 5,607,107 shares available for grant under the 2017 Plan. Under the 2024 Plan, we propose to increase the shares available to grant by 3,700,000 shares. Our three-year average burn rate — the number of shares granted in each year divided by the weighted shares of our common stock outstanding at year-end — is 0.95%. We believe that our historical burn rate is reasonable in our industry, especially given our broad-based use of equity awards to compensate our employees. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms. Based on a review of the remaining shares available for grant under the 2017 Plan, the number of equity awards outstanding under the 2017 Plan, our historic burn rate, current and proposed plan features, and the equity plan guidelines established by proxy advisory firms, our CMDC, advised by Pearl Meyer its independent compensation consultant, supported and our Board approved the 2024 Plan and the share pool authorized under it, as described below.

If the 2024 Plan is not approved by our stockholders, we will continue to grant equity awards under the 2017 Plan under its current terms until the 2017 Plan expires on June 7, 2027. We believe that the terms of the 2024 Plan, including its share pool, are reasonable, appropriate, and in the best interests of our stockholders.

Existing Equity Plan Information

The 2017 Plan is the only current plan of the company under which equity awards may be granted to our employees. As of April 1, 2024, 5,607,107 shares were available for grant under the 2017 Plan. If the 2024 Plan is approved by our stockholders, we will cease granting awards under company’s 2015 Non-Employee Directors Equity Plan (the “Directors Plan”) (under which non-employee directors of the company are eligible to receive equity awards) and the 2024 Plan will be our only equity plan under which we may grant future equity awards to our employees and non-employee directors. Additionally, we will not grant any awards under the Directors Plan between April 1, 2024 and the date of the 2024 Annual Meeting. The table below includes aggregated information regarding awards outstanding under the 2017 Plan, and the Directors Plan, the number of shares available for future

2024 Proxy Statement	-62-

Proposal 5 – Biogen Omnibus Plan

awards under each of the 2017 Plan and the Directors Plan as of April 1, 2024, and the proposed number of shares issuable under the 2024 Plan. We also maintain a tax-qualified employee stock purchase plan, pursuant to which 4,545,295 shares remain available for grant as of April 1, 2024.

	Number of shares (as of April 1, 2024)(1)	As a percentage of stock outstanding (145,595,900 shares as of April 1, 2024)
Outstanding stock options and SARs (for stock options outstanding as of April 1, 2024, the weighted average exercise price was $301.85 and the weighted average remaining contractual term was 8.76 years)	80,522	0.06%

Outstanding full value shares, including time-vested RSUs and performance-based awards	2,688,816	1.85

Total shares subject to outstanding awards	2,769,338	1.90%

Total shares available for future awards under the 2017 Plan(2)	5,607,107	3.85%

Total shares available for future awards under the Directors Plan	618,368	0.42%

Total shares subject to outstanding awards, available for future awards under the 2017 Plan, and available for future awards under the Directors Plan	8,994,813	6.18%

Proposed shares available for future awards under the 2024 Plan(3)(4)	3,700,000	2.54%
Total shares outstanding under existing equity awards, available for future awards (excluding the Directors Plan), and additional shares proposed to be reserved for issuance under the 2024 Plan	12,076,445	8.29%

(1)

For purposes of the number of shares subject to outstanding awards under the 2017 Plan, each share subject to a stock option or SAR is counted as one share and each share subject to any other award is counted as one and one-half shares.

(2)

We will cease granting new awards under the 2017 Plan if the 2024 Plan is approved by our stockholders and, as described below under “Authorized Shares,” the shares remaining available for issuance under the 2017 Plan will be available for issuance under the 2024 Plan.

(3)

For purposes of determining shares available under the 2024 Plan, each share subject to a stock option or SAR will count as one share and each share subject to any other award will count as one and one-half shares. Because the 2024 Plan does not specify a mix of stock options and SARs, on the one hand, and other awards, on the other, it is not possible to determine the amount of subsequent dilution that may ultimately result from such awards. Other share-counting provisions, including adjustments to the number of shares available under the 2024 Plan, are described below under “Authorized Shares.”

(4)

Subject to adjustment as described below under “Authorized Shares,” the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2024 Plan is 3,700,000 plus any shares of stock that either remain available for grant as of the date of adoption of the 2024 Plan (including shares available by reason of a predecessor plan) or are subject to awards under the 2017 Plan and on or after the date of adoption of the 2024 Plan are cancelled, surrendered, exchanged, terminated, or forfeited for any reason in accordance with the terms of such plan.

Summary of the 2024 Plan

The following is a brief summary of the material features of the 2024 Plan. A copy of the 2024 Plan is set forth in Appendix B to this Proxy Statement, and we urge stockholders to read it in its entirety. The following summary is qualified in its entirety by reference to the full text of the 2024 Plan.

Administration. The 2024 Plan is administered by our CMDC, which has the discretionary authority to, among other things, interpret the 2024 Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures for awards, and otherwise do all things necessary or desirable to carry out the purposes of the 2024 Plan. Determinations of our CMDC under the 2024 Plan will be conclusive and bind all parties. Our Board may perform any of the functions of our CMDC under the 2024 Plan, and our CMDC may delegate such of its duties, powers, and responsibilities as it may determine.

Eligibility. All employees of the Company and its affiliates and non-employee directors, are eligible to participate in the 2024 Plan. As of April 1, 2024 we had approximately 7,600 employees and 8 non-employee directors.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares of our common stock that we propose to add to the existing 2017 Plan share pool is 3,700,000. Together with this increase, there would be 9,307,107 shares of stock available for Awards under the 2024 Plan, plus any shares of stock that either remain available for grant as of the date of adoption of the 2024 Plan (including shares available by reason of a predecessor plan) or are subject to awards under the 2017 Plan and on or after the date of adoption of the 2024 Plan are cancelled, surrendered, exchanged, terminated, or forfeited for any reason

2024 Proxy Statement	-63-

Proposal 5 – Biogen Omnibus Plan

in accordance with the terms of such plan (the “Share Pool”). Up to 1,000,000 shares from the Share Pool may be issued as stock options intended to qualify as incentive stock options (ISOs). For purposes of the Share Pool:

•	Each share subject to an award of stock options or SARs will reduce the Share Pool by one share and each share subject to any other award will reduce the Share Pool by one and one-half shares.

•	All shares covering a SAR, any portion of which is settled in stock, will reduce the Share Pool.

•	Shares withheld in satisfaction of tax withholding obligations, or the exercise or purchase price of an award will not return to the Share Pool.

•	The Share Pool will not be reduced to the extent any portion of an award is settled in cash or property (other than shares).

•

If an award expires or is terminated or cancelled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase are forfeited or repurchased by the Company, or if shares subject to an award under the 2024 Plan return to the Share Pool, the shares allocable to the terminated portion of such award or such forfeited or repurchased shares, or the shares subject to such award under the 2017 Plan, will return to the Share Pool at the rate of one share for each share subject to an award of stock options or SARs and one and one-half shares for each share subject to any other award.

•	Shares issued under awards granted by another company and assumed or substituted-for by the Company will not reduce the Share Pool.

•

Shares that may be delivered under the 2024 Plan may be authorized but unissued shares or treasury shares. The closing price of our common stock as reported on NASDAQ on April 1, 2024 was $214.83 per share.

Types of Awards. The 2024 Plan provides for the grant of stock options, SARs, RSUs, restricted stock awards (RSAs), and other awards (including performance awards). Dividends, dividend equivalents, or other cash payments may also be provided in connection with awards under the 2017 Plan.

•

Stock Options and SARs. Our CMDC may grant stock options, including ISOs and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares or other property of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2024 Plan shall be no less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of certain ISOs). Other than adjustments in connection with certain corporate transactions or changes to our capital structure as described below, stock options and SARs granted under the 2024 Plan may not be amended to reduce the exercise price or base value or cancelled in exchange for stock options or SARs with a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise price or base value greater than the fair market value of a share of our common stock on the date of such cancellation, in each case, without stockholder approval. The expiration date of each stock option and SAR granted under the 2024 Plan shall be ten years from the date of grant, or such earlier time as our CMDC may determine, and vested awards that expire are automatically exercised on the expiration date if the per share exercise price or base value is less than the fair market value of a share on that date.

•

RSUs and RSAs. Our CMDC may grant awards of RSUs or RSAs. An RSU is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, subject to the satisfaction of specified performance or other vesting conditions. An RSA is stock subject to restrictions requiring that it be redelivered or offered for sale to us if specified service or performance-based conditions are not satisfied.

•	Performance Awards. Our CMDC may grant awards subject to performance criteria.

•	Other Awards. Our CMDC may grant other awards convertible into or otherwise based on shares, subject to such terms and conditions as it may determine.

Vesting; Terms of Awards. Our CMDC determines the terms of all awards granted under the 2024 Plan and may impose such restrictions or conditions to vesting as it deems appropriate, including requiring the achievement of performance criteria. Awards under the 2024 Plan that vest solely based on continued employment shall vest on a schedule that provides for vesting no earlier than the first anniversary of the date of grant, except that up to 5% of the shares under the 2024 Plan may be subject to awards that provide for vesting sooner than this schedule and awards will be subject to accelerated vesting in connection with certain terminations of employment, as described below, or as set forth in a participant’s award agreement.

Transferability of Awards. Awards may not be transferred other than by will or by the laws of descent and distribution, except that our CMDC may permit stock options other than ISOs to be transferred to family members of a participant or to certain entities controlled by the participant or his or her family members.

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Proposal 5 – Biogen Omnibus Plan

Performance Criteria. The 2024 Plan provides for grants of performance awards subject to “performance criteria.” Our CMDC may establish that one or more of the applicable performance criteria will be adjusted in an objectively determinable manner to reflect events (for example, acquisitions or dispositions) occurring during the applicable performance period that affect the applicable performance criteria.

Effect of Termination of Employment. Unless an award agreement expressly provides otherwise, immediately upon the termination of a participant’s employment, unvested awards will be forfeited and awards requiring exercise will cease to be exercisable, except that:

•

If the termination of employment is due to the participant’s death or disability, each award will become fully vested and each award requiring exercise will remain exercisable for one year (or the remainder of the original term, if less);

•

If the termination is due to the participant’s retirement (generally, a voluntary termination of employment after attaining age 55 with ten years of employment with the Company and its affiliates), each award will become vested as to 50% of the shares subject thereto, plus an additional 10% of such shares for each full year of consecutive employment in excess of ten years and (iii) each award requiring exercise, to the extent then exercisable, will remain exercisable for three years (or the remainder of the original term, if less);

•	If the termination of employment is for cause, each award will terminate on the date of such termination; and

•

If the termination of employment is for any other reason, each award requiring exercise, to the extent then exercisable, will remain exercisable for six months (or the remainder of the original term, if less).

Effect of Certain Transactions. Unless an award agreement expressly provides otherwise, in the event of a corporate change in control or any other consolidation, merger, or similar transaction in which the Company is not the surviving corporation, a sale of all or substantially all of the Company’s assets, or a dissolution or liquidation of the Company:

•	If there is an acquiring or surviving entity, our CMDC shall provide for the assumption, substitution, or continuation of some or all awards;

•

If at any time within two years after a change in control the participant’s employment is terminated without cause or the participant resigns under certain circumstances, any awards that are assumed, substituted for, or continued in connection with such transaction will vest in full;

•	If stockholders will receive a payment in the transaction, our CMDC may provide for a payout of some or all awards on such payment and other terms and conditions as it may determine; and

•	Awards that are not assumed, substituted for, or continued will terminate upon the consummation of the transaction.

Adjustment Provisions. In the event of a stock dividend or similar distribution, stock split or combination of shares (including a reverse stock split), recapitalization, or other change in our capital structure, our CMDC shall make appropriate adjustments to the maximum number of shares that may be delivered under the 2024 Plan; the individual award limits; the number and kind of securities subject to, and, if applicable, the exercise price or base value of, outstanding awards; and any other provisions affected by such event. Our CMDC may make similar adjustments for other events if it determines adjustments are appropriate to avoid distortion in the operation of the 2024 Plan or to preserve the value of awards.

Clawback. Our CMDC may cancel, rescind, withhold, or otherwise limit or restrict awards if a participant is not in compliance with the provisions of the 2024 Plan or engages in certain detrimental activities. Additionally, grants to certain employees are subject to our clawback policy. In addition, our CMDC may provide that awards and related proceeds are subject to forfeiture or disgorgement to the extent required or permitted by applicable Company policy, law, or stock exchange listing standards. Awards under the 2024 Plan are subject to the clawback rules recently adopted by Nasdaq.

Effective Date, Amendments and Termination. If the 2024 Plan is approved by our stockholders, the 2024 Plan will become effective as of the date of such approval. No awards will be granted after the tenth anniversary of such approval. Our CMDC may at any time amend, suspend, or terminate the 2024 Plan or any portion thereof, subject to such stockholder approval as our CMDC determines necessary or advisable, except that no such amendment, suspension, or termination will adversely affect the rights of a participant under a previously granted award (without the participant’s consent) and no amendment will effectuate a change for which stockholder approval is required without obtaining such approval.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the 2024 Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2024 Plan, nor does it cover state, local, or non-U.S. taxes, except as may be specifically noted.

•

Stock Options (other than ISOs). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an NSO) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A

2024 Proxy Statement	-65-

Proposal 5 – Biogen Omnibus Plan

corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

•

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

•

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

•

RSAs. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Internal Revenue Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2024 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

RSUs. The grant of a RSU does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Internal Revenue Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Vote Required The 2024 Plan must be approved by a majority of the total number of votes having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the effect of votes against this proposal and broker non-votes will have no effect on the results of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE BIOGEN INC. 2024 OMNIBUS EQUITY PLAN.

2024 Proxy Statement	-66-

Proposal 6 – Biogen Employee Stock Purchase Plan

Proposal 6 – Approval of Biogen 2024 Employee Stock Purchase Plan

At the Annual Meeting, stockholders will be asked to approve the adoption of the Biogen Inc. 2024 Employee Stock Purchase Plan (ESPP). The ESPP was adopted by our Board on April 8, 2024 and will become effective upon receiving stockholder approval at our Annual Meeting.

The purpose of the ESPP is to enable eligible employees of the Company and certain of its subsidiaries to use payroll deductions to purchase shares of our common stock and thereby acquire an ownership interest in the Company. The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Internal Revenue Code. If approved, the ESPP would replace the Biogen Inc. 2015 Employee Stock Purchase Plan (2015 ESPP), which terminates on June 10, 2025. Shares remaining under the 2015 ESPP will not roll over to the ESPP, and the ESPP will replace the 2015 ESPP. The maximum aggregate number of shares of our common stock that may be purchased under the ESPP will be 2,500,000 (ESPP Share Pool), subject to adjustment as provided for in the ESPP. The ESPP Share Pool represents approximately 1.7% of the total number of shares of our common stock outstanding as of April 1, 2024. In establishing the ESPP Share Pool, our Board considered the potential dilutive impact to stockholders, the projected participation rate over the ten-year term of the plan based on historic rates of participation under our existing employee stock purchase plan, equity plan guidelines established by certain proxy advisory firms and advice provided by Pearl Meyer, the independent compensation consultant to the CMDC. For information about options and restricted stock units outstanding under our existing equity plans and the number of shares available for issuance under these plans, each as of December 31, 2023, please see “Equity Compensation Plan Information” elsewhere in this Proxy Statement.

The full text of the ESPP is set forth in Appendix C. The following description of certain features of the ESPP is qualified in its entirety by reference to the full text of the ESPP.

Summary of the ESPP

Administration. The ESPP will be administered by the CMDC, which will have the authority to interpret and determine eligibility under the plan, prescribe forms, rules and procedures relating to the plan, and otherwise do all things necessary or appropriate to carry out the purposes of the plan. The CMDC may delegate its authority under the ESPP to a subcommittee comprised of one or more of its members, to members of our Board, or to officers or employees of the Company to the extent permitted by law.

Shares Subject to the Plan. As noted above, the ESPP Share Pool consists of 2,500,000 shares of our common stock, subject to adjustment, as described below. Shares delivered upon exercise of purchase rights under the ESPP may be either shares of authorized but unissued common stock, treasury stock, or common stock acquired in an open-market transaction. In the event of any change in our outstanding common stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available for purchase under the ESPP, the number and type of shares granted or purchasable during an offering period, and the purchase price per share under an outstanding purchase right will be appropriately adjusted in a manner that complies with Section 423 of the Internal Revenue Code.

If any purchase right granted under the ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of common stock will again be available for purchase pursuant to offerings under the ESPP.

Eligibility. Participation in the ESPP will be limited to employees of Biogen and any of its designated subsidiaries (a) whose customary employment is for more than five months per calendar year, (b) who customarily work 20 hours or more per week, and (c) who satisfy the procedural enrollment and other requirements set forth in the ESPP. Under the ESPP, designated subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Internal Revenue Code) of Biogen that has been designated by our Board or the CMDC eligible to participate in the plan.

No employee may be granted a purchase right under the ESPP if, immediately after the purchase right is granted, the employee would own (or, under applicable statutory attribution rules, would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. In addition, employees who are citizens or residents of a foreign jurisdiction will not be eligible to participate in the ESPP if the grant of a purchase right under the plan is prohibited under the laws of the foreign jurisdiction or compliance with the laws of the foreign jurisdiction would cause the plan to violate the requirements of Section 423 of the Internal Revenue Code. The CMDC may establish additional eligibility requirements for offering periods that have not yet commenced that are not inconsistent with Section 423 of the Internal Revenue Code. As of April 1, 2024, approximately 7,600 employees would be eligible to participate in the ESPP, including all of our executive officers.

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Proposal 6 – Biogen Employee Stock Purchase Plan

General Terms of Participation.

• Offering Periods. The ESPP allows eligible employees to purchase shares of our common stock during certain offering periods, which generally will consist of successive three-month periods commencing on the first business day of each calendar quarter, anticipated to be on or around January 1, April 1, July 1 and October 1 of each year, and ending on the last business day of each calendar quarter, anticipated to be on or around March 31, June 30, September 30 and December 31, as applicable, of each year. The CMDC may change the commencement date, the ending date and the duration of the offering periods to the extent permitted by Section 423 of the Internal Revenue Code. If the ESPP is approved at the Annual Meeting, the first offering period under the plan will commence on October 1, 2024 and end on December 31, 2024.

• Method of Participation. Shares will be purchased under the ESPP on the last day of each offering period (a purchase date) using accumulated payroll deductions, unless the CMDC provides otherwise with respect to the employees of a designated subsidiary in a manner consistent with Section 423 of the Internal Revenue Code. In order to participate in the ESPP, an eligible employee must complete and submit to the administrator of the ESPP a payroll deduction and participant authorization form in accordance with procedures and prior to the deadlines prescribed by the administrator of the ESPP. Participation will be effective as of the first day of an offering period. Participants may elect payroll deductions between 1% and 10% of the participant’s total eligible earnings per payroll period within an offering period. Eligible earnings include regular base salary, overtime, shift differentials, annual bonuses, commissions, and other sales incentives. A participant’s payroll deduction authorization will remain in effect for subsequent offering periods unless the participant’s participation in the ESPP terminates, as described below, or the participant cancels the authorization or submits a new payroll deduction and participant authorization form within the time specified by the administrator of the ESPP prior to the start of the subsequent offering period. During an offering period, a participant may reduce the amount of his or her payroll deduction authorization one time but may not increase it. If a participant’s payroll deduction authorization is reduced to zero percent (0%) during an offering period, payroll deductions previously accumulated during that offering period will be applied to purchase shares of our common stock on the purchase date for that offering period and the participant’s participation in the plan will then terminate. Upon cancellation, any amount withheld from a participant’s compensation will be returned to the participant, without interest, as soon as administratively practicable.

• Grant and Exercise of Purchase Rights. On the first day of each offering period, each participant automatically will be granted a right to purchase shares of our common stock on the last day of the offering period, subject to the limitations set forth in the ESPP. On the last day of each offering period, the payroll deductions accumulated by each participant during the offering period will be applied automatically to the purchase of shares of our common stock at the purchase price in effect for that offering period. However, no participant may, on any purchase date, purchase more than 2,500 shares of our common stock (or such lesser number as the CMDC may prescribe). In addition, no participant will be granted a purchase right under the ESPP that would permit the participant’s right to purchase shares of our common stock under the ESPP to accrue at a rate that exceeds $25,000 in fair market value for each calendar year, determined in accordance with Section 423 of the Internal Revenue Code.

• Purchase Price. The purchase price per share of our common stock applicable to purchases during each offering period under the ESPP will be eighty-five percent (85%) (or such greater percentage as the CMDC may designate) of the lower of (i) the fair market value per share of our common stock on the first day of the offering period or (ii) the fair market value per share of our common stock on the purchase date.

• Termination of Purchase Rights. Upon the termination of a participant’s employment with the Company or a designated subsidiary, or in the event the participant otherwise ceases to qualify as an eligible employee, any purchase right then held by the participant will be canceled. Payroll deductions accumulated by the participant during the offering period in which such purchase right terminates will be returned to the participant (or his or her designated beneficiary or legal representative), without interest, as soon as practicable thereafter, and the participant will have no further rights under the ESPP.

• Stockholder Rights. No participant will have any stockholder rights with respect to the shares of common stock covered by his or her purchase right until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

• Transferability. Purchase rights granted to participants under the ESPP are not assignable or transferable and may be exercised only by the participant during his or her lifetime.

Amendment and Termination of the ESPP. Our Board has the right to amend the ESPP to any extent and in any manner, it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Internal Revenue Code will require stockholder approval. Our Board also has the right at any time to suspend or terminate the ESPP. In connection with such a termination or suspension, our Board may provide, in its discretion, either that the outstanding purchase rights will be exercisable on the purchase date for the applicable offering period (or such earlier date as the Board may specify), or that each participant’s accumulated payroll deductions will be returned to the participant without interest.

2024 Proxy Statement	-68-

Proposal 6 – Biogen Employee Stock Purchase Plan

Sub-Plans. Consistent with the requirements of Section 423 of the Internal Revenue Code, the CMDC may amend the terms of the ESPP, or an offering, or provide for separate offerings under the ESPP to, among other things, reflect the impact of local law outside of the United States as applied to one or more eligible employees of a designated subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

Effective Date and Term. If the ESPP is approved by stockholders at the Annual Meeting, the ESPP will become effective on the date of the Annual Meeting. No purchase rights will be granted under the ESPP after the earliest to occur of (i) the day before the 10-year anniversary of the effective date of the plan, (ii) the date on which all shares available for issuance under the ESPP have been issued or (iii) the termination of the ESPP by the Company.

Corporate Transactions. In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company’s assets, or a dissolution or liquidation of the Company, the CMDC may, in its discretion, provide that each outstanding purchase right will be assumed or substituted for a right granted by the acquiror or successor corporation or by a parent or subsidiary of such entity, or will be cancelled with accumulated payroll deductions returned to each participant, or that the offering period will end before the date of the proposed sale, merger or similar transaction.

New Plan Benefits. Benefits and purchases of shares of our common stock under the ESPP depend on elections made by employees and the fair market value of our common stock on dates in the future. As a result, it is not possible to determine the benefits that will be received by executive officers and other employees in the future under the ESPP. As described above, no employee may purchase shares under the ESPP at a rate that exceeds $25,000 in fair market value in any calendar year.

U.S. Federal Income Tax Consequences Relating to the ESPP

The following is a summary of certain material federal income tax consequences associated with the grant and exercise of purchase rights under the ESPP under current federal tax laws and certain other tax considerations associated with purchase rights under the ESPP. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. In general, an employee will not recognize U.S. taxable income until the sale or other disposition of the shares of our common stock purchased under the ESPP (ESPP Shares). Upon such sale or disposition, employee will generally be subject to tax in an amount that depends on the employee’s holding period with respect to the ESPP Shares.

•

If the ESPP Shares are sold or disposed of more than one year from the date of purchase and more than two years after the first day of the offering period in which they were purchased, or upon the employee’s death while owning the ESPP Shares, the employee will recognize ordinary income in an amount generally equal to the lesser of: (i) an amount equal to 15% of the fair market value of the ESPP Shares on the first day of the offering period (or such other percentage equal to the applicable purchase price discount), and (ii) the excess of the sale price of the ESPP Shares over the purchase price. Any additional gain will be treated as long term capital gain. If the ESPP Shares held for the periods described above are sold and the sale price is less than the purchase price, then the employee will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the ESPP Shares.

•

If the ESPP Shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the employee’s death while owning the ESPP Shares, the employee generally will recognize as ordinary income an amount equal to the excess of the fair market value of the ESPP Shares on the date the ESPP Shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the employee’s holding period with respect to the ESPP Shares.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition of ESPP Shares prior to the expiration of the holding periods described above.

Vote Required The ESPP must be approved by a majority of the total number of votes having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the effect of votes against this proposal and broker non-votes will have no effect on the results of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF OUR 2024 EMPLOYEE STOCK PURCHASE PLAN.

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Stock Ownership

STOCK OWNERSHIP

The following table and accompanying notes provide information about the beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors and nominees for director; and
•	all of our directors and executive officers as a group.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is as of April 22, 2024 (Ownership Date).

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142.

Name	Shares Owned(1)	Shares Subject to Options and Stock Units(2)	Total Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares(3)

5% Stockholders

PRIMECAP Management Company(4) 177 East Colorado Boulevard 11th Floor Pasadena, CA 91105	16,264,481	—	16,264,481	11.2%

The Vanguard Group(5) 100 Vanguard Boulevard Malvern, PA 19355	14,521,342	—	14,521,342	10%

BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	14,246,320	—	14,246,320	9.8%

Named Executive Officers

Christopher A. Viehbacher	7,000	26,840	33,840	*

Michael R. McDonnell	19,406	—	19,406	*

Susan H. Alexander	51,683	—	51,683	*

Rachid Izzar	9,701	—	9,701	*

Nicole Murphy	9,635	—	9,635	*

Directors

Caroline D. Dorsa	23,242	1,580	24,822	*

Maria C. Freire	2,145	960	3,105	*

William A. Hawkins	4,190	960	5,150	*

Susan K. Langer	460	960	1,420	*

Jesus B. Mantas	5,088	960	6,048	*

Monish Patolawala	—	—	—	*

Eric K. Rowinsky	19,669	960	20,629	*

Stephen A. Sherwin	17,778	960	18,738	*

All current executive officers and directors as a group (18 persons)	194,789	35,118	229,907	*

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	The shares described as “owned” are shares of our common stock directly or indirectly owned by each listed person, rounded up to the nearest whole share.
(2)	Includes RSUs that will vest within 60 days of the Ownership Date.
(3)

The calculation of percentages is based upon 145,596,895 shares outstanding on April 22, 2024, plus for each of the individuals listed above the shares subject to RSUs exercisable within 60 days of the Ownership Date, as reflected in the column under the heading “Shares Subject to Options and Stock Units.”

(4)

Based solely on information as of December 31, 2023, contained in a Schedule 13G/A filed with the SEC by PRIMECAP Management Company on February 12, 2024, which also indicates that it has sole voting power over 15,855,877 shares and sole dispositive power over 16,264,481 shares.

(5)

Based solely on information as of January 31, 2024, contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 12, 2024, which also indicates that it has sole dispositive power with respect to 13,904,285 shares, shared voting power with respect to 179,615 shares and shared dispositive power with respect to 617,057 shares.

(6)

Based solely on information as of December 31, 2023, contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 24, 2024, which also indicates that it has sole voting power with respect to 12,916,268 shares and sole dispositive power with respect to 14,246,320 shares.

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Stock Ownership

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of 10% or more of our common stock to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during 2023 were timely filed.

2024 Proxy Statement	-71-

Information About the Meeting

Information About the Meeting

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

The Board of Biogen Inc. is soliciting your proxy to vote at our Annual Meeting to be held at 9:00 a.m. Eastern Time on Thursday, June 20, 2024, for the purposes summarized in the accompanying Notice of 2024 Annual Meeting of Stockholders. Our 2023 Annual Report on Form 10-K is also available with this Proxy Statement.

References in this Proxy Statement to “Biogen” or the “company,” “we,” “us” and “our” refer to Biogen Inc.

What is the purpose of the Annual Meeting?	At the Annual Meeting, stockholders will vote upon the matters that are summarized in the formal meeting notice. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters at the Annual Meeting.
Can I attend the Annual Meeting?

This will be a virtual meeting only. You will not be able to attend the Annual Meeting in person.

Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/BIIB2024.

What do I need to be able to participate in the Annual Meeting virtually via the Internet?	You will need the 16-digit control number included on your Notice or your proxy card or voting instruction form to be able to vote your shares or submit questions via the Internet during the Annual Meeting. If you do not have your 16-digit control number, you will be able to listen to the meeting only - you will not be able to vote or submit questions during the meeting.
How many shares must be present to hold the Annual Meeting?	A majority of our issued and outstanding shares of common stock as of the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares voted in the manner described below (under the heading “How do I vote and what are the voting deadlines?”) will be counted as present at the Annual Meeting. Shares that are present and entitled to vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.
Who can vote?	Holders of Biogen common stock on the close of business on the record date of April 25, 2024 (Record Date) are entitled to receive the Notice of 2024 Annual Meeting and Proxy Statement and to vote their shares at the Annual Meeting. As of the Record Date, shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.
What am I voting on at the Annual Meeting?	Stockholders will be asked to vote on the following proposals at the Annual Meeting:
• The election to our Board of the 9 director nominees (Proposal 1);
• The ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2);
• The advisory vote on executive compensation (Proposal 3);
• The approval of an amendment to the certificate of incorporation to reflect Delaware law regarding officer exculpation (Proposal 4);
• Approval of the Biogen Inc. 2024 Omnibus Equity Plan (Proposal 5);

•   Approval of the Biogen Inc. 2024 Employee Stock Purchase Plan (Proposal 6); and

•   The transaction of such other business as may be properly brought before the meeting and any adjournments or postponements.

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Information About the Meeting

How will my shares be voted?	At the Annual Meeting, the members of management appointed by the Board will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:
• FOR the election of each of the Director nominees named in this Proxy Statement (Proposal 1);
• FOR the ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the 2024 fiscal year (Proposal 2);
• FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3);
• FOR the approval of an amendment to the certificate of incorporation to reflect Delaware law regarding Officer Exculpation (Proposal 4);
• FOR the approval of the Biogen Inc. 2024 Omnibus Plan (Proposal 5); and
• FOR the approval of the Biogen Inc. 2024 Employee Stock Purchase Plan (Proposal 6)
How do proxies work?	If you are a registered stockholder, you will receive a proxy card for all the shares you hold of record:
• in certificate form; or
• in book-entry form.
Your proxy card will serve as a voting instruction form. If you do not vote your shares or specify your voting instructions on your proxy card or voting instruction form, the administrator of the applicable savings plan and/or the trustee of a Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or Grantor Trust.
How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

 By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form. Votes submitted through www.proxyvote.com must be received by 11:59 p.m. Eastern Time on June 19, 2024.

 By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 19, 2024.

 By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card or voting instruction form received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card or voting instruction form. Proxy cards or voting instruction form submitted by mail must be received no later than June 19, 2024, to be voted at the Annual Meeting.

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Information About the Meeting

 During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/BIIB2024. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form to be able to vote during the Annual Meeting.

If you vote via the Internet or by telephone before the Annual Meeting, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card or voting instruction form. If you vote via the Internet or by telephone before the Annual Meeting, do not return your proxy card.

Beneficial Owners. If your shares are held in a brokerage account in your broker’s name, then you are the beneficial owner of shares held in “street name.” If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the bank, broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your bank, broker or other nominee to instruct your bank, broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, broker or other nominee. Shares held beneficially may not be voted during the Annual Meeting; instead a beneficial holder must instruct their bank, broker or other nominee in advance of the Annual Meeting.

Can I revoke or change my vote after I submit my proxy?	Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:
• signing and returning a new proxy card or voting instruction form with a later date, to be received no later than June 19, 2024;
• submitting a later-dated vote by telephone or via the Internet — only your latest telephone or Internet proxy received by 11:59 p.m. Eastern Time on June 19, 2024, will be counted;
• participating in the Annual Meeting virtually via the Internet and voting again; or
• delivering a written revocation to our Secretary at Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, to be received no later than June 19, 2024.

Only your latest vote, in whatever form, will be counted.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

Will my shares be counted if I do not vote?

Stockholders of Record. If you are the stockholder of record and you do not vote before the Annual Meeting your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of shares, your bank, broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The proposal to ratify the selection of our independent registered public accounting firm is a routine matter and the other proposals are non-routine matters. If you do not give your broker voting instructions, your broker (1) will be entitled to vote your shares on the proposal to ratify the selection of our independent registered public accounting firm and (2) will not be entitled to vote your shares on the other proposals. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on all of these important matters.

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Information About the Meeting

What vote is required to approve each proposal and how are votes counted?	Proposal	Vote Required	Broker Discretionary Voting Allowed
	Election of Directors (Proposal 1)	Majority of Votes Cast*	No
	Ratification of PwC (Proposal 2)	Majority of Stock Present and Entitled to Vote on the Matter**	Yes
	Advisory Vote on Executive Compensation (Proposal 3)	Not Applicable***	No
	Approval of an Amendment to our Amended and Restated Certificate of Incorporation, as Amended, to Add Officer Exculpation (Proposal 4)	Majority of Stock Issued and Outstanding****	No
	Approval of the Biogen Inc. 2024 Omnibus Plan (Proposal 5)	Majority of Stock Present and Entitled to Vote on the Matter*****	No
	Approval of the Biogen Inc. 2024 Employee Stock Purchase Plan (Proposal 6)	Majority of Stock Present and Entitled to Vote on the Matter*****	No

*   The Board shall not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board. Any nominee who does not receive a majority of votes cast “for” his or her election shall be subject to the terms of the irrevocable resignation discussed above. The Board (excluding the director in question) shall, within ninety (90) days after certification of the election results, decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. The Board shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission. Abstentions and broker non-votes, if any, are not considered votes cast under our bylaws and will have no effect on the results of this vote.

**  The affirmative vote of a majority of shares present in person or represented by proxy and having voting power at the Annual Meeting is required to ratify the selection of PwC as our independent registered public accounting firm. Abstentions will have the effect of votes against the proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal.

***   Because the Advisory Vote on Executive Compensation asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Abstentions will have the effect of a vote against the proposal, and broker non-votes, if any, will not have any effect on the results of those deliberations. We value the opinions expressed by our stockholders in this advisory vote, and the CMDC, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of this vote when designing our compensation programs and making future compensation decisions for our named executive officers.

****  Approval of an Amendment to our Amended and Restated Certificate of Incorporation, to Add Officer Exculpation requires a majority of shares issued and outstanding and entitled to vote. Abstentions and broker non-votes will have the effect of votes against this proposal.

*****Approval of the Biogen Inc. 2024 Omnibus Plan and the Biogen Inc. 2024 Employee Stock Purchase Plan must be approved by a majority of the total number of votes having voting power present in person or represented by proxy at the and entitled to vote on the proposal. Abstentions will have the effect of votes against this proposal and broker non-votes will have no effect on the results of this proposal.

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Information About the Meeting

Are there other matters to be voted on at the Annual Meeting?	We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the SEC. Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders. We are making this Proxy Statement and other Annual Meeting materials available on the Internet at www.proxyvote.com or, upon request, by sending printed versions of these materials on or about April 26, 2024, to all stockholders of record as of the Record Date. For ten days before the Annual Meeting, ending on the day before the meeting date, a list of stockholders entitled to vote will be available for inspection at our offices located at 225 Binney Street, Cambridge, Massachusetts 02142. If you would like to review the list, please call our Investor Relations department at (781) 464-2442.
What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?	If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.
Where do I find the voting results of the Annual Meeting?	We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting. You may request a copy of this Form 8-K by contacting Investor Relations, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. You will also be able to find a copy of this Form 8-K on the Internet through the SEC’s electronic data system, called EDGAR, at www.sec.gov or on our website, www.biogen.com, under the “Financials” subsection of the “Investors” section of the website.
Who should I call if I have any questions?	If you have any questions or require any assistance with voting your shares, please contact the bank, broker or other nominee holding your shares, or our Investor Relations department at (781) 464-2442.
Who do I contact if I experience technical difficulties trying to access or during the Annual Meeting?	If you have technical difficulties when accessing the Annual Meeting, there will be technicians available to assist you. If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

2024 Proxy Statement	-76-

Certain Relationships and Related Person Transactions

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Code of Business Conduct (Values in Action), Corporate Governance Principles, Related Person Transaction Policy and Conflict of Interest Policy set forth our written policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this Proxy Statement in accordance with SEC rules.

In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction involving Biogen, our CGC must review and approve all such proposed transactions or courses of dealing. In determining whether to approve or ratify a transaction with a related person, among the factors our CGC may consider (as applicable) are:

•	the business reasons for entering into the transaction;
•	the size of the transaction and the nature of the related person’s interest in the transaction;
•	whether the transaction terms are as favorable to us as they would be to an unaffiliated third party;
•	whether the transaction terms are more favorable to the related person than they would be to an unaffiliated third party;
•	the availability of alternative sources for comparable products, services or other benefits;
•	whether the transaction would impair the independence or judgment of the related person in the performance of his or her duties to us;
•	for non-employee directors, whether the transaction would be consistent with Nasdaq’s requirements for independent directors;
•

whether the transaction is consistent with our Conflict of Interest Policy, which prohibits related persons and others from having a financial interest in any competitor, customer, vendor or supplier of ours;

•	the related person’s role in arranging the transaction;
•	the potential for the transaction to be viewed as representing or leading to an actual or apparent conflict of interest; and
•	any other factors that our CGC deems appropriate.

Our Code of Business Conduct, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair their ability to make objective and fair decisions while acting in their Company roles.

There are no relationships or transactions with related persons that are required to be disclosed in this Proxy Statement under SEC rules.

2024 Proxy Statement	-77-

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023, about:

•	the number of shares of common stock subject to issuance upon vesting of RSUs, MSUs and PSUs under plans adopted and assumed by us (assuming target performance); and
•

the number of shares of common stock available for future issuance under our active plans: our 2017 Omnibus Equity Plan, our Non-Employee Directors Equity Plan and our 2015 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted-average Exercise Price of Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)(1) (c)

Equity compensation plans approved by stockholders	2,400,470	$301.85 (2)	12,688,151

Equity compensation plans not approved by stockholders	—	—	—

Total	2,400,470	$301.85 (2)	12,688,151

(1)

Of these shares, (a) 7,439,100 remain available for future issuance under our 2017 Omnibus Equity Plan, (b) 618,368 remain available for future issuance under our Non-Employee Directors Equity Plan and (c) 4,630,684 remain available under our 2015 Employee Stock Purchase Plan. In addition to shares issuable upon the exercise of options or rights, the shares under our 2017 Omnibus Equity Plan and our Non-Employee Directors Equity Plan may also be issued other than upon such exercise.

(2)	The weighted-average exercise price only pertains to outstanding options.

2024 Proxy Statement	-78-

Miscellaneous

MISCELLANEOUS

Stockholder Rights and Proposals

Stockholder Proposals

Our Fifth Amended and Restated Bylaws (Bylaws) contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at an annual meeting of stockholders.

•

Stockholder Nominations Not for Inclusion in Company’s Proxy Statement. Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws, Rule 14a-19 under the Exchange Act, as applicable, and give timely notice of the nomination to our Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, stockholders must provide the notice required by our Bylaws no later than March 22, 2025, and no earlier than February 20, 2025. However, if the date of the 2025 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, stockholders must provide the notice required by our Bylaws not earlier than the close of business on the 120th day before the 2025 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day prior to the 2025 annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made.

In December 2023, the Board approved certain amendments to our Bylaws that would require nominees to our Board and the stockholders that have nominated them to provide additional information in connection with the nomination. The amended Bylaws are included on a Form 8-K filed with the SEC on December 12, 2023. In amending the Bylaws, we carefully weighed on the one hand, the potential value of the information that would be provided to assist the Board in being able to knowledgeably make recommendations about nominees and ensuring that our stockholders will be able to cast well-informed votes compared with, on the hand, the effort that would be required by stockholders and nominees in providing such information. The Board believes the Bylaws represent an appropriate balance of these considerations that provide useful information but do not unduly restrict our stockholders’ franchise.

•

Stockholder Nominations Under Proxy Access Bylaw. In addition, our Bylaws provide that, under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous 3 years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement can equal up to 25% of the number of directors then serving on our Board. If 25% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 25%, subject to a minimum of one. A nominee will be counted in determining whether the 25% maximum has been reached if the nominee was included in the proxy materials as a Board-nominated candidate, if we have received notice that such nominee has been nominated by a stockholder pursuant to our Bylaws, the nominee was submitted under the proxy access procedures and later withdrawn or the nominee was nominated in any of our three preceding annual meetings and is being recommended by our Board for reelection.

The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws.

Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by our Secretary no earlier than November 27, 2024, and no later than December 27, 2024. However, if the 2025 annual meeting of stockholders is called for more than 30 days earlier or later than the anniversary of the Annual Meeting, requests to include stockholder-nominated candidates in our proxy materials for the 2025 annual meeting of stockholders must be received not later than (1) the 10th day after public announcement of the date of the 2025 annual meeting of stockholders or (2) the 60th day prior to the date we file our proxy statement in connection with the 2025 annual meeting of stockholders.

•

Universal Proxy Access. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice and information in accordance with Rule 14a-19 under the Exchange Act and otherwise comply with the requirements of Rule 14a-19.

2024 Proxy Statement	-79-

Miscellaneous

Type	Deadline	Submission Requirements*
Proposals for inclusion in our 2025 Proxy Materials	No later than December 27, 2024	Must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended
Director Nominations Pursuant to Our Proxy Access By-law	No later than December 27, 2024	Must include the information set forth in our Bylaws
Other Proposals or Nominations to be Brought before Our 2025 Annual Meeting

If the 2025 Annual Meeting is to be held within 30 days before or after the anniversary of the date of this year’s Annual Meeting (June 20, 2024, then Biogen must receive your notice not less than 90 days nor more than 120 days in advance of the anniversary of the 2024 Annual Meeting, or no earlier than February 20, 2025 and no later than March 22, 2025.

If the 2025 Annual Meeting is to be held on a date not within 30 days before or after such anniversary, then Biogen must receive it no earlier than 120th days before the annual meeting and no later than the later to occur of:

•   90th day before the 2025 annual meeting of stockholders; or

•   The 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made.

Must include the information set forth in our Bylaws

•	Proposals and/or nominations must be received at our principal offices at 225 Binney Street, Cambridge, Massachusetts 02142, Attention: Secretary

For any other meeting, nominations (other than by proxy access) or items of business must be received by the 10th day following the date on which public disclosure of the date of the meeting is made.

Upon written request, we will provide, without charge, a copy of our Bylaws. Requests should be directed to our principal offices at 225 Binney Street, Cambridge, Massachusetts 02142, Attention: Secretary.

Stockholder Rights

•	No Supermajority Vote Provisions. We have a simple majority voting standard to amend our Certificate of Incorporation and Bylaws.

•	No Poison Pill. We do not have a stockholder rights plan, or poison pill.

•	Single Class of Shares. We have a single class of stock with equal voting rights. One share equals one vote.

Other Stockholder Communications

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (781) 464-2442. However, stockholders who wish to communicate directly with our Board, or any individual director, should direct questions in writing to our Secretary, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142. Communications addressed in this manner will be forwarded directly to our Board or named individual director(s).

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report, the content of www.biogen.com, including the charters of the committees of our Board, Corporate Governance Principles, Related Person Transaction Policy, Conflicts of Interest Policy, Code of Business Conduct, Certificate of Incorporation and Bylaws, included or referenced in this Proxy Statement shall not be incorporated by reference into any such filings.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, including statements relating to: our strategy and plans; potential of our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials

2024 Proxy Statement	-80-

Miscellaneous

and data readouts and presentations; risks and uncertainties associated with drug development and commercialization; regulatory discussions, submissions, filings and approvals and the timing thereof; the potential benefits, safety and efficacy of our products and investigational therapies; and the anticipated benefits and potential of investments, collaborations and business development activities. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “contemplate,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “possible,” “will,” “would” or the negative of these works or other words and terms of similar meaning. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including the risks and uncertainties that are described in the Risk Factors section of our most recent annual or quarterly report and in other reports we have filed with the SEC. These statements speak only as of the date of this Proxy Statement. We do not undertake any obligation to publicly update any forward-looking statements.

Note Regarding Trademarks

ADUHELM®, RITUXAN®, SPINRAZA®, TECFIDERA®, SKYCLARYS® and QALSODY® and are registered trademarks of Biogen. LEQEMBI™, ZURZUVAE™ and other trademarks referenced in this Proxy Statement are the property of their respective owners.

Copies of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of this Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of these documents without charge to you if you write or call Investor Relations, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. If you want to receive separate copies of our Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

Manner and Cost of Proxy Solicitation

Biogen pays the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may contact you in person, by telephone or by email or other electronic means. None of our directors, officers or employees will receive additional compensation for soliciting you. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of our common stock. Georgeson LLC, New York, New York, has been retained to assist us in the solicitation of proxies at a fee estimated not to exceed $17,500.

2024 Proxy Statement	-81-

Appendix A

APPENDIX A

GAAP to Non-GAAP Reconciliation

Diluted Earnings Per Share and Net Income Attributable to Biogen Inc.

(unaudited, $ in millions, except per share amounts)

	For the Twelve Months Ended
	December 31, 2023	December 31, 2022

GAAP earnings per share – Diluted	$7.97	$20.87

Adjustments to GAAP net income attributable to Biogen Inc. (as detailed below)	6.75	(3.20)

Non-GAAP earnings per share – Diluted	$14.72	$17.67

	For the Twelve Months Ended
	December 31, 2023	December 31, 2022

GAAP net income attributable to Biogen Inc.	$1,161.1	$3,046.9

Adjustments:

Amortization of Reata inventory step-up	31.5	—

Acceleration of share-based compensation expense and related taxesA	393.4	—

Impairment chargesB	—	119.6

Acquisition-related transaction and integration costs	35.0	—

Amortization of acquired intangible assets	206.0	215.2

Restructuring charges and other cost saving initiatives	247.7	131.1

(Gain) loss on fair value remeasurement of contingent consideration	—	(209.1)

(Gain) loss on equity security investments	274.2	264.6

(Gain) on sale of equity interest in Samsung Bioepis and other investmentsC	15.2	(1,505.3)

Litigation settlement agreementD	—	917.0

(Gain) on sale of buildingE	—	(503.7)

International reorganization & income tax effect related to Non-GAAP reconciling items	(248.3)	84.4

Net distribution to noncontrolling interests & amortization of equity in (income) loss of investee	—	12.9
Other	28.0	6.4
Non-GAAP net income attributable to Biogen Inc.	$2,143.8	$2,580.0

A

Share-based compensation expense reflects the accelerated vesting of awards previously granted to Reata employees as a result of our acquisition of Reata in the third quarter of 2023. We paid approximately $983.9 million in cash for Reata’s outstanding equity awards, inclusive of employer taxes, of which approximately $590.5 million was attributable to pre-acquisition services and is therefore reflected as a component of total purchase price paid. Of the $983.9 million paid to Reata’s equity award holders, we recognized approximately $393.4 million as compensation attributable to the post-acquisition service period, of which $196.4 million was recognized as a charge to selling, general and administrative expense with the remaining $197.0 million as a charge to research and development expense within our consolidated statements of income for the year ended December 31, 2023.

B

During the fourth quarter of 2022 we discontinued further development of vixotrigine based on regulatory, development and commercialization challenges. For the year ended December 31, 2022, we recognized an impairment charge of approximately $119.6 million related to vixotrigine for the potential treatment of diabetic painful neuropathy, reducing the remaining book value of this in-process research and development intangible asset to zero.

C

In April 2022 we completed the sale of our 49.9% equity interest in Samsung Bioepis to Samsung BioLogics in exchange for total consideration of approximately $2.3 billion. Under the terms of this transaction, we received approximately $1.0 billion in cash at closing, with approximately $1.3 billion in cash to be deferred over two payments. The first deferred payment of $812.5 million was received in April 2023 and the second deferred payment of $437.5 million is due at the second anniversary of the closing of this transaction in April 2024.

Appendix A -1-

Appendix A

APPENDIX A

GAAP to Non-GAAP Reconciliation (continued)

D

During the second quarter of 2022 we recorded a pre-tax charge of $900.0 million, plus settlement fees and expenses, related to a litigation settlement agreement to resolve a qui tam litigation relating to conduct prior to 2015.

E

In September 2022 we completed the sale of our building and land parcel located at 125 Broadway, Cambridge, MA for an aggregate sales price of approximately $603.0 million, which is inclusive of a $10.8 million tenant allowance. This sale resulted in a pre-tax gain on sale of approximately $503.7 million, net of transaction costs, which is reflected within gain on sale of building in our consolidated statements of income for the year ended December 31, 2022.

Free Cash Flow Reconciliation

(unaudited, $ in millions)

	For the Twelve Months Ended
	December 31, 2023	December 31, 2022

Net cash provided by (used in) operating activities	$1,547.2	$1,384.3

Net cash provided by (used in) investing activities	(4,101.0)	1,576.6

Net cash provided by (used in) financing activities	149.3	(1,747.3)

Net increase (decrease) in cash and cash equivalents	$(2,404.5)	$1,213.6

Net cash provided by (used in) operating activities	$1,547.2	$1,384.3

Less: Purchases of property, plant and equipment (capital expenditures)	277.0	240.3

Free cash flow^	$1,270.2	$1,144.0

^	Free cash flow is defined as net cash provided by (used in) operating activities in the period less capital expenditures made in the period.

Use of Non-GAAP Financial Measures

We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, diluted earnings per share, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share – Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share – Diluted”:

1. Acquisitions and divestitures

We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.

2. Restructuring, business transformation and other cost saving initiatives

We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.

Appendix A -2-

Appendix A

APPENDIX A

GAAP to Non-GAAP Reconciliation (continued)

3. (Gain) loss on equity security investments

We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

4. Other items

We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share – diluted.

Appendix A -3-

Appendix B

APPENDIX B

PROPOSED AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION OF

BIOGEN INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Biogen Inc. (hereinafter referred to as the “Corporation”), a corporation duly organized and existing under the Delaware General Corporation Law (the “DGCL”), does hereby certify as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation on February 6, 2024, resolutions were duly adopted setting forth a proposed amendment to Article X of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders. As amended pursuant to such resolutions, Article X of the Certificate of Incorporation shall be as follows:

ARTICLE X

A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a director, under Section 174 of the Delaware General Corporation Law, ~~or~~ (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for any action by an officer by or in right of the Corporation. If the Delaware General Corporation Law is amended after approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

THIRD: The effective date of the amendment shall be [●], 2024.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its name this [●] day of [●], 2024.

BIOGEN INC.

By:

Name:
Title:

Appendix B -1-

Appendix C

APPENDIX C

BIOGEN INC. 2024 OMNIBUS EQUITY PLAN

BIOGEN INC.

2024 OMNIBUS EQUITY PLAN

Section 1.   Defined Terms

    Exhibit A, which is incorporated by reference, defines certain capitalized terms used in the Plan and sets forth certain operational rules related to those terms.

Section 2.   Purpose; Term

    The Plan provides for the grant of Awards consisting of or based on the Stock of the Company. The purpose of the Plan is to attract and retain service providers of the Company and its Affiliates, to provide an incentive for them to generate stockholder value by contributing to the appreciation of the Company’s Stock price and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Stock. No Awards may be granted under the Plan more than ten (10) years after the Effective Date, but Awards granted prior to that date shall continue in accordance with their terms.

Section 3.   Administration

    A.  Plan Administrator. The Plan shall be administered by the Committee. The Board may in any instance perform any of the functions of the Committee hereunder and the Committee may delegate such of its duties, powers and responsibilities as it may determine in accordance with applicable legal requirements, including Section 157(c) of the Delaware General Corporation Law (references herein to the Committee shall include the Board or the person or persons so delegated to the extent of such delegation, as applicable).

    B.  Grants of Awards and Plan Interpretation. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock or other property); prescribe forms, rules and procedures and otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Committee made under the Plan will be conclusive and will bind all parties.

Section 4.   Eligibility

    All employees of the company, non-employee directors, officers, or consultants (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who qualifies as an “employee” within the meaning of Form S-8 under the Exchange Act, as in effect from time to time, are eligible to be Participants in the Plan.

Section 5.   Stock Available for Awards

    (A)  Shares Available. Subject to the other subsections of this Section 5 and subject to adjustment as provided in Section 10, the total number of Shares of Stock that may be delivered under or in satisfaction of Awards pursuant to this Plan will be 3,700,000, plus the number of shares of Stock that, as of the date of adoption of the Plan, either: (i) remain available for grant under the 2017 Plan (including shares available under such plans by reason of a predecessor plan) or (ii) are subject to awards under 2017 Plan and on or after the date of adoption are cancelled, surrendered, exchanged, terminated or forfeited for any reason whatsoever in accordance with the terms of such plans. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. No fractional shares will be issued under the Plan.

    (B)  Fungible Share Plan. Each share of Stock subject to an Award consisting of Options and/or SARs shall be counted against the limits set forth in Section 5.A as one (1) share. Each share of Stock subject to any Award other than an Award consisting of Options and/or SARs shall be counted against the limits set forth in Section 5.A as one and one-half (1.5) shares.

    (C)  Reversion to the Plan. For the avoidance of doubt, if (i) an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, (ii) if shares of Stock acquired pursuant to an Award subject

Appendix C -1-

Appendix C

to forfeiture or repurchase are forfeited or repurchased by the Company or (iii) on or after the date of adoption of the Plan, an outstanding award under the 2017 Plan is cancelled, surrendered, exchanged, terminated or forfeited in accordance with the terms of the 2017 Plan, the shares of Stock allocable to such expired, terminated, cancelled, exchanged or forfeited, as applicable, portion of such Award or such forfeited or repurchased shares of Stock, shall again be available for delivery under the Plan in an amount determined in accordance with Section 5.B. Shares of Stock shall not be deemed to have been delivered in satisfaction of Awards under the Plan to the extent that any portion of an Award is settled in cash or other property (other than shares of Stock). Upon delivery of shares of Stock in settlement of a SAR, the full number of shares of Stock covered by such SAR shall be treated as delivered under the Plan (and not only the number of shares of Stock delivered in settlement of such Award). Shares of Stock withheld from an Award in satisfaction of withholding taxes as described in Section 9.I or in payment of the exercise price or purchase price of any Award shall not again be available for delivery under the Plan.

    (D)  Certain Other Company Awards. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards granted by another company (“other company awards”) and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares of Stock available for Awards under the Plan.

    (E)  Director Limits. No Director may be paid or granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under the Plan) with an aggregate value greater than $1,000,000 (in each case, with the value of each Award (or any other equity award) based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)) (such limit, the “Director Limit”). Any cash compensation paid or Awards (or any other equity awards) granted to an individual for his or her services as an employee or for his or her services as a consultant (other than as a Director), will not be subject to the Director Limit. Any compensation that is deferred will be counted toward the Director Limit for the year in which it was first granted, and not when paid or settled (if later).

Section 6.   Options

    (A)  Grant of Options. Subject to the provisions of the Plan, the Committee may grant both (i) Options to purchase up to a maximum of 1,000,000 shares of Stock that are intended to comply with the requirements of Section 422 (“ISOs”) and (ii) Options that are not intended to comply with such requirements (“NQSOs”). Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Each Option shall be clearly identified in the applicable Award agreement as either an ISO or an NQSO, but if no such identification is made, the Option shall be treated as an NQSO. The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. An ISO granted to an employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such Fair Market Value.

    (B)  Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award agreement or thereafter. An ISO may not be exercisable after the period provided in Section 1.422-2(d) of the Treasury Regulations. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an Option, the Committee may impose such restrictions or conditions to the vesting of such Option as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. The Expiration Date of each Option shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award agreement.

    (C)  Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and expressly permitted by the Committee at or after the grant of the Option, by delivery of other property such as shares of Stock (for which the Committee may require a holding period), valued at their Fair Market Value on the date of delivery or such other lawful consideration, including in accordance with a cashless exercise, as the Committee may determine or any combination of the foregoing permitted forms of payment.

Section 7.   SARs

    (A)  Grant of SARs. Subject to the provisions of the Plan, the Committee may grant SARs. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Stock over the base value of the SAR. The Committee shall fix the base value of each SAR, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

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Appendix C

    (B)  Terms and Conditions. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award agreement or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of a SAR, the Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. The Expiration Date of each SAR shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award agreement.

Section 8.   RSUs, RSAs and Other Awards

    (A)  RSUs. Subject to the provisions of the Plan, the Committee may grant RSUs. Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Stock or, if specified in the Award, cash equal to the Fair Market Value of the Stock subject to the Award, in any case subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. The Committee may make Awards of RSUs that are subject to restrictions or forfeiture on such terms and conditions as the Committee may determine from time to time.

    (B)  RSAs. Subject to the provisions of the Plan, the Committee may grant RSAs and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares of Stock may be forfeited to the Company and the other terms and conditions of such Awards. RSAs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. RSAs shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of RSAs shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. Upon the expiration of the Restricted Period, the Company shall deliver such shares of Stock, along with any certificates, to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

    (C)  Other Awards. Subject to the provisions of the Plan, the Committee may grant Awards (including Performance Awards) other than Options, SARs, RSUs or RSAs (“Other Awards”). Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Awards, whether such Awards are to be settled in cash, Stock, other property or a combination of the foregoing, and all other conditions of such Other Awards.

    (D)  Terms and Conditions. At the time of the grant of RSUs, RSAs or Other Awards, the Committee shall determine the price, if any, to be paid by the Participant for each share of Stock subject to the Award. At the time of the grant of RSUs, RSAs or Other Awards, as applicable, the Committee may impose such restrictions or conditions to the vesting of such Award as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria.

Section 9.   General Provisions Applicable to Awards

    (A)  Documentation and Legal Conditions on Delivery of Stock. Each Award shall be evidenced by a written or electronic document delivered or made available to the Participant or an agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax or other laws or accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, or if the Company determines that the registration statement covering the sale of Stock is not available, the Company may defer the sale until such time as it determines that the registration statement is available and may delay the applicability of any provisions of the Award during any period of unavailability. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock and the Company may hold the certificates pending lapse of the applicable restrictions.

    (B)  Performance Criteria. The Committee may establish Performance Criteria on which the granting of Performance Awards, or the vesting of Performance Awards, will be subject. The Committee shall determine whether any Performance Criteria so established have been achieved, and if so to what extent, and its determination shall be binding on all persons.

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Appendix C

    (C)  Minimum Vesting Period. To the extent an Award is to vest based solely upon the continued service of the Participant, such Award shall vest pursuant to a schedule that provides, at a minimum, for vesting on the first anniversary of the date of grant, or such longer period as the Committee may determine; provided, however, that up to five percent (5%) of the shares of Stock reserved under the Plan may be made subject to Awards with a time-based vesting schedule that provides for vesting sooner than the default schedule set forth in this Section 9.C; and, provided, further, that Awards shall be subject to accelerated vesting as set forth in Section 9.G, Section 10 or in a Participant’s Award agreement.

    (D)  Committee Discretion. Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award agreement, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

    (E)  No Dividends or Dividend Equivalents. No unvested Award under the Plan may provide a Participant with dividends or dividend equivalents (in cash, property or other Awards under the Plan) currently or deferred with or without interest unless and until the underlying Award becomes vested.

    (F)  Leaves of Absence. Awards held by a Participant on an approved leave of absence shall continue to vest in accordance with their terms during the leave of absence as if the Participant was an active employee unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the Award agreement; provided, however, in the event of an ISO, such leave of absence shall not exceed ninety (90) days unless reemployment is guaranteed by law or contract.

    (G)  Termination of Employment or Service. Unless the Committee expressly provides otherwise in an Award agreement, the following rules shall apply in connection with the termination of a Participant’s employment or other service with the Company and its Affiliates. Immediately upon the termination of the Participant’s employment or other service with the Company and its Affiliates, each Award requiring exercise will cease to be exercisable and each Award to the extent not then vested will be forfeited, except that:

       (1)  In the event of a termination of the Participant’s employment or other service by reason of death or as a result of Disability, each Award held by a Participant immediately prior to his or her death or termination of employment or other service as a result of Disability shall, to the extent not vested previously, become fully vested, and each Option, SAR and other Award requiring exercise, to the extent then exercisable, will remain exercisable by the Participant or the Participant’s executor or administrator or the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of: (i) the one- year period ending with the first anniversary of the Participant’s death or Disability, as applicable, or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;

       (2)  In the event of the Participant’s Retirement, each Award, to the extent not vested previously, shall become vested as to 50% of the number of shares covered by such unvested Award and for an additional 10% of the number of shares covered by such unvested Award for every full year of consecutive employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Award; provided, however, that the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A and. In the event of the Participant’s Retirement, each Option, SAR and other Award requiring exercise, to the extent then exercisable (after giving effect to the accelerated vesting provided for herein), will remain exercisable for the lesser of: (a) the three-year period ending with the third anniversary of the Participant’s Retirement or (b) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;

       (3)  In the event of the Participant’s termination of employment or other service For Cause, each Award held by a Participant or a Participant’s permitted transferees, if any, immediately prior to such termination of employment or other service (including any portion of the Award that is then exercisable) shall terminate at the commencement of business on the date of such termination; and

       (4)  In the event of the Participant’s termination of employment or other service for any reason other than death, Disability, Retirement or For Cause, each Option, SAR and other Award requiring exercise held by a Participant immediately prior to such termination of employment or other service, to the extent then exercisable, will remain exercisable for the lesser of: (i) the period ending six (6) months from the Participant’s termination date or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate; and each other Award shall terminate at the close of business on the date of such termination.

Subject to Section 9.O, unless the Committee expressly provides otherwise, a Participant’s employment or other service with the Company and its Affiliates will be deemed to have ceased upon termination of the Participant’s employment or other service with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some new or different capacity).

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Appendix C

    (H)  Transferability. No Award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a Participant only by the Participant, except that, as to Options other than ISOs, the Committee may in its sole discretion permit certain transfers to the Participant’s family members or to certain entities controlled by the Participant or his or her family members.

    (I)  Withholding Taxes. Participants who are subject to tax withholding shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld with respect to Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates will, to the extent permitted by law, deduct any such tax or social insurance contributions from any payment of any kind due to such Participant hereunder or otherwise. In the Committee’s discretion, tax and social insurance contributions required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Stock, including shares retained by the Company from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery, but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under applicable accounting rules (including FASB ASC Topic 718 (or any successor provision)).

    (J)  Option or SAR Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 10 below, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or SARs to reduce the exercise price or base value of such Options or SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Options or SARs or (iii) cancel outstanding Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

    (K)  Amendment of Award. Except as otherwise expressly provided in the Plan, the Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NQSO; provided, however, that if stockholder approval is required by law or the rules of the applicable stock exchange on which the Stock of the Company is then publicly-traded, such amendment shall not become effective until such stockholder approval is obtained. Any such action shall require the Participant’s consent unless the Committee determines that the action would not materially and adversely affect the Participant.

    (L)  Recovery of Compensation. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan or if the Participant engages in any Detrimental Activity. In addition, the Committee may provide that Awards and the proceeds from Awards or Stock acquired thereunder will be subject to forfeiture and disgorgement to the Company to the extent required or permitted by applicable Company policy, law or stock exchange listing standards, including, without limitation, any Company policy adopted to comply with the Dodd–Frank Wall Street Reform and Consumer Protection Act and the rules and regulations thereunder. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Committee to effectuate any forfeiture or disgorgement required hereunder. The Participant (and neither the Committee nor the Company) will be solely responsible for any adverse tax or other consequences to a Participant that may arise in connection with this Section 9.L.

    (M)  Foreign Nationals. The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing sub-plans under the Plan or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.

    (N)  Deemed Exercise of Awards. On the Expiration Date on which a vested Award (or portion thereof) requiring exercise is scheduled to terminate in accordance with the Plan and the terms of the Award, if the per share exercise price or base value, as the case may be, of the Award is less than the Fair Market Value of a share of Stock on that date, the vested portion of the Award will be deemed to have been exercised at the close of business on that date. As promptly as practicable thereafter, the Company will deliver to the Participant the shares of Stock subject to the vested portion of the Award less that number of shares with a value that is equal to the aggregate Fair Market Value of: (i) the aggregate exercise price or base value, as the case may be, of the vested portion of the Award and (ii) the amount withheld, as determined by the Committee in accordance with Section 9.I, in satisfaction of any federal, state and local withholding of taxes or social insurance contributions related to the exercise.

    (O)  Section 409A. Notwithstanding any other provision of the Plan or any Award agreement to the contrary:

       (1)  Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly.

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Appendix C

       (2)  To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, a Participant shall not be considered to have terminated employment or other service with the Company and its Affiliates until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A (after giving effect to the presumptions contained therein).

       (3)  If a Participant is deemed on the date of the Participant’s termination of employment or other service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 9.O(3) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

       For purposes of Section 409A, each payment made under the Plan shall be treated as a separate payment.

Section 10.  Effect of Certain Transactions

    (A)  Corporate Change in Control

    Except as otherwise expressly provided in an Award agreement:

       (1)  If the Corporate Change in Control is one in which there is an acquiring or surviving entity other than the Company or its Affiliate, the Committee shall provide for the assumption of some or all outstanding Awards or for the grant of new Awards in substitution therefor or the continuation of some or all of the Awards by the acquiror or survivor or an affiliate of the acquiror or survivor, except to the extent that the Committee pays out the Award pursuant to the provisions of Section 10.A(2).

       (2)  If the Corporate Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a cash-out), with respect to some or all Awards or any portion thereof (whether or not vested), equal in the case of each affected Award or portion thereof to the excess, if any, of (i) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (ii) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines; provided, that the Committee shall not exercise its discretion under this Section 10.A(2) with respect to an Award or portion thereof providing for nonqualified deferred compensation subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. For avoidance of doubt, in the event that the aggregate exercise or purchase price of the Award exceeds the aggregate Fair Market Value of the Stock subject to the Award, the Award will be deemed to be cashed out for a payment of zero.

       (3)  Each Award will terminate upon consummation of the Corporate Change in Control, other than Awards assumed, substituted or continued pursuant to Section 10.A(1). For avoidance of doubt, in the event that the Awards are not cashed out (or deemed cashed out) as provided in Section 10.A(2), such Awards shall be assumed, substituted or continued as provided in Section 10.A(1).

    (B)  Corporate Change in Control. Except as otherwise provided in the Award agreement, if at any time within two (2) years after the effective date of a Corporate Change in Control there is an Involuntary Employment Action with respect to any Designated Employee or a separation from service with respect to any Designated Service Provider, each then outstanding Award assumed, substituted or continued under Section 10.A(1) and held by such Designated Employee or Designated Service Provider (or a permitted transferee of any such person) shall, upon the occurrence of such Involuntary Employment Action or separation from service, respectively, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action or separation from service, respectively. Upon the occurrence of an Involuntary Employment Action or separation from service with respect to a Designated Employee or Designated Service Provider, any outstanding Options or SARs held by such Designated Employee or Designated Service Provider (and a permitted transferee of any such person) shall be exercisable for one (1) year following the Involuntary Employment Action or separation from service, respectively, or, if earlier, within the originally prescribed term of the Option or SAR.

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Appendix C

    (C)  Changes In, Distributions With Respect To and Redemptions of the Stock.

       (1) In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event that constitutes an equity restructuring within the meaning of FASB ASC Topic 718 (or any successor provision), the following shall be equitably adjusted (i) the number of shares that may be delivered as per Section 5, (ii) the individual limits described in Section 5.E, (iii) the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, (iv) exercise prices or base values, as the case may be, relating to outstanding Awards and (v) any other provision of Awards affected by such change.

       (2)  The Committee may also make equitable or proportionate adjustments of the type described in Section 10.D(1) to take into account distributions to stockholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving Stock or any other event other than those described in Section 10.D(1), if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value and equity of Awards made hereunder, having due regard for: (i) the qualification of ISOs under Section 422 and (ii) the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A, where applicable.

       References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.

Section 11.  Miscellaneous

    (A)  No Right to Employment or Continued Service. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee or other service provider of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee or other service provider from one position to another within the Company or any Affiliate.

    (B)  No Rights as a Stockholder. Subject to the provisions of the applicable Award, no Participant or other person shall have any rights as a stockholder with respect to any shares of Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom an RSA is awarded shall be considered a stockholder of the Company at the time the Award is granted except as otherwise expressly provided in the applicable Award agreement.

    (C)  Effective Date. The Plan became effective on the Effective Date.

    (D)  Amendment of the Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Committee determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan in order to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided in Section 9.L, no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required under applicable law or relevant stock exchange listing standards.

    (E)  Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

    (F)  Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Committee, nor any person acting on behalf of the Company, any Affiliate or the Committee, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

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Appendix C

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2017 Plan” means the Company’s 2017 Omnibus Equity Plan.

“Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as a single employer under Sections 414(b) or 414(c) of the Code, except that such Sections shall be applied by substituting “at least 50%” for “at least 80%” wherever applicable; provided, however, that in determining eligibility for the grant of an Option or SAR by reason of service for an Affiliate, “Affiliate” shall mean any corporation or other entity in a chain of corporations all of which have a controlling interest in another corporation or other entity in the chain, beginning with the parent entity and ending with the entity for which the Award recipient was providing services on the grant date of the Award (defining the term “controlling interest” based on “at least 50%” rather than “at least 80%”). The Company may at any time by amendment provide that different ownership thresholds apply (consistent with Section 409A, where applicable).

“Award” means any Option, SAR, RSA, RSU and any Other Award convertible into or otherwise based on Stock (including a Performance Award payable in cash), granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means the Compensation and Management Development Committee of the Board.

“Company” means Biogen Inc., a Delaware corporation.

“Competitive Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment or other service with the Company or (iii) any attempt directly or indirectly to induce any employee or other service provider of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

“Continuing Director” shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on the Effective Date or (ii) becomes a member of the Board subsequent to the Effective Date and was appointed, nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such appointment, nomination or election, provided that a director whose initial assumption of office is in connection with an actual or threatened election contest will not be considered a Continuing Director unless and until (a) such director has served on the Board for at least two (2) years and (b) the most recent reelection of such director has been approved by a majority of the Continuing Directors in office at the time of such approval.

“Corporate Change in Control” shall be deemed to have occurred upon the first of the following events:

(1)  an event in which any Person, is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 under the Exchange Act) of such Person, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(2)  the consummation of the merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger; or

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Appendix C

(3)  at any time the Continuing Directors do not constitute a majority of the Board (or, if applicable, the board of directors of a successor to the Company).

Notwithstanding the foregoing, in any case where the occurrence of a Corporate Change in Control could affect the vesting of or payment under an Award subject to the requirements of Section 409A, to the extent required to comply with Section 409A, the term “Corporate Change in Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A.

“Delay Period” has the meaning set forth in Section 9.O(3).

“Designated Beneficiary” means the Participant’s estate.

“Designated Employee” means an employee designated by the Committee, in its sole discretion, as a “Designated Employee” for purposes of the Plan at any time prior to the effective date of a Corporate Change in Control.

“Designated Service Provider” means a service provider (other than a Designated Employee) designated by the Committee, in its sole discretion, as a “Designated Service Provider” for purposes of the Plan at any time prior to the effective date of a Corporate Change in Control.

“Detrimental Activity” shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company’s Code of Conduct, (c) results in the Company’s restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Participant has not entered into any such agreement with the Company, the Participant engages in any Competitive Activity.

“Director” means any non-employee member of the Board.

“Disability” shall exist for purposes of the Plan if the Company determines in its sole discretion that the Participant has been terminated as a result of having become totally and permanently disabled. For this purpose, totally and permanently disabled means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means the date the Plan was approved by the Company’s stockholders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Expiration Date” means the latest date on which an Option, SAR or Other Award requiring exercise may be exercised pursuant to the Award agreement.

“Fair Market Value” means, with respect to Stock, for so long as such Stock is readily tradable on an established securities market (within the meaning of Section 409A), the closing price on the day of the grant or measurement or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date, and otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A).

“For Cause” shall be deemed to include, but is not limited to, dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach of, or a failure to comply with, the Company’s policies, procedures or codes of ethics or business conduct, breach by a Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, the Participant’s commission of, or plea of nolo contendere to, a felony and other conduct that is, or could reasonably be expected to be, harmful or prejudicial to the business of the Company or an Affiliate. The determination of the Committee or its designee as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Participant is a party to an effective employment or similar agreement with the Company or an Affiliate which contains a “cause” definition, such definition shall be controlling for purposes of the Plan for so long as such agreement is in effect.

“Involuntary Employment Action” as to a Participant means the involuntary termination of a Participant’s employment with the Company following a Corporate Change in Control, (i) other than For Cause or (ii) upon the occurrence of any of the following

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Appendix C

circumstances: (a) any adverse and/or material alteration and diminution in the Participant’s authority, duties or responsibilities (other than a mere change in title or reporting relationship) as they existed immediately prior to the Corporate Change in Control, or as the same may be increased from time to time thereafter, (b) a reduction of the Participant’s base salary or a reduction in targeted bonus opportunity, in each case as in effect on the date prior to the Corporate Change in Control, or as the same may be increased from time to time thereafter or (c) relocation of the offices at which the Participant is employed which increases his or her daily commute by more than 35 miles on a round trip basis; provided, however, that in any case the Participant notifies the Chief Legal Officer or the Head of Human Resources of the Company in writing of the basis for his or her involuntary termination within ninety (90) days of the occurrence of the circumstances and the Company does not cure such circumstance within thirty (30) days thereafter.

“ISOs” has the meaning set forth in Section 6.A.

“NQSOs” has the meaning set forth in Section 6.A.

“Option” means the right to purchase shares of Stock of the Company for a specified period of time at a specified price.

“Other Award” has the meaning set forth in Section 8.C.

“other company award” has the meaning set forth in Section 5.D.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award subject to Performance Criteria.

“Performance Criteria” means specified criteria as determined by the Committee, other than the mere continuation of employment or other service or passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting, payment or full enjoyment of an Award.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Plan” means the Biogen 2024 Omnibus Equity Plan, as from time to time amended and in effect.

“Restricted Period” has the meaning set forth in Section 8.B.

“Retirement” as to any employee of the Company or any of its Affiliates shall mean such person’s leaving the employment of the Company and its Affiliates after reaching age 55 with ten (10) consecutive years of service with the Company or its Affiliates, but not including pursuant to any termination For Cause or pursuant to any termination for insufficient performance, as determined by the Company.

“RSA” means Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified service or performance-based conditions are not satisfied.

“RSU” means an unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future, subject to the satisfaction of specified performance or other vesting conditions.

“SAR” means the right to receive upon exercise an amount (payable in cash or in shares of Stock of equivalent value) equal to any excess in value of shares of Stock subject to the right over the base value from which appreciation is measured.

“Section 409A” means Section 409A of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Section 422” means Section 422 of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Stock” means the common stock, $0.0005 par value, of the Company.

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Appendix D

APPENDIX D

BIOGEN INC. 2024 EMPLOYEE STOCK PURCHASE PLAN

Section 1.  Purpose of Plan and Defined Terms

    This 2024 Employee Stock Purchase Plan is intended to enable Eligible Employees of Biogen Inc. and its Designated Subsidiaries to use payroll deductions to purchase Common Stock in offerings under this Plan, and thereby acquire an ownership interest in the Company. This Plan is intended to qualify as an “employee stock purchase plan” under Section 423 and to be exempt from the application and requirements of Section 409A of the Code, and is to be construed accordingly.

    Exhibit A, which is incorporated by reference, defines the capitalized terms used in this Plan and sets forth certain operational rules related to those terms.

Section 2.  Administration of Plan

    This Plan will be administered by the Administrator, which will have the authority to interpret this Plan, determine eligibility under this Plan, prescribe forms, rules and procedures relating to this Plan and otherwise do all things necessary or appropriate to carry out the purposes of this Plan. All determinations and decisions by the Administrator regarding the interpretation or application of this Plan will be final and binding on all persons.

The Administrator may specify the manner in which the Company and/or Eligible Employees are to provide notices and forms under this Plan, and may require that such notices and forms be submitted electronically.

Section 3.  Offerings to Purchase Common Stock

    The maximum aggregate number of shares of Common Stock available for purchase under this Plan by Eligible Employees will be 2,500,000 shares, subject to adjustment pursuant to Section 16 of this Plan. Shares of Common Stock to be delivered upon exercise of Purchase Rights under this Plan may be either shares of authorized but unissued Common Stock, treasury shares, or Common Stock acquired in an open-market transaction. If any Purchase Right granted under this Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Common Stock subject to such Purchase Right will again be available for purchase under this Plan. If, on a Purchase Date, the total number of shares of Common Stock that would otherwise be subject to a Purchase Right granted under this Plan exceeds the number of shares then available under this Plan (after deduction of all shares for which Purchase Rights have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the shares remaining available for purchase under this Plan in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall notify each Participant of such reduction and of the effect on the Participant’s Purchase Rights and shall similarly reduce the rate of payroll deductions, if necessary.

Section 4.  Eligibility

    (a)  Eligibility Requirements. Each Employee (i) who completes and submits a Payroll Deduction Form by the time and in accordance with the procedures set forth in Section 7(a) of this Plan, (ii) whose customary Employment with the Company or a Designated Subsidiary, as applicable, is for more than five (5) months per calendar year, (iii) who customarily works twenty (20) hours or more per week, and (iv) who satisfies the requirements set forth in this Plan will be an Eligible Employee, subject to any limitations and exceptions provided elsewhere in this Plan or any sub-plan or separate offering contemplated by Section 17.

    (b)  Five Percent Shareholders. No Employee may be granted a Purchase Right under this Plan if, immediately after the Purchase Right is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any.

    (c)  Foreign Employees. Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) will not be eligible to participate in this Plan if (i) the grant of a Purchase Right under this Plan to the Employee is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the foreign jurisdiction would cause this Plan to violate the requirements of Section 423.

    (d)  Additional Requirements. The Administrator may, for Offering Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423.

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Appendix D

Section 5.  Offering Periods

    (a)  This Plan will generally be implemented by a series of separate offering periods (each, an “Offering Period”) during which shares of Common Stock will be offered for purchase under this Plan. Unless otherwise determined by the Administrator, the Offering Periods will be successive periods of approximately three (3) months commencing on the first Business Day of each calendar quarter, anticipated to be on or around January 1, April 1, July 1 and October 1 of each year, and ending on the last Business Day of each calendar quarter, anticipated to be on or around March 31, June 30, September 30 and December 31, as applicable, of each year. The Administrator may change the commencement date, the ending date and the duration of the Offering Periods to the extent permitted by Section 423. The first Offering period under this Plan will commence on October 1, 2024 and end on December 31, 2024.

    (b)  To the extent permitted by applicable law, and subject to approval by the Administrator for an applicable Offering Period, if the Fair Market Value on any Purchase Date in an Offering Period is lower than the Fair Market Value on the first day of an Offering Period, then such Offering Period will automatically be terminated on such Purchase Date immediately after the exercise of all options outstanding as of such Purchase Date, and all Participants in such Offering Period automatically will be re-enrolled in the immediately following Offering Period as of the first day thereof.

Section 6.  Grant of Purchase Rights

    On the first day of an Offering Period, each Participant automatically will be granted a right to purchase Common Stock (a “Purchase Right”) on the last Business Day of each Offering Period (each, a “Purchase Date”), subject to the limitations set forth in Section 4 and Section 10 of this Plan and the Maximum Share Limit; provided, however, that no Participant will be granted a Purchase Right under this Plan that would permit the Participant’s right to purchase Common Stock under this Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Purchase Right granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code. The Administrator may change the Purchase Date to the extent permitted by Section 423. Notwithstanding anything in this Plan to the contrary, no Purchase Right under this Plan may be exercised after 27 months from its grant date.

Section 7.  Method of Participation

    (a)  Payroll Deduction and Participation Authorization. To participate in an Offering Period, an Eligible Employee must complete and submit to the Administrator a Payroll Deduction Form in accordance with the procedures prescribed by and in a form acceptable to the Administrator and, in so doing, the Eligible Employee will thereby become a participant in this Plan (a “Participant”), which participation will be effective as of the first day of the Offering Period. Such an Eligible Employee will remain a Participant with respect to subsequent Offering Periods until his or her participation in this Plan is terminated as provided herein. Such Payroll Deduction Form must be completed and submitted within the first three full weeks of the month immediately prior to the first day of an Offering Period, or such other time as specified by the Administrator.

    (b)  Changes to Payroll Deduction Authorization for Subsequent Offering Periods. A Participant’s payroll deduction authorization will remain in effect for subsequent Offering Periods unless the Participant completes and submits a new Payroll Deduction Form within the time specified by the Administrator prior to the first day of the subsequent Offering Period or the Participant’s Purchase Right is cancelled pursuant to Section 13 or Section 14 of this Plan.

    (c)  Changes to Payroll Deduction Authorization for Current Offering Period. During an Offering Period, a Participant’s payroll deduction authorization may be reduced once, but may not be increased. Any reduction to a Participant’s payroll deduction authorization must be delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and will be effective as soon as administratively practicable. If a Participant’s payroll deduction authorization is reduced to zero percent (0%) during an Offering Period, payroll deductions previously accumulated during such Offering Period will be applied to purchase Common Stock on the Purchase Date for that Offering Period and the Participant’s participation in this Plan will thereupon terminate, unless the Participant has delivered a new Payroll Deduction Form for the subsequent Offering Period in accordance with the rules of Section 7(b) above. A Participant may also terminate his or her payroll deduction authorization during an Offering Period by canceling his or her Purchase Right in accordance with Section 13 of this Plan.

    (d)  Payroll Deduction Percentage. Each payroll deduction authorization will request payroll deductions in multiples of one percent (1%) of the Eligible Employee’s Eligible Earnings for each payroll period within an Offering Period, up to a maximum of ten percent (10%).

    (e)  Payroll Deduction Account. All payroll deductions made pursuant to this Section 7 will be credited to the Participant’s Book Account. Amounts credited to a Participant’s Book Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

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Appendix D

Section 8.   Method of Payment

    A Participant must pay for Common Stock purchased under this Plan with accumulated payroll deductions credited to the Participant’s Book Account, unless otherwise provided by the Administrator under a sub-plan or separate offering contemplated by Section 17.

Section 9.   Purchase Price

    The Purchase Price of shares of Common Stock issued pursuant to the exercise of a Purchase Right on the Purchase Date of an applicable Offering Period will be eighty-five percent (85%) (or such greater percentage specified by the Administrator to the extent permitted under Section 423) of the lesser of (a) the Fair Market Value of a share of Common Stock on the date on which the Purchase Right was granted pursuant to Section 6 of this Plan (i.e., the first Business Day of the Offering Period) and (b) the Fair Market Value of a share of Common Stock on the date on which the Purchase Right is deemed exercised pursuant to Section 10 of this Plan (i.e., the Purchase Date).

Section 10.  Exercise of Purchase Rights

    (a)  Purchase of Shares. With respect to each Offering Period, on the applicable Purchase Date, each Participant will be deemed to have exercised his or her Purchase Right and the accumulated payroll deductions in the Participant’s Book Account will be applied to purchase the greatest number of shares of Common Stock (including fractional shares) that can be purchased with such Participant’s Book Account balance at the applicable Purchase Price; provided, however, that no more than 2,500 shares of Common Stock may be purchased by a Participant on any Purchase Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 (the “Maximum Share Limit”) and, provided further, that such purchase is subject to the limitations set forth in Section 6 of this Plan and Section 10(b). As soon as practicable after each Purchase Date, unless otherwise provided by the Administrator in accordance with any procedures prescribed by the Administrator, the Company will transfer or cause to be transferred the shares of Common Stock so purchased by a Participant to a designated brokerage account maintained for the Participant. Such purchased shares shall be held in “street name”, unless otherwise designated by the Administrator.

    (b)  Return of Account Balance. Any amount of payroll deductions in a Participant’s Book Account that are not used for the purchase of shares of Common Stock, whether because of the Participant’s withdrawal from participation in an Offering Period or for any other reason, will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant’s accumulated payroll deductions on the Purchase Date of an Offering Period would otherwise enable the Participant to purchase shares of Common Stock in excess of the Maximum Share Limit or the maximum Fair Market Value set forth in Section 6 of this Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Common Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Purchase Date.

Section 11.  Interest

    No interest will be payable on any amount held in any Participant’s Book Account.

Section 12.  Taxes

    Payroll deductions will be made on an after-tax basis. The Administrator will have the right to make such provision as it deems necessary for, and may condition the exercise of a Purchase Right on, the satisfaction of its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of Common Stock under this Plan. In the Administrator’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of Common Stock to the Company, including shares of Common Stock purchased under this Plan, valued at Fair Market Value, but not in excess of the minimum statutory amounts required to be withheld.

Section 13.  Cancellation and Withdrawal

    (a)  Cancellation of Payroll Deduction Authorization. A Participant who has been granted a Purchase Right under this Plan may cancel all (but not less than all) of such Purchase Right and terminate his or her payroll deduction authorization by notice delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Purchase Date, such cancellation notice must be delivered not later than five (5) Business Days prior to such Purchase Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant’s Book Account will be returned to the Participant, without interest, as soon as administratively practicable

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Appendix D

thereafter. For the avoidance of doubt, a Participant who reduces his or her withholding rate for future payroll periods to zero percent (0%) pursuant to Section 7 of this Plan will be deemed to have terminated his or her Payroll Deduction Form and canceled his or her participation in future Offering Periods, unless the Participant has delivered a new Payroll Deduction Form for a subsequent Offering Period in accordance with the rules of Section 7(b) of this Plan.

    (b)  401(k) Hardship Withdrawal. To the extent the Company relies on the safe harbor provided by Section 1.401(k)-1(d)(3)(iv)(E)(2) of the Treasury Regulations, a Participant who makes a hardship withdrawal from a 401(k) Plan will be deemed to have terminated his or her payroll deduction authorization for subsequent payroll dates relating to the then current Offering Period as of the date of such hardship withdrawal and amounts accumulated in the Participant’s Book Account as of such date will be returned to the Participant, without interest, as soon as administratively practicable thereafter. To the extent the Company relies on the safe harbor provided by Section 1.401(k)-1(d)(3)(iv)(E)(2) of the Treasury Regulations, an Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in Offering Periods commencing after the date of his or her hardship withdrawal until the first Offering Period that begins at least six months after the date of his or her hardship withdrawal.

Section 14.  Termination of Employment; Death of Participant; Leave

(a)

Termination of Employment or Death of Participant. Upon the termination of a Participant’s employment with the Company or a Designated Subsidiary, as applicable, for any reason during an Offering Period prior to the Purchase Date or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Purchase Right held by the Participant under this Plan will be canceled, the balance in the Participant’s Book Account will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under this Plan.

(b)

Leaves of Absence. In the event a Participant ceases to remain in active service during an Offering Period by reason of an approved leave of absence, the effect of such leave of absence on such Participant’s participation in this Plan shall be determined in accordance with Section 423.

Section 15.  Equal Rights; Participant’s Rights Not Transferable

    All Participants granted rights to purchase Common Stock in an offering under this Plan will have the same rights and privileges, consistent with the requirements set forth in Section 423. Any Purchase Right granted under this Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Purchase Rights granted to the Participant under this Plan may be terminated by the Company and, upon the return to the Participant of the balance of the Participant’s Book Account, without interest, all of the Participant’s rights under this Plan will terminate.

Section 16.  Change in Capitalization; Corporate Transaction

    (a)  Change in Capitalization. In the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Common Stock available under this Plan, the number and type of shares of Common Stock granted or purchasable under any outstanding Purchase Right and the purchase price per share of Common Stock under any outstanding Purchase Right will be appropriately adjusted; provided, that any such adjustment shall be made in a manner that complies with Section 423.

    (b)  Corporate Transaction. In the event of a Corporate Transaction, the Administrator may, in its discretion, (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Purchase Right under this Plan will be assumed or exchanged for a substitute right granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation, (ii) cancel each outstanding Purchase Right under this Plan and return the balance in each Participant’s Book Accounts to each Participant, and/or (iii) pursuant to Section 17 of this Plan, terminate the Offering Period on or before the date of the proposed sale, merger or similar transaction.

Section 17.  Amendment and Termination of Plan; Separate Offerings; Sub-Plans

    (a)  Amendment. The Board reserves the right at any time or times to amend this Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the shareholders of the Company within the period required by Section 423.

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Appendix D

    (b)  Termination. The Board reserves the right at any time or times to suspend or terminate this Plan. In connection therewith, the Board may provide, in its sole discretion, either that outstanding Purchase Rights will be exercisable either on the Purchase Date for the applicable Offering Period or on such earlier date as the Board may specify (in which case such earlier date will be treated as the Purchase Date for the applicable Offering Period), or that the balance of each Participant’s Book Account will be returned to the Participant, without interest.

    (c)  Separate Offerings; Sub-Plans. Notwithstanding the foregoing or any provision of this Plan to the contrary, consistent with the requirements of Section 423, the Administrator may, in its sole discretion, amend the terms of this Plan, or an offering, and/or provide for separate offerings under this Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

Section 18.  Approvals

    Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver Common Stock under this Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such Common Stock and to any requirements of any applicable national securities exchange, and to compliance by the Company with other applicable legal requirements in effect from time to time.

Section 19.  Participants’ Rights as Shareholders and Employees

    A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Common Stock covered by a Purchase Right granted hereunder until such Purchase Right has been exercised, full payment has been made for such shares, and the shares have been issued to the Participant.

    Nothing contained in the provisions of this Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Subsidiary or as interfering with the right of the Company or any Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Subsidiary at any time.

Section 20.  Information Regarding Dispositions.

    By electing to participate in this Plan, each Participant agrees to notify the Company in writing within 15 days of any disposition of shares of Common Stock acquired under this Plan.

Section 21.  Governing Law

    This Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal or local law.

Section 22.  Effective Date and Term

    The Board has adopted this Plan subject to its approval by the Company’s shareholders at the Company’s annual meeting in 2024. Subject to such approval, this Plan will become effective on the date of the Company’s annual meeting in 2024 (such date, the “Effective Date”). No rights will be granted hereunder after the earliest to occur of (a) this Plan’s termination by the Company, (b) the issuance of all shares of Common Stock available for issuance under this Plan or (c) the day before the 10-year anniversary of the Effective Date.

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Appendix D

EXHIBIT A

The following terms, when used in this Plan, will have the meanings and be subject to the provisions set forth below:

    “401(k) Plan”: A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company for the benefit of its employees.

    “Administrator”: The Compensation and Management Development Committee of the Board, except that the Compensation and Management Development Committee may delegate its authority under this Plan to a sub-committee comprised of one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. In each case, references herein to the Administrator refer, as applicable, to such persons or groups so delegated to the extent of such delegation.

    “Affiliate” Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as a single employer under Sections 414(b) or 414(c) of the Code, except that such sections shall be applied by substituting “at least 50%” for “at least 80%” wherever applicable. The Company may at any time by amendment provide that different ownership thresholds apply.

    “Board”: The Board of Directors of the Company.

    “Business Day”: Any day on which the national exchange or trading system on which the Common Stock is traded is available and open for trading.

    “Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

    “Common Stock”: Common stock of the Company, par value $0.0005 per share.

    “Company”: Biogen Inc.

    “Corporate Transaction”: A (i) consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company (or any Affiliate) is not the surviving corporation or which results in the acquisition of all or substantially all of the then outstanding shares of Common Stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) sale or transfer of all or substantially all of the Company’s assets or (iii) dissolution or liquidation of the Company. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) as determined by the Compensation and Management Development Committee of the Board, the Corporate Transaction shall be deemed to have occurred upon consummation of the tender offer.

    “Designated Subsidiary”: A Subsidiary of the Company that has been designated by the Board or the Compensation and Management Development Committee of the Board from time to time as eligible to participate in this Plan. For the avoidance of doubt, any Subsidiary of the Company that has employees shall be eligible to be designated as a Designated Subsidiary hereunder, except to the extent prohibited by applicable local law.

    “Effective Date”: The date set forth in Section 22 of this Plan.

    “Eligible Earnings”: Regular base salary, overtime payments, shift differentials, annual bonuses, commissions and other sales incentives (excluding, for the avoidance of doubt, any non-cash payments or awards or long-term incentive payments or awards). Eligible Earnings will not be reduced by any income or employment tax withholdings or any contributions by the Employee to a 401(k) Plan or a plan under Section 125 of the Code, but will be reduced by any contributions made on the Employee’s behalf by the Company or any Subsidiary to any deferred compensation plan or welfare benefit program now or hereafter established.

    “Eligible Employee”: Any Employee who meets the eligibility requirements set forth in Section 4 of this Plan.

    “Employee”: Any person who is employed by the Company or a Designated Subsidiary. For the avoidance of doubt, independent contractors and consultants are not “Employees”.

    “Fair Market Value”:

    (a) If the Common Stock is readily traded on an established national exchange or trading system (including the NASDAQ Global Select Market), the closing price of a share of Common Stock as reported by the principal exchange on which such Common

Appendix D -6-

Appendix D

Stock is traded; provided, however, that if such day is not a trading day, Fair Market Value will mean the reported closing price of a share of Common Stock for the immediately preceding day that is a trading day.

    (b) If the Common Stock is not traded on an established national exchange or trading system, the average of the bid and ask prices for shares of Common Stock where the bid and ask prices are quoted.

    (c) If the Common Stock cannot be valued pursuant to clauses (a) or (b), the value as determined in good faith by the Board in its sole discretion.

    “Maximum Share Limit”: The meaning set forth in Section 10 of this Plan.

    “Offering Period”: An offering period established in accordance with Section 5 of this Plan.

    “Parent”: A “parent corporation” as defined in Section 424(e) of the Code.

    “Participant”: The meaning set forth in Section 2(a) of this Plan.

    “Participant’s Book Account”: A payroll deduction book account maintained in the Participant’s name by the Company.

    “Payroll Deduction Form”: The payroll deduction and participant authorization form provided by the Administrator that an Employee must complete and submit in order to participate in this Plan.

    “Plan”: This Biogen Inc. 2024 Employee Stock Purchase Plan, as from time to time amended and in effect.

    “Purchase Date”: The date set forth in Section 6 of this Plan or otherwise designated by the Administrator with respect to a particular Offering Period on which a Participant will be deemed to have exercised the Purchase Right granted to him or her for such Offering Period.

    “Purchase Price”: The price per share of Common Stock with respect to an Offering Period determined in accordance with Section 9 of this Plan.

    “Purchase Right”: A right to purchase shares of Common Stock granted pursuant to an offering under this Plan as set forth in Section 6 of this Plan.

    “Section 423”: Section 423 of the Code and the regulations thereunder.

    “Subsidiary”: A “subsidiary corporation” as defined in Section 424(f) of the Code.

Appendix D -7-

BIOGEN INC. 225 BINNEY STREET CAMBRIDGE, MA 02142 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your proxy materials, and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BIIB2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V47650-P08930 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BIOGEN INC. The Board recommends a vote FOR the following proposals: 1. Election of Directors. To elect the 9 nominees identified in the accompanying Proxy Statement to our Board of Directors to serve for a one-year term extending until our 2025 annual meeting of stockholders and their successors are duly elected and qualified. For Against Abstain 1a. Caroline D. Dorsa 1b. Maria C. Freire 1c. William A. Hawkins 1d. Susan K. Langer 1e. Jesus B. Mantas 1f. Monish Patolawala 1g. Eric K. Rowinsky 1h. Stephen A. Sherwin 1i. Christopher A. Viehbacher For Against Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2024. 3. Say on Pay - To hold an advisory vote on executive compensation. 4. To approve an amendment to Biogens Amended and Restated Certificate of Incorporation, as amended, to add an officer exculpation provision. 5. To approve the Biogen Inc. 2024 Omnibus Plan. 6. To approve the Biogen Inc. 2024 Employee Stock Purchase Plan. 7. To transact such other business as may be properly brought before the annual meeting and any adjournments or postponements. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2024 Notice and Proxy Statement and 2023 Annual Report with Form 10-K are available at: www.proxyvote.com. V47651-P08930 BIOGEN INC. Annual Meeting of Stockholders June 20, 2024, 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Christopher A. Viehbacher, Michael R. McDonnell and Susan H. Alexander, and each of them (with full power to act alone), as proxies of the undersigned with all the powers the undersigned would possess if present during the 2024 Annual Meeting, and with full power of substitution in each of them to appear, represent and vote all shares of common stock of Biogen Inc. which the undersigned would be entitled to vote at the 2024 Annual Meeting of Stockholders, to be held online at www.virtualshareholdermeeting.com/BIIB2024 on Thursday, June 20, 2024, at 9:00 a.m. Eastern Time upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the Annual Meeting, and at any adjournment or postponement thereof.The shares represented by this proxy, when properly executed, will be voted as directed herein. If no direction is indicated, such shares will be voted FOR the election of all of the director nominees listed in Proposal 1, and FOR Proposals 2, 3, 4, 5 and 6. As to any other matter that may be properly brought before the meeting or any adjournment or postponement thereof, proxy holders will vote in accordance with their best judgment. Continued and to be signed on reverse side